Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140612

ECOTALITY, INC.

29,411,777 Shares of

Common Stock

This prospectus relates to the public offering of up to 29,411,777 shares of our common stock, par value $0.001 per share, which may be sold from time to time by the selling stockholders of Ecotality, Inc. named in this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

The total number of shares sold herewith consists of the following shares to be issued to the selling stockholders: (i) up to 19,607,852 shares issuable upon conversion of convertible debentures, and (ii) 9,803,925 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 9,803,925 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock is currently traded on the Over the Counter Bulletin Board under the symbol “ETLY”. The last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on December 27, 2007, was $0.20.

The Securities offered hereby involve a high degree of risk.

See “Risk Factors” beginning on page 6.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is January 24, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ECOTALITY, INC.

TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Use of Proceeds
Selling Stockholders
Plan of Distribution
Market for Common Equity and Related Stockholder Matters
Description of Business
Management’s Discussion and Analysis or Plan of Operation
Directors and Executive Officers, Promoters and Control Persons
Executive Compensation
Certain Relationships and Related Transactions
Security Ownership of Certain Beneficial Owners and Management
Description of Securities To Be Registered
Legal Matters
Experts
Additional Information

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights material information regarding our company and the offering contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities. However, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial information and the notes to the financial statements before making an investment decision.  As used hereinafter in this prospectus, the terms “Ecotality”, “we,” “us,” or “our” refer to Ecotality, Inc.

Ecotality is headquartered in Scottsdale, Arizona.  We are a renewable energy company that acquires and commercially advances clean electric technologies and applications. Ecotality aggressively accelerates the development of companies and technologies that address today’s global energy challenges. Through strategic acquisitions, partnerships and technology innovations, Ecotality strives to advance the market applicability of clean electric technologies to become accepted alternatives to carbon-based fuel technologies.

Ecotality is currently working with NASA’s Jet Propulsion Laboratories (Caltech) to develop an on-board hydrogen generation technology, Hydrality™.  Hydrality is a portable apparatus that addresses the commercialization issues facing hydrogen fuel cell technologies by producing hydrogen on-demand — using magnesium and water — in a system that emits no exhaust other than pure water.   We are seeking to combine our system with existing hydrogen fuel cell technology to achieve safe, clean and reusable power. We believe that available hydrogen fuel cell technology methods are bulky, unreliable, expensive or energy inefficient and that a cost efficient EPC (electric power cell) using our hydrogen generation and storage system may make future electric propulsion devices as practical as the current generation of gasoline-powered systems.  If we are successful in commercially developing our EPC system, we intend to sublicense the technology under our exclusive license agreement with CalTech for a broad range of applications including various types of motorized vehicles and industrial equipment.  We hope to derive our revenue from technology license and sublicense fees.

Ecotality is also the parent company of Innergy Power Corporation, Ecotality Stores DBA Fuel Cell Store and Electric Transportation Engineering Corporation. Innergy Power is a leader in the design and manufacture of thin sealed rechargeable lead batteries and high quality flat-panel multi-crystalline solar modules.  Fuel Cell Store is the leading online marketplace for fuel cell-related products and technologies with online distribution sites in the U.S., Japan, Russia, Italy and Portugal.  eTec is a leader in the research, development and testing of advanced transportation and energy systems with a focus on alternative-fuel, hybrid and electric vehicles and infrastructures.  eTec also holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger systems - battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers.

We were incorporated in Nevada in 1999 under the name Alchemy Enterprises, Ltd. to market biodegradable products.  In early 2006 we commenced the development of our electric power cell technology.  On November 14, 2006, we changed our name to “Ecotality, Inc.”

Our principal executive offices are located at 6821 E Thomas Road, Scottsdale, Arizona 85251.  Our telephone number is (480) 219-5005.  Our website address is www.ecotality.com.  Our website and the information contained on our website are not incorporated into this prospectus or the registration statement of which it forms a part.

The Offering

Common stock outstanding before the offering	124,224,528 shares.
Common stock offered by selling stockholders	Up to 29,411,777 shares which includes (i) up to 19,607,852 shares issuable upon conversion of convertible notes, and (ii) 9,803,925 shares issuable upon the exercise of warrants.
Common stock to be outstanding after the offering	Up to 153,636,305 shares which assumed the conversion of all convertible debentures and the exercise of all common stock warrants.
Use of proceeds	We will not receive any proceeds from the sale of the common stock. See “Use of Proceeds” for a complete description.
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 6.
OTC Bulletin Board Symbol	ETLY.OB
Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 124,224,528 shares of common stock outstanding as of December 27, 2007 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholders.

Shares of common stock issued or issuable in connection with the following transactions are being registered pursuant to the registration statement of which this prospectus forms a part.

December 2007 Financing

On December 6, 2007, we entered into a financing arrangement with several accredited investors pursuant to which we sold various securities in consideration of an aggregate of $1,764,706.50 of our Original Issue Discount 8% Secured Convertible Debentures.  We received gross proceeds of approximately $1,500,000.  In connection with the December 2007 financing, we issued the following securities to the investors:

•	$1,764,706.50 in Secured Original Issue Discount Convertible Debentures; and
•	Common Stock Purchase Warrants to purchase 2,941,177 shares of common stock at $0.32 per share for a period of five years.

The warrants are exercisable to purchase one share of common stock at $0.32 per share, and have a term of exercise equal to 5 years.  The Warrant holders may not exercise the Warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the Common stock following such exercise.

The Original Issue Discount Secured Debentures are due on June 6, 2010 and were sold at an 8% discount, and are convertible into our common stock, at the investors’ option, at a conversion price equal to $0.32 per share.  We will not have the right to prepay any portion of the principal amount of the Debentures without the prior written consent of the holder. Beginning on June 4, 2008, and continuing on the same date of each successive month thereafter, we shall repay 1/24th of the original principal amount of the Note plus accrued but unpaid interest, liquidated damages, if any, and any other amounts then owing to the holder in respect of the Debenture.  The holders of the Debentures shall not have the right to convert the Debentures, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the shares of our common stock immediately after giving effect to such conversion.

If we, at any time while the December 2007 Debenture is outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price, then the conversion price shall be reduced to equal an effective price per share lower than the then-conversion price.  Such adjustment shall be made whenever such common Stock or common stock equivalents are issued.

Subject to certain equity conditions, at any time after the date this Registration Statement is first declared effective by the Securities and Exchange Commission (the “Commission”), we may deliver a notice to the holder of our irrevocable election to redeem some or all of the then outstanding principal amount of the December 2007 Debenture for cash in an amount equal to the sum of (i) 115% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture on the 30th Trading Day following such notice.  On that 30th trading day, the redemption is payable in full.

Subject to certain equity conditions, on each monthly redemption date, we shall redeem the monthly redemption amount, which is payable in cash; provided, however, as to any monthly redemption and upon 10 trading days’ prior written irrevocable notice, in lieu of a cash redemption payment we may elect to pay all or part of a monthly redemption amount in conversion shares based on a conversion price equal to the lesser of (i) the then conversion price and (ii) 88% of the average of the Volume-Weighted Average Price (VWAP) for the 10 consecutive trading days ending on the day immediately prior to the applicable monthly redemption date.  The holder may convert any principal amount of the December 2007 Debenture subject to a monthly redemption at any time prior to the date that the monthly redemption amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder are due and paid in full.

Subject to certain equity conditions, if, after the effective date of this Registration Statement, the VWAP for 20 out of any 30 consecutive trading days, exceeds $0.75, we may, within one trading day, deliver a written notice to the holder to cause the holder to convert all or part of the then outstanding principal amount of the December 2007 Debenture plus, accrued but unpaid interest, liquidated damages and other amounts owing to the holder under the December 2007 Debenture.

We granted the investors a first priority security interest in all of our assets and each subsidiary subject only to the debentures, pursuant to the Security Agreement, dated as of December 6, 2007 between us, our subsidiaries and the secured parties.

In connection with the transaction, our subsidiaries entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company under the securities purchase agreement and the documents entered into pursuant to the securities purchase agreement.

We granted the investors registration rights with respect to the debentures and the shares of common stock underlying the warrants.  Pursuant to the registration rights agreement by and among us and each of the parties signatory thereto, we are required to file a registration statement by January 5, 2008 and have such registration statement declared effective by February 4, 2008 or, in the event of a “full review” by the Commission, March 5, 2008.  With respect to any additional registration statements which may be required pursuant to which, the number of registrable securities at any time exceeds 100% of the number of shares of common stock then registered in a registration statement during the period of effectiveness, we are required to file the additional registration statements within 90 days from closing.  If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.  The parties agreed that the maximum aggregate liquidated damages payable to a holder under the registration rights agreement shall be 20% of the aggregate subscription amount paid by such holder pursuant to the securities purchase agreement.

December 2007 Acquisition

In December 2007, we entered into and completed various stock and asset purchase agreements with Electric Transportation Engineering Corporation, Edison Source, Edison Enterprises and 0810009 B.C. Unlimited Liability Company to purchase certain technology and assets related to the manufacture and selling of a “fast charge” battery charging system to be used in commercial and industrial market places.

The aggregate purchase price was $1,000,000 in cash and 2,000,000 shares of our common stock.  If, on the 10th day following the first anniversary date of the agreements, which date shall be December 14, 2008, the average closing price for our common stock during the 30-day period ending on the first anniversary date of the SPA (December 4, 2008) is less than $1.00 per share, we, at our option, shall either:

•                  Issue additional shares of common stock to the vendor so that the aggregate value of our common stock is equal to the $2,000,000;

•                  Pay to the vendor an additional amount of cash so that the aggregate value equals difference between the amount of the purchase price and the cash consideration payable to the vendor; or

•                  Purchase or cause the purchase of the common stock issued for an aggregate price equal to the stock consideration amount.

November 2007 Financing

On November 6, 2007, we entered into a financing arrangement with several accredited investors pursuant to which we sold various securities in consideration of an aggregate of $4,117,649 of our Original Issue Discount 8% Secured Convertible Debentures.  We received gross proceeds of approximately $3,500,000.  In connection with the November 2007 financing, we issued the following securities to the investors:

•	$4,117,649 in Secured Original Issue Discount Convertible Debentures; and
•	Common Stock Purchase Warrants to purchase 6,862,748 shares of common stock at $0.32 per share for a period of five years.

The warrants are exercisable to purchase one share of common stock at $0.32 per share, and have a term of exercise equal to 5 years.  The warrant holders may not exercise the warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the common stock following such exercise.

The Original Issue Discount Secured Debentures are due on May 6, 2010 and were sold at an 8% discount, and are convertible into our common stock, at the investors’ option, at a conversion price equal to $0.30 per share.  We will not have the right to prepay any portion of the principal amount of the November 2007 Debentures without the prior written consent of the holder. Beginning on May 6, 2008, and continuing on the same date of each successive month thereafter, we shall repay 1/24th of the original principal amount of the Note plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder in respect of the Debenture.  The holders of the November 2007 Debentures shall not have the right to convert the November 2007 Debentures, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the shares of our common stock immediately after giving effect to such conversion.

If we, at any time while the November 2007 Debentures are outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price, then the conversion price shall be reduced to equal an effective price per share lower than the then-conversion price.  Such adjustment shall be made whenever such common stock or common stock equivalents are issued.

Subject to certain equity conditions, at any time after the date this Registration Statement is first declared effective by the Commission, we may deliver a notice to the holder of our irrevocable election to redeem some or all of the then outstanding principal amount of the November 2007 Debenture for cash in an amount equal to the sum of (i) 115% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the November 2007 Debenture on the 30th Trading Day following such notice.  On that 30th trading day, the redemption is payable in full.

Subject to certain equity conditions, on each monthly redemption date, we shall redeem the monthly redemption amount, which is payable in cash; provided, however, as to any monthly redemption and upon 10 trading days’ prior written irrevocable notice, in lieu of a cash redemption payment we may elect to pay all or part of a monthly redemption amount in conversion shares based on a conversion price equal to the lesser of (i) the then conversion price and (ii) 88% of the average of the VWAPs for the 10 consecutive trading days ending on the day that is immediately prior to the applicable monthly redemption date.  The holder may convert any principal amount of the November 2007 Debenture subject to a monthly redemption at any time prior to the date that the monthly redemption amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder are due and paid in full.

Subject to certain equity conditions, if, after the effective date of this Registration Statement, the VWAP for 20 out of any 30 consecutive trading days, exceeds $0.75, we may, within one trading day, deliver a written notice to the holder to cause the holder to convert all or part of the then outstanding principal amount of the November 2007 Debenture plus accrued but unpaid interest, liquidated damages and other amounts owing to the holder under the November 2007 Debenture.

We granted the investors a first priority security interest in all of our assets and each subsidiary subject only to the debentures, pursuant to the security agreement, dated as of November 6, 2007 between us, our subsidiaries and the secured parties.

In connection with the transaction, our subsidiaries entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company under the securities purchase agreement and the documents entered into pursuant to the securities purchase agreement.

We granted the investors registration rights with respect to the debentures and the shares of common stock underlying the warrants.  Pursuant to the registration rights agreement by and among us and each of the parties signatory thereto, we are required to file a registration statement by January 7, 2008 and have such registration statement declared effective by February 4, 2008 or, in the event of a “full review” by the Commission, March 5, 2008.  With respect to any additional registration statements which may be required pursuant to which, the number of registrable securities at any time exceeds 100% of the number of shares of common stock then registered in a registration statement during the period of effectiveness, we are required to file the additional registration statements within 90 days from closing.  If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.  The parties agreed that the maximum aggregate liquidated damages payable to a holder under the registration rights agreement shall be 20% of the aggregate subscription amount paid by such holder pursuant to the securities purchase agreement.

As of December 27 2007, there was $5,882,355.50 outstanding under the debentures issued in November and December 2007.

November 2007 Acquisition

On November 6, 2007, we signed a stock purchase agreement with Donald Karner and Kevin Morrow, where we purchased all of the issued and outstanding capital stock of Electric Transportation Engineering Corporation, as well as its affiliated company Clarity Group.  eTec provides technical support and field services for all aspects of electric vehicle infrastructure.  eTec will operate as a subsidiary of Ecotality and there will be no changes to the company’s management team.

The aggregate purchase price for the outstanding capital stock of eTec is $3,000,000 in cash and 6,500,000 shares of the Registrant’s common stock.   Of the $3,000,000 in cash to be paid to eTec, $2,500,000 was paid upon closing of the stock purchase agreement and $500,000 will be paid in 10 equal monthly installments, beginning December 1, 2007.  The 6,500,000 shares will be issued in the following manner: 3,250,000 were issued upon the close of the stock purchase agreement and 3,250,000 are to be issued on November 6, 2008.  The shares bear a restricted legend and are not subject to piggy back registration rights.

October 2007 Acquisition

On October 1, 2007 we closed an agreement to purchase certain assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V., of which the agreement was entered into on September, 18, 2007.  Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.  The purchase price for the assets was 3,000,000 shares of our common stock.  We guaranteed to the Sellers that the Shares would be worth $3,000,000 during the 30 day period commencing 11 months from the closing date or we would be required to either issue additional shares such that the total shares are worth $3,000,000 at that time or pay the seller $3,000,000 in cash.  The shares were issued to the seller and are subject to piggy back registration rights and a lock up agreement.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

We may be unable to commercially develop our EPC technology, which is still unproven.  In such event, we would not be able to remain in this business.

We are in the process of commercially developing through JPL our EPC technology.  The EPC technology is new and commercially untested and there can be no assurance that we can develop the technology or that the technology will result in the creation of commercially saleable products.  If the technology cannot be developed, we will be unable to remain in this business.

There is no assurance that the EPC technology is patentable by JPL or, if patented, that others will not develop functionally similar products outside the patent.  Without patent protection, our competitors could develop functionally similar products.

We have entered into a license agreement with CalTech under which we have the exclusive license to use and sell the EPC technology under any JPL patent.  There can be no assurance that CalTech will obtain any patents on the EPC technology or, if obtained, that others will not develop functionally similar products that do not infringe on the patents.  All license rights granted by CalTech are subject to a reservation of rights by CalTech for non-commercial education and research purposes and U.S. Government rights provided by statute.  Without patent protection, our competitors could develop functionally similar products.

We face competition from large established fuel providers and alternative energy development companies which are also seeking to develop alternative energy power sources.  Such competition could reduce our revenue or force us to reduce our prices, which would reduce our potential profitability.

Literally hundreds of companies, including many of the largest companies in the world, are seeking to develop similar or competitive technologies to that of our EPC technology.  There can be no assurance that we can commercially develop the EPC technology or that competitors will not develop equal or superior technology.  Such competition could reduce our revenue or force us to reduce our prices, which would reduce our potential profitability.

Even if our EPC technology is successfully developed, we will be unable to sell the technology unless others build and operate fueling stations to provide the required fuel for this technology.

In order to refuel the EPC, it will be necessary to develop “fueling stations” similar to gas stations.  Without these fueling stations there will be no market for the EPC technology.  There can be no assurance that others will build or operate the necessary fueling stations.

We must rely upon JPL to develop the EPC technology and should it fail to do so, we will not have a product to sell.

We have entered into an agreement under which we are paying JPL to commercially develop our EPC technology.  If JPL is unable or unwilling, for any reason, to continue the development of the EPC technology, we will likely be unable to offer the EPC technology commercially unless we are able to find another research facility capable of continuing the development.

Any license we receive from JPL will be subject to a reservation of rights transferred to the US Government, thereby potentially reducing our rights to sublicense the EPC technology.

Should JPL commercially develop the EPC technology, we intend to sublicense rights to the technology to third parties. However, any license we receive from JPL will be subject to the Federal Government’s right to a world-wide, non-exclusive, non-transferable, irrevocable paid up license in connection with any invention developed under the license agreement to use the EPC technology for non-commercial education and research purposes.  Such a reservation reduces our ability to market the EPC technology as it would not allow our exclusively licensing to anyone for non commercial education, research and NASA related applications and for other application of the Federal Government.

The Federal government also retains “March-in Rights,” which would allow the Federal government to grant licenses to others if:  (1) we do not “achieve practical application” of a subject invention (i.e., commercialize the technology); (2) such action is necessary to alleviate health or safety needs that are not reasonably satisfied by us; (3) such action is necessary to meet requirements for public use specified by federal regulations and such requirements are not reasonably satisfied by us; or (4) such action is necessary because we and/or our sublicensees are manufacturing patented products outside of the United States.  We believe that the Federal government has never exercised its March-in Rights with regard to any patented technology since the Bayh-Dole Act was enacted in 1980.

Alternatives to our EPC technology or improvements to traditional energy technologies could make the EPC less attractive or render it obsolete, thereby limiting or eliminating our potential sales.

The EPC technology is among a number of alternative energy products being developed by companies around the world.  A significant amount of public and private funding is currently directed towards development of microturbines, solar power, wind power and other types of fuel cell technologies.  Technological advances in alternative energy products, improvements in the electric power grid or other fuel cell technologies may make the EPC technology less attractive or render it obsolete, thereby limiting or eliminating our potential sales.

We may not be able to protect our patents and intellectual property and we could incur substantial costs defending against claims that our products infringe on the proprietary or other rights of third parties.

We expect to rely on patents and other policies and procedures related to confidentiality to protect our intellectual property.  Four provisional patent applications were filed by Howard Foote in 2006 and assigned to us.  CalTech also filed a provisional patent application on the technology in 2006.  In anticipation of filing non-provisional patent applications, all provisional patent applications were reviewed by us. It was determined that the CalTech provisional patent best embodied the technology desired by us, and that the Foote provisional applications either duplicated the CalTech provisional patent or embodied magnesium metal-air battery technology no longer of interest to us.  Thus, some of the Foote provisional applications have been allowed to lapse by the failure to file non-provisional applications based thereon. On May 7, 2007 a non-provisional patent application based on the CalTech provisional patent application was prepared and filed by Stinson Morrison Hecker LLP in the name of California Institute of Technology as assignee and us as exclusive licensee of the technology. We also expect to file during 2007 a provisional patent application on a hydrogen reactor design currently under development.

However, some of our intellectual property may not be covered by any patent or patent application.  Moreover, we do not know whether our pending patent applications or those we or CalTech have or will file or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology and processes.  Even if all of the patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated.  We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights.  While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.  Moreover, patent applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce.

Our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing on third party patents, we could be required to pay substantial royalties and/or damages, and we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all.  Failure to obtain needed licenses could delay or prevent the development, manufacture or sale of our products, and could necessitate the expenditure of significant resources to develop or acquire non-infringing intellectual property.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results.  We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others.  If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine the priority of rights to the trademark.  Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours.  We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology.  Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our financial resources in either case.

We cannot assure you of market acceptance of our EPC technology, the absence of which will limit our revenue and potential profit.

Even if we are able to develop the EPC technology, there can be no assurance that a market will develop for it.  Even if an electric fuel vehicle market develops, a different form of vehicle may be more accepted in the marketplace.  Moreover, other solutions to the problem of containing emissions created by internal combustion engines may be invented, developed and produced.  Any other solution could achieve greater market acceptance than our EPC technology.  The failure of a market for our EPC technology would limit our revenue and potential profit.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the “Penny Stock” Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If an event of default occurs under the security agreement, secured convertible notes, stock pledge agreement, we could lose possession of all our assets and the assets of our subsidiaries.

In connection with the security agreement entered into on November 2007, we granted a security interest on our subsidiaries’ goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement provides that upon the occurrence of an event of default under any agreement with the purchasers signatory to the securities purchase agreement shall have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. Any attempt by the guaranteed parties to foreclose on our assets could likewise cause us to curtail our current operations.

Risks Relating To Our Convertible Debentures:

The issuance of our stock upon conversion of the debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders’ equity and voting rights.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market’s ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. Falling prices may encourage investors to profit by engaging in short sales by borrowing shares that they do not own in anticipation of a decline in price to enable the seller to cover the sale with a purchase at a later date, at a lower price, and thus at a profit, which further contributes to a decline in the price of our stock. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders’ equity and voting rights.

If we are required for any reason to repay our outstanding secured convertible debentures, we would be required to further deplete our working capital.

If we were required to repay the convertible debentures, we would be required to deplete our working capital and/or raise additional funds. If we were unable to repay the debentures when required, the holders could commence legal action against us to enforce their rights. Any such action may require us to curtail or cease operations.

Our directors, executive officers and affiliates will continue to exert significant control over our future direction, which could reduce the sale value or our company.

Members of our Board of Directors and our executive officers, together with their affiliates, own approximately 40.2% of our outstanding common stock.  Accordingly, these stockholders, if they act together, will be able to control all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions.  The concentration of ownership, which could result in a continued concentration of representation on our Board of Directors, may delay, prevent or deter a change in control and could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our assets.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our common stock and intend to retain future earnings, if any, to support our operations and to finance expansion.  Therefore, we do not anticipate paying any cash dividends on the common stock in the foreseeable future.

There is a reduced probability of a change of control or acquisition of us due to the possible issuance of preferred stock.  This reduced probability could deprive our investors of the opportunity to otherwise sell our stock in an acquisition of us by others.

Our Articles of Incorporation authorize our Board of Directors to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by stockholders.  As a result of the existence of “blank check” preferred stock, potential acquirers of our company may find it more difficult to, or be discouraged from, attempting to effect an acquisition transaction with, or a change of control of, our company, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Unless we raise additional capital we may be unable to continue operations and if we raise additional capital it would dilute the ownership of existing investors.

We may need to raise additional equity capital in the future to finance the further development of the EPC technology and continue our operations. We cannot give any assurance that we would be successful in raising any such capital and, should we do so through the sale of equity securities which may be costly, such sale would dilute the stock ownership of existing investors.

There are a large number of shares underlying our convertible debentures and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of December 27, 2007, we had 124,224,528 shares of common stock issued and outstanding, and outstanding warrants to purchase additional 8,799,982 shares of common stock.  In the offering pursuant to this registration statement, the selling stockholders may convert up to 19,607,852 shares of common stock underlying convertible debentures and exercise up to 9,803,925 shares of common stock underlying warrants.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise, if any, of the warrants owned by the selling stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. None of the selling stockholders have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Name of Selling Stockholder	Total Shares Held Including Shares Issuable Upon Full Conversion and/or exercise (3)	Total Percentage of Outstanding Shares Assuming Full Conversion and/or exercise (3)	Shares of Common Stock Included in Prospectus (3)	Beneficial Ownership Before Offering (1)(2)	Percentage of Common Stock Before Offering (1)(2)	Beneficial Ownership After the Offering (4)	Percentage of Common Stock Owned After Offering (4)

Enable Growth Partners LP (5)	25,686,359	16.72%	17,794,125	15,348,267	9.99%	7,892,234	6.34%

Enable Opportunity Partners LP (6)	2,987,322	1.94%	2,058,825	928,497	0.75%	—	—

Pierce Diversified Strategy Master Fund, Ltd., ena (7)	1,199,544	0.78%	735,295	464,249	0.37%	—	—

BridgePointe Master Fund Ltd. (8)	8,823,532	5.74%	8,823,532	0	0%	—	—

* Less than one percent.

** Number of shares includes shares to be issued based on a good faith estimate of the number of shares issuable upon conversion of the secured convertible debentures and exercise of warrants.

(1) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.  The percentage of shares owned by each selling stockholder is based on a total outstanding number of 124,224,528 as of December 27, 2007.

(3) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of convertible notes and exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However, certain selling stockholders that participated in the November and December 2007 financings have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4) Assumes that all securities registered will be sold.

(5) Shares being registered represent 8,333,337 shares issuable upon the exercise of the convertible debentures, issued in November 2007, (ii) 4,166,668 shares issuable upon the exercise of the Common Stock Purchase Warrants, issued in November 2007, (iii) 3,529,413 shares issuable upon the exercise of the convertible debentures, issued in December 2007, and (iv) 1,764,707 shares issuable upon the exercise of Common Stock Purchase Warrants, issued in December 2007.

(6) Shares being registered represent 980,393 shares issuable upon the exercise of the convertible debentures, issued in November 2007, (ii) 490,197 shares issuable upon the exercise of the Common Stock Purchase Warrants, issued in November 2007, (iii) 392,157 shares issuable upon the exercise of the convertible debentures, issued in December 2007, and (iv) 196,078 shares issuable upon the exercise of Common Stock Purchase Warrants, issued in December 2007.

(7) Shares being registered represent 490,197 shares issuable upon the exercise of the convertible debentures, issued in November 2007 and (ii) 245,098 shares issuable upon the exercise of the Common Stock Purchase Warrants, issued in November 2007.

(8) Shares being registered represent 3,921,570 shares issuable upon the exercise of the convertible debentures, issued in November 2007, (ii) 1,960,785 shares issuable upon the exercise of the Common Stock Purchase Warrants, issued in November 2007, (iii) 1,960,785 shares issuable upon the exercise of the convertible debentures issued in December 2007, and (iv) 980,392 shares issuable upon the exercise of Common Stock Purchase Warrants issued in December 2007.

                      December 2007 Financing

On December 6, 2007, we entered into a financing arrangement with several accredited investors pursuant to which we sold various securities in consideration of an aggregate of $1,764,706.50 of our Original Issue Discount 8% Secured Convertible Debentures.  We received gross proceeds of approximately $1,500,000.  In connection with the December 2007 financing, we issued the following securities to the investors:

•	$1,764,706.50 in Secured Original Issue Discount Convertible Debentures; and
•	Common Stock Purchase Warrants to purchase 2,941,177 shares of common stock at $0.32 per share for a period of five years.

The warrants are exercisable to purchase one share of common stock at $0.32 per share, and have a term of exercise equal to 5 years.  The Warrant holders may not exercise the Warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the Common stock following such exercise.

The Original Issue Discount Secured Debentures are due on June 6, 2010 and were sold at an 8% discount, and are convertible into our common stock, at the investors’ option, at a conversion price equal to $0.32 per share.  We will not have the right to prepay any portion of the principal amount of the Debentures without the prior written consent of the holder. Beginning on June 4, 2008, and continuing on the same date of each successive month thereafter, we shall repay 1/24th of the original principal amount of the Note plus accrued but unpaid interest, liquidated damages, if any, and any other amounts then owing to the holder in respect of the Debenture.  The holders of the Debentures shall not have the right to convert the Debentures, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the shares of our common stock immediately after giving effect to such conversion.

If we, at any time while the December 2007 Debenture is outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price, then the conversion price shall be reduced to equal an effective price per share lower than the then-conversion price.  Such adjustment shall be made whenever such common Stock or common stock equivalents are issued.

At any time after the date this Registration Statement is first declared effective by the Securities and Exchange Commission (the “Commission”), we may deliver a notice to the holder of our irrevocable election to redeem some or all of the then outstanding principal amount of the December 2007 Debenture for cash in an amount equal to the sum of (i) 115% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture on the 30th Trading Day following such notice.  On that 30th trading day, the redemption is payable in full.

On each monthly redemption date, we shall redeem the monthly redemption amount, which is payable in cash; provided, however, as to any monthly redemption and upon 10 trading days’ prior written irrevocable notice, in lieu of a cash redemption payment we may elect to pay all or part of a monthly redemption amount in conversion shares based on a conversion price equal to the lesser of (i) the then conversion price and (ii) 88% of the average of the Volume-Weighted Average Price (VWAP) for the 10 consecutive trading days ending on the day immediately prior to the applicable monthly redemption date.  The holder may convert any principal amount of the December 2007 Debenture subject to a monthly redemption at any time prior to the date that the monthly redemption amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder are due and paid in full.

If, after the effective date of this Registration Statement, the VWAP for 20 out of any 30 consecutive trading days, exceeds $0.75, we may, within one trading day, deliver a written notice to the holder to cause the holder to convert all or part of the then outstanding principal amount of the December 2007 Debenture plus, accrued but unpaid interest, liquidated damages and other amounts owing to the holder under the December 2007 Debenture.

We granted the investors a first priority security interest in all of our assets and each subsidiary subject only to the debentures, pursuant to the Security Agreement, dated as of December 6, 2007 between us, our subsidiaries and the secured parties.

In connection with the transaction, our subsidiaries entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company under the securities purchase agreement and the documents entered into pursuant to the securities purchase agreement.

We granted the investors registration rights with respect to the debentures and the shares of common stock underlying the warrants.  Pursuant to the registration rights agreement by and among us and each of the parties signatory thereto, we are required to file a registration statement by January 5, 2008 and have such registration statement declared effective by February 4, 2008 or, in the event of a “full review” by the Commission, March 5, 2008.  With respect to any additional registration statements which may be required pursuant to which, the number of registrable securities at any time exceeds 100% of the number of shares of common stock then registered in a registration statement during the period of effectiveness, we are required to file the additional registration statements within 90 days from closing.  If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.  The parties agreed that the maximum aggregate liquidated damages payable to a holder under the registration rights agreement shall be 20% of the aggregate subscription amount paid by such holder pursuant to the securities purchase agreement.

November 2007 Financing

On November 6, 2007, we entered into a financing arrangement with several accredited investors pursuant to which we sold various securities in consideration of an aggregate of $4,117,649 of our Original Issue Discount 8% Secured Convertible Debentures.  We received gross proceeds of approximately $3,500,000.  In connection with the November 2007 financing, we issued the following securities to the investors:

•	$4,117,649 in Secured Original Issue Discount Convertible Debentures; and
•	Common Stock Purchase Warrants to purchase 6,862,748 shares of common stock at $0.32 per share for a period of five years.

The warrants are exercisable to purchase one share of common stock at $0.32 per share, and have a term of exercise equal to 5 years.  The warrant holders may not exercise the warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the common stock following such exercise.

The Original Issue Discount Secured Debentures are due on May 6, 2010 and were sold at an 8% discount, and are convertible into our common stock, at the investors’ option, at a conversion price equal to $0.30 per share.  We will not have the right to prepay any portion of the principal amount of the November 2007 Debentures without the prior written consent of the holder. Beginning on May 6, 2008, and continuing on the same date of each successive month thereafter, we shall repay 1/24th of the original principal amount of the Note plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder in respect of the Debenture.  The holders of the November 2007 Debentures shall not have the right to convert the November 2007 Debentures, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the shares of our common stock immediately after giving effect to such conversion.

If we, at any time while the November 2007 Debentures are outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price, then the conversion price shall be reduced to equal an effective price per share lower than the then-conversion price.  Such adjustment shall be made whenever such common stock or common stock equivalents are issued.

At any time after the date this Registration Statement is first declared effective by the Commission, we may deliver a notice to the holder of our irrevocable election to redeem some or all of the then outstanding principal amount of the November 2007 Debenture for cash in an amount equal to the sum of (i) 115% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the November 2007 Debenture on the 30th Trading Day following such notice.  On that 30th trading day, the redemption is payable in full.

On each monthly redemption date, we shall redeem the monthly redemption amount, which is payable in cash; provided, however, as to any monthly redemption and upon 10 trading days’ prior written irrevocable notice, in lieu of a cash redemption payment we may elect to pay all or part of a monthly redemption amount in conversion shares based on a conversion price equal to the lesser of (i) the then conversion price and (ii) 88% of the average of the VWAPs for the 10 consecutive trading days ending on the day that is immediately prior to the applicable monthly redemption date.  The holder may convert any principal amount of the November 2007 Debenture subject to a monthly redemption at any time prior to the date that the monthly redemption amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder are due and paid in full.

If, after the effective date of this Registration Statement, the VWAP for 20 out of any 30 consecutive trading days, exceeds $0.75, we may, within one trading day, deliver a written notice to the holder to cause the holder to convert all or part of the then outstanding principal amount of the November 2007 Debenture plus accrued but unpaid interest, liquidated damages and other amounts owing to the holder under the November 2007 Debenture.

We granted the investors a first priority security interest in all of our assets and each subsidiary subject only to the debentures, pursuant to the security agreement, dated as of November 6, 2007 between us, our subsidiaries and the secured parties.

In connection with the transaction, our subsidiaries entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company under the securities purchase agreement and the documents entered into pursuant to the securities purchase agreement.

We granted the investors registration rights with respect to the debentures and the shares of common stock underlying the warrants.  Pursuant to the registration rights agreement by and among us and each of the parties signatory thereto, we are required to file a registration statement by January 7, 2008 and have such registration statement declared effective by February 4, 2008 or, in the event of a “full review” by the Commission, March 5, 2008.  With respect to any additional registration statements which may be required pursuant to which, the number of registrable securities at any time exceeds 100% of the number of shares of common stock then registered in a registration statement during the period of effectiveness, we are required to file the additional registration statements within 90 days from closing.  If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.  The parties agreed that the maximum aggregate liquidated damages payable to a holder under the registration rights agreement shall be 20% of the aggregate subscription amount paid by such holder pursuant to the securities purchase agreement.

As of December 27 2007, there was $5,882,355.50 outstanding under the debentures issued in November and December 2007.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•      broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•      through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•      a combination of any such methods of sale; or

•      any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the NASD’s Bulletin Board under the trading symbol “AHMY” from December 7, 2005 until December 12, 2006 when our symbol was changed to “ETLY.”  The high and low closing prices of our common stock for the periods indicated are set forth below.  These closing prices do not reflect retail mark-up, markdown or commissions.

2005	High		Low
First Quarter	$	n/a	$	n/a
Second Quarter	$	n/a	$	n/a
Third Quarter	$	n/a	$	n/a
Fourth Quarter	$	n/a	$	n/a

2006	High	Low
First Quarter	$1.95	$0.33
Second Quarter	$1.59	$1.08
Third Quarter	$1.50	$1.10
Fourth Quarter	$2.07	$1.20

2007	High	Low
First Quarter	$1.72	$0.58
Second Quarter	$1.07	$0.11
Third Quarter	$0.60	$0.28
Fourth Quarter	$0.40	0.18

On December 27, 2007 the closing bid price on the OTC Bulletin Board for our common stock was $0.20.

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission.  Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders of Common Stock

On December 27, 2007, there were approximately 458 holders of record of our common stock then issued and outstanding.

Dividends

We have not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

DESCRIPTION OF BUSINESS

Business Overview

We are a renewable energy company that acquires and commercially advances clean electric technologies and applications. Ecotality aggressively accelerates the development of companies and technologies that address today’s global energy challenges. Through strategic acquisitions, partnerships and technology innovations, Ecotality strives to advance the market applicability of clean electric technologies to become accepted alternatives to carbon-based fuel technologies.

Ecotality is currently working with NASA’s Jet Propulsion Laboratories (Caltech) to develop an on-board hydrogen generation technology, Hydrality™. Hydrality is a portable apparatus that addresses the commercialization issues facing hydrogen fuel cell technologies by producing hydrogen on-demand — using magnesium and water — in a system that emits no exhaust other than pure water.   We are seeking to combine our system with existing hydrogen fuel cell technology to achieve safe, clean and reusable power. We believe that available hydrogen fuel cell technology methods are bulky, unreliable, expensive or energy inefficient and that a cost efficient EPC using our hydrogen generation and storage system may make future electric propulsion devices as practical as the current generation of gasoline-powered systems.  If we are successful in commercially developing our EPC system, we intend to sublicense the technology under our exclusive license agreement with CalTech for a broad range of applications including various types of motorized vehicles and industrial equipment.  We hope to derive our revenue from technology license and sublicense fees.

Ecotality is also the parent company of Innergy Power Corporation, Fuel Cell Store and Electric Transportation Engineering Corporation. Innergy Power is a leader in the design and manufacture of thin sealed rechargeable lead batteries and high quality flat-panel multi-crystalline solar modules.  Fuel Cell Store is the leading online marketplace for fuel cell-related products and technologies with online distribution sites in the U.S., Japan, Russia, Italy and Portugal.  eTec is a leader in the research, development and testing of advanced transportation and energy systems with a focus on alternative-fuel, hybrid and electric vehicles and infrastructures.  eTec also holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger systems - battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers.

Organizational History

We were incorporated in Nevada in 1999 under the name Alchemy Enterprises, Ltd. to market biodegradable products.  On November 14, 2006, we changed our name to “Ecotality, Inc.” None of the selling stockholders are officers, directors or 5% or greater stockholders of our company, except Enable Growth Partners and its affiliates, Enable Opportunity Partners and Pierce Diversified Strategy Master Fund LLC, which own an aggregate of 8.0% of our outstanding common stock.

Our Electric Power Cell System

A power or fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electric power without combustion. Our electric power cell (EPC) system began with research directed by Howard Foote and Elliott Winfield, on behalf of Universal Power Vehicles Corporation (“UPV”), into the use of magnesium and water in a metal-air battery to generate power for extending the range of all-electric fleet vehicles, the byproduct being magnesium hydroxide.

In September 2005, UPV entered into a task plan with Jet Propulsion Laboratory (“JPL”), a Federally Funded Research and Development Center for the National Aeronautics and Space Administration (“NASA”) (the “Task Plan”).  The California Institute of Technology (“CalTech”) is the operator of JPL and assignee of its patent and technology rights.  It was believed that Mr. Foote had previously worked with JPL as a contracting party.  JPL is a lead center for battery and fuel cell research in the country, with a strong background in the understanding of aqueous batteries based on reactive metals.  JPL’s capability encompasses materials development, cell design and development, system integration, analysis of performance, modeling and study of failure mechanisms for batteries and fuel cells.

Under the Task Plan, JPL would determine the power requirements for vehicles identified by UPV, conduct a design study, identify operational issues for a 100 kW metal-air fuel cell system, and recommend the most promising approach.  JPL would then design, assemble and test a 100-watt proof-of-concept system based on the selected metal-air system.  JPL would then design, assemble and test a 1-kilowatt system based on experience generated in Phase II.

In 2006, Howard Foote filed four provisional patent applications relating to power and hydrogen generation and storage using a metal-oxygen electrochemical reaction.  A “provisional patent application” is a type of abbreviated patent filing that preserves rights in the invention while a “non-provisional” or “full” patent application is prepared and filed.  A provisional application may lack many of the requirements of a regular patent application, including patent claims, oath or declaration, or any information disclosure (prior art) statement.  A non-provisional patent application filed within one year of the provisional application receives an effective filing date of the provisional application.

On February 15, 2006, Howard Foote and Elliott Winfield assigned to us all rights, titles and interests in and to the electric power cell system in development pursuant to the Technology Contribution Agreement filed with our Form 8-K on February 22, 2006.  Foote and Winfield further agreed to work towards various technology development benchmarks.  Mr. Foote, Mr. Winfield, and UPV subsequently signed more comprehensive assignment agreements transferring to us all rights they might have in and to: (1) the present technology; (2) any future intellectual property relating to the technology; (3) the JPL Task Plan; and (4) the Foote provisional patent applications.  Mr. Foote assumed the role of our Chief Technology Officer, responsible for overseeing the work of JPL.  Mr. Winfield assumed the role of Director of International Business Development.  Mr. Winfield subsequently voluntarily resigned from the company in November 2006.  We do not believe Mr. Winfield’s departure from the company has had, or will have, any impact upon the company’s ongoing business plans.

Based on the research of JPL first initiated by Mr. Foote and subsequently directed and funded by us, the EPC system now comprises a reaction chamber for producing hydrogen into which magnesium is introduced with steam and produces a magnesium oxide byproduct, instead of magnesium hydroxide.  The pending patent application identifies this chemical reaction and process of generating hydrogen using an oxidation reaction that yields hydrogen and magnesium oxide.  Because hydrogen is not trapped in the hydroxide, we believe only half the water is needed for the generation of an equivalent amount of hydrogen at a lower temperature. We believe this reaction can be achieved in a reactor that is onboard a vehicle, allowing for onboard hydrogen generation.  The hydrogen would then be burned in the fuel cell, producing electricity to power the vehicle.  If the EPC technology is commercially developed, then the time-consuming recharging and limited performance of conventional batteries may no longer be required.

We are seeking to design and license a cost efficient EPC system initially for use in motorized vehicles and industrial equipment.  We have entered into a development agreement with JPL, which is a federally funded research and development center sponsored by NASA, to develop, build and patent a prototype 100 kilowatts hydrogen-based electric power cell system which we refer to as our “EPC” or “electric power cell.”  We also have entered into a license agreement for certain exclusive patent rights and non-exclusive technology rights from CalTech.  CalTech is the operator of JPL and assignee of its patent and technology rights.

Under our agreement with JPL, we have hired it to engineer a magnesium-based system that produces a hybrid power source creating hydrogen to fuel a power cell for electricity on demand, for which we expect to pay JPL a total of $1,350,000.  The contract price was negotiated by Howard Foote on behalf of UPV and was based on the expected cost of equipment to be utilized and the engineering services to be performed.  The JPL contract is currently overseen by members of our staff. We do not believe Mr. Foote’s departure and his involvement in the JPL project has had, or will have, any impact upon the project or our ongoing business plans.

We are seeking to combine our system with existing hydrogen fuel cell technology to achieve safe, clean and reusable power.  We believe that available hydrogen fuel cell technology methods are bulky, unreliable, expensive or energy inefficient and that a cost efficient EPC using our hydrogen generation and storage system may make future electric propulsion devices as practical as the current generation of gasoline-powered systems.  If we are successful in commercially developing our EPC system, we intend to sublicense the technology under our exclusive license agreement with CalTech for a broad range of applications including various types of motorized vehicles and industrial equipment.  We also hope to derive revenue from other related technology license and sublicense fees.

The research and development performed by JPL under the Task Plan and funded by us has significantly advanced the EPC system beyond the original metal-air battery concept first proposed by Foote and Winfield.  The EPC system now comprises a reaction chamber for producing hydrogen into which magnesium is introduced with steam and produces a magnesium oxide byproduct, instead of magnesium hydroxide. The pending patent application identifies this chemical reaction and process of generating hydrogen using an oxidation reaction that yields hydrogen and magnesium oxide. Because hydrogen is not trapped in the hydroxide, we believe only half the water is needed for the generation of an equivalent amount of hydrogen at a lower temperature.  We believe this reaction can be achieved in a reactor that is onboard a vehicle, allowing for onboard hydrogen generation.  The hydrogen would then be burned in the fuel cell, producing electricity to power the vehicle.  If the EPC technology is commercially developed, then the time-consuming recharging and limited performance of conventional batteries may no longer be required.

On May 7, 2007, a non-provisional patent application was filed by Stinson Morrison Hecker LLP in the name of California Institute of Technology as assignee and us as exclusive licensee of the technology, for a Method and System for Storing and Generating Hydrogen, claiming priority from a provisional application filed by CalTech on May 8, 2006.  The details of the patent application and invention are confidential until publication or issue.  The patent application is generally directed towards the hydrogen reactor design currently under development.

The current technology, which is the subject of the pending patent application, is a method for generating hydrogen in an on-board vehicle reaction chamber to fuel a fuel cell or modified engine on demand.  The information and diagrams in the Technology Contribution Agreement and JPL Task Plan involve a metal-air battery design.  Based on the research of JPL into the metal-air battery design, the technology has migrated from a basic metal-air battery concept to a hydrogen reactor.  Thus, the diagrams in the Technology Contribution Agreement and JPL Task Plan are not illustrative of the current technology.

We intend for our technology to use magnesium or a magnesium compound (e.g., magnesium hydride) and water in the form of steam as the primary starting materials/feedstock. Magnesium and/or magnesium oxide are the anticipated byproducts. Magnesium is a relatively abundant and benign material.  Other hydrogen generating systems use chemical hydrides (many of which are corrosive, toxic and/or explosive), steam reformation, and different types of starting materials and processes.  We believe our system has many advantages over existing systems, including safety, cost-effectiveness, and lower environmental impact.

There are different methods and means available for building the hydrogen reactor of the present technology, depending on the commercial application at issue.  As part of the patent application, we identified various potential reactor designs.  Proof of concept reactors have been, and are being, built and tested by JPL in cooperation with AirBoss Aerospace, Inc. and Green Mountain Engineering, LLC.

We now are in the process of investigating and analyzing third-generation reactor models.  Laboratory-scale test reactors are being used to gather data for the purpose of characterizing the reactor and constructing analytical design models.  It is anticipated that patent protection will be sought on one or more aspects or features of the third-generation reactor.  However, it is not our stated intent to manufacture reactors. Rather, it is our intent to use the third-generation reactors to demonstrate the technology, and then license the technology and/or the reactor design to others for commercialization. The specifications of the commercial reactors have not yet been determined, and the designs will vary based on different customer application requirements.

Status of any announced new product or service

On March 19, 2007, we received a memorandum from the National Aeronautics and Space Administration’s Jet Propulsion Laboratory reporting that significant performance advancements have been made with regard to the EPC system, which is now known as Hydrality™, an on-demand hydrogen storage and delivery system fueled by magnesium and water, JPL has been developing on our behalf.  In summary, the JPL memo states that, in laboratory tests of the modified Hydrality™, the following has occurred:

•                  Hydrogen-fuel storage capacity, by weight for the entire system, has increased from 4.7% to between 8% and 9%, depending on operating mode, allowing the modified Hydrality™ to meet the Department of Energy’s 2010 goal of 6% hydrogen storage capacity.

•                  A drop in operating temperature of the modified Hydrality™ of 300-400 degrees Centigrade. This will allow the use of less expensive materials in system construction.

•                  The amount of heat generated by the modified Hydrality™ has decreased significantly by approximately 80%.  This is expected to result in reduced system complexity, in terms of cost and size.  Additionally, because less energy is generated, and subsequently wasted during operation, the operational efficiency of the reaction products is increased by approximately 400%.

As a result of the technical, performance and cost advancements, JPL has recommended all future research and development efforts be shifted to focus on the modified Hydrality™ and all associated systems and processes.  JPL and Ecotality have agreed to develop and test a 7kW reactor prototype, which JPL believes is suitable to power various commercial applications, as well as can be scaled for future systems. Additionally, JPL and Ecotality plan to design and test a full-size 65kW Hydrality™ reactor suitable for application in a bus.

Fuel Cell Store

On June 11, 2007, we signed an agreement to purchase the assets of the FuelCellStore.com, a small web based seller of educational fuel cell products. The FuelCellStore.com product line includes fuel cell stacks, fuel cell systems, demonstration kits, educational materials, and component parts.  It also offers consulting services on establishing educational programs for all levels of educational institutions.  The company is significantly smaller than we are and will not in our judgment require us to provide audited financial statements if we complete the purchase of it. We intend to operate FuelCellStore.com through our recently incorporated wholly-owned subsidiary, Ecotality Stores, Inc.

On June 17, 2007 we bought the assets of the FuelCellStore.com for $350,000 in cash and 300,000 shares of our common stock.   Our common stock will be valued at its closing market price on the date of the agreement.  The closing price was $0.63 per share, on that date for a total value of $189,000 and a total price paid cash and stock, of $539,000.   We concluded this to be an asset purchase rather than a business purchase because we did not acquire their debt and they continue to exist after the purchase is completed.  Of the assets acquired we identified and assigned a value of $179,775 in merchandise inventory, $8,600 in fixed assets, and $23,843 in current accounts receivable.   We reviewed the intangible assets that we acquired, including the customer data base, and internally developed software and determined that the intangible assets did not have value to us. Therefore, the difference between the assets noted and the price paid for the assets $326,782 have been allocated to intangible assets and impaired and written off due to the lack of proven future cash flows generated by the assets acquired.

We operate the Fuel Cell Store through our wholly-owned subsidiary, Ecotality Stores, Inc.  While revenue producing activities, facilities and employees have initially remained the same, we intend to change the distribution system through bar coding and inventory control procedures, and expand the customer base through increased emphasis on marketing.  We sell Fuel Cell Store Products through our own Ecotality Store’s website.

FuelCellStore.com is a small web based seller of educational fuel cell products. Fuel Cell Store, based in Boulder, Colorado, has active international operations in Japan, Russia, Italy, and Portugal and provides an array of fuel cell products from around the globe.  Fuel Cell Store develops, manufacturers, and sells a diverse and comprehensive range of fuel cell products including fuel cell stacks, systems, component parts and educational materials. The FuelCellStore.com product line includes demonstration kits, educational materials, fuel cell systems and component parts.  In addition to primary retail operations, Fuel Cell Store offers consulting services for high schools, colleges, and leading research institutes, and hosts regular workshops and conferences about the technology. Fuel Cell Store is the leading market place for fuel cell stack, component, and hydrogen storage manufacturers to unite with consumers and is an attractive source for hydrogen and fuel cell industry activity and direction.

Innergy Power Corporation

On September 18, 2007, we signed an agreement to purchase the certain assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. (the “sellers”).  The purchase price for the assets was 3,000,000 shares of our common stock.  We have guaranteed to the Sellers that the Shares will be worth $3,000,000 during the 30 day period commencing 11 months from the closing date or we will be required to either issue additional shares such that the total shares are worth $3,000,000 at that time or pay the seller $3,000,000 in cash.  The Shares are subject to piggy back registration rights and a lock up agreement to be executed by the Sellers’ stockholders.  The agreement is scheduled to close in early October, 2007 and is subject to customary conditions including satisfactory due diligence results.

Founded in 1989, Innergy Power Corporation is based in San Diego, Calif., with a manufacturing facility in Tijuana, Mexico. Innergy Power is the only North American manufacturer of both renewable energy solar modules and rechargeable batteries, and its solar photovoltaic (PV) product line addresses the burgeoning worldwide demand for solar energy products and off-grid power. Innergy Power’s fiberglass reinforced panel (FRP) solar modules are designed to meet a broad range of applications for emergency preparedness and recreation, where quality, durability, rugged construction and light weight are important in the outdoor environment. Applications include logistics tracking, asset management systems, off-grid lighting, mobile communications, mobile computing, recreational vehicles, signaling devices and surveillance cameras.

Electric Transportation Engineering Corporation (eTec)

Incorporated in Phoenix, Arizona in 1996 to support the development and installation of battery charging infrastructures for electric vehicles, eTec, a wholly-owned subsidiary conducts research, development and testing of advanced transportation and energy systems. Specializing in alternative-fuel, hybrid and electric vehicles and infrastructures eTec offers consulting, technical support and field services and is committed to developing and commercially advancing clean electric technologies with clear market advantages. eTec also holds exclusive patent rights to the eTec SuperCharge™ and Minit-Charger systems- battery fast charge systems that allow for faster charging with less heat generation and longer battery life than conventional chargers.

On November 6, 2007, we signed a stock purchase agreement with two non affiliated individuals whereby we purchased all of the issued and outstanding capital stock of Electric Transportation Engineering Corporation, as well as its affiliated company Clarity Group (both of which are collectively referred to as “eTec”).  eTec provides technical support and field services for all aspects of electric vehicle infrastructure.  eTec will operate as our subsidiary and there will be no changes to the company’s management team.

The aggregate purchase price for the outstanding capital stock of eTec is $3,000,000 in cash and 6,500,000 shares of our common stock (the “Shares”).  Of the $3,000,000 in cash to be paid to eTec, $2,500,000 was due upon closing of the stock purchase agreement and $500,000 will be paid in 10 equal monthly installments, beginning December 1, 2007.  The 6,500,000 shares will be issued in the following manner: 3,250,000 upon the close of the stock purchase agreement and 3,250,000 to be issued on the first anniversary of the closing of the stock purchase agreement, which date shall be November 6, 2008.

In December 2007, we entered into and completed various stock and asset purchase agreements with Electric Transportation Engineering Corporation (“eTec”), Edison Source (“Vendor”), Edison Enterprises (“Edison”) and 0810009 B.C. Unlimited Liability Company (“0810009”) to purchase certain technology and assets related to the manufacture and selling of a “fast charge” battery charging system to be used in commercial and industrial market places.

The aggregate purchase price is $1,000,000 in cash and 2,000,000 shares of our common stock.  If, on the 10th day following the first anniversary date of the agreements, which date shall be December 14, 2008, the average closing price for our common stock during the 30-day period ending on the first anniversary date of the SPA (December 4, 2008) is less than $1.00 per share, we, at our option, shall either:

1.               Issue additional shares of common stock to the Vendor so that the aggregate value of our common stock is equal to the $2,000,000 (“Stock Consideration Amount”);

2.               Pay to the Vendor an additional amount of cash so that the aggregate value equals difference between the amount of the Purchase Price and the cash consideration payable to the Vendor (the “Stock Consideration Amount”); or

3.               Purchase or cause the purchase of the common stock issued for an aggregate price equal to the Stock Consideration Amount.

On December 6, 2007, we sold an aggregate of $1,764,706.50 of convertible debentures to three investors.  The notes bear interest at 8% per annum and are due June 6, 2010.  As additional consideration for the notes, we issued an aggregate of 2,941,177 common stock purchase warrants, each exercisable to purchase one share of common stock at $0.32 per share.

Stage of Commercialization of the EPC Technology

JPL, under its agreement with us, has completed testing of the EPC technology on lab scale models of the reactor resulting in announced results and improvements. Its research is ongoing on our behalf and will continue throughout the implementation stages of the technology. Under the guidance of JPL we have engaged three additional engineering firms to accelerate the development of the actual Hydrality reactor with sufficient continuous hydrogen output to power a 65 KW fuel cell for implementation in a bus power system. Major system designs have been completed and ramping scale models are being tested. It is our intention to have a proof of concept reactor power a vehicle in early 2008. Additionally, we are completing designs for 7-10kw systems for uses outside of vehicular applications. We are in discussions with vehicle manufacturers for implementation of the system in their vehicles, but have not reached any formal or informal written or oral agreements.  Additional development is being undertaken on the balance of system plans, and this is expected to be completed concurrently with the proof of concept reactor. It is our intention at the point of “proof of concept” to seek to license the technology to vehicle manufacturers as well as other companies interested in smaller systems.

Competition

There are a number of technologies which will compete with our EPC/Hydrality™, including a number of alternative energy sources and systems that are either in use or are under development around the world.  These technologies are being researched and developed by some of the largest companies in the world and may result in the development of technologies superior to the EPC/Hydrality™ technology.

Currently, the primary competing energy systems are:

•             Hydrogen Oxygen Fuel Cell

Hydrogen oxygen fuel cells are the most publicized and widely supported technology because they are emission free.  Currently, we believe there are more than 130 companies and organizations developing fuel cell and other related technologies.  These fuel cells are expensive to operate and there are inherent problems in the technology with respect to economy of the fuel, safety, storage and refueling.  The United States government is committing significant research and development to this field and is addressing the high costs associated with the use of renewable hydrogen.  Additionally, just as with the EPC, a very large nationwide infrastructure change will be required for the construction of refueling stations.

•             Biofuels

Biofuels such as biodiesel, ethanol and methanol, are derived from agricultural products specifically grown for use as biofuels which include corn and soybeans, primarily in the United States, as well as flaxseed and rapeseed, primarily in Europe.  Waste from industry, agriculture, forestry and households such as straw, lumber, manure, sewage, garbage and food leftovers can also be used to produce bioenergy.  These products are used through an internal combustion engine process and emit exhaust.

•             Rechargeable Batteries

A battery operated electric vehicle uses batteries to power an electric motor to propel the vehicle.  These vehicles produce no tailpipe emissions, and the batteries are recharged from the grid and from regenerative braking.  Types of battery electric vehicles in widespread use today include low-speed neighborhood electric vehicles, airport ground support equipment and off-road industrial equipment such as fork lifts.

Advantages of battery electric vehicles include no tailpipe emissions, use of cleaner electric energy produced through advanced natural gas and coal gasification technologies, energy security by displacing imported petroleum with domestic generated electricity, overnight battery recharging by plugging into a standard 110-volt household outlet, recycled energy from regenerative braking and lower fuel and operational costs.

Limitations of battery electric vehicles currently include an extremely low mileage range between recharging, lengthy time for recharging the batteries, heavy weight of the batteries in the vehicle, and the large amount of space that the batteries occupy in the vehicle.  Current batteries contain hazardous chemicals, such as alkaline paste, lead-acid, lithium battery, lithium-ion battery, nickel-cadmium and zinc-carbon.  After use, these batteries need to be disposed of or contained to not further pollute or contaminate the environment.  The electricity needed to power the electric vehicles is produced in polluting power plants.  Other challenges of battery electric vehicles include the high cost of battery replacement, low energy density, limited durability, hazardous materials and the potential need for public recharging infrastructure.  Operation of battery electric vehicles in many cases costs the same as using petroleum based fuel when factoring in the battery replacement cost.

Marketing Strategy

Our initial design and anticipated marketing of the EPC technology focuses on the transportation industry.  Due to the requirement for special refueling stations, we are initially targeting fleet vehicle applications, such as buses, mail and delivery vehicles where the vehicles centrally refuel daily and single refueling stations will be adequate.  If we are successful in commercially developing the EPC technology, we expect to initially design and install the EPC first in a transit bus.  This vehicle will be widely toured in an attempt to offer visual proof of the EPC technology.

We may seek to market the technology to existing fuel retailers as a potential adjunct to their existing petroleum based products.  We also intend to market the technology through alternative energy seminars, conventions and industry events, and may be creating a multimedia traveling display of the technology for use in such events.

In December 2006 we acquired at a cost of $750,000, a hydrogen powered bus from Hydrogenics of Canada, along with an engineering package intended to complete the transition of the vehicle from pure hydrogen power to our hydrogen system.  We have agreed to team with Arizona Public Service (APS) to use the bus to showcase hydrogen technology as a viable renewable technology applied in public transportation, and to introduce us as an Arizona developer in the field. Additionally Ecotality, APS, Arizona Science Center, and other sponsors will use the bus as the host for the International Youth Fuel Cell Competition and other activities related to education and public awareness.

Patents and Other Proprietary Rights

We filed four provisional patent applications in 2006 relating to the EPC technology, CalTech has filed one provisional patent application in May 2006 and we expect that CalTech will apply for additional patents.  A “provisional patent application” is a type of abbreviated patent filing that preserves rights in the invention while a “non-provisional” or “full” patent application is prepared and filed.  A provisional application may lack many of the requirements of a regular patent application, including patent claims, oath or declaration, or any information disclosure (prior art) statement.  A non-provisional patent application filed within one year of the provisional application receives an effective filing date of the provisional application.

Our provisional patent applications were directed to a metal-air battery and our EPC fueled by magnesium with a recycling system for replenishing the magnesium and electrolyte supply used for power generation, as well as a power cell fueled by hydrogen with a recycling system for replenishing the metal supply used for hydrogen generation. In anticipation of filing non-provisional patent applications, we reviewed and considered all our provisional patent applications, as well as the CalTech provisional patent application. It was determined that the CalTech provisional patent application best embodied the technology desired by us, and that the Foote provisional applications either duplicated the CalTech provisional patent or embodied magnesium metal-air battery technology no longer of interest to us.  Thus, some of the Foote provisional applications have been allowed to lapse by the failure to file non-provisional applications based thereon. On May 7, 2007, a non-provisional patent application was filed by Stinson Morrison Hecker LLP in the name of California Institute of Technology as assignee and Ecotality, Inc. as exclusive licensee of the technology, for a Method and System for Storing and Generating Hydrogen, claiming priority from a provisional application filed by CalTech on May 8, 2006.  The details of the patent application and invention are confidential until publication or issue. The patent application is generally directed towards the hydrogen reactor design currently under development.

On June 12, 2006, we entered into a License Agreement with California Institute of Technology, which operates JPL, whereby we acquired certain exclusive licensed patent and/or patent applications rights and improvement patent rights related to research performed under the JPL Task Plan No. 82-10777, entitled “Mechanically-Fed Metal-Air Fuel Cell As A High Energy Power Source” (“Task Plan”), as well as a nonexclusive licensed technology rights developed as a result of the Task Plan.  The license agreement with CalTech relates to CalTech’s rights to patents and technology based on inventions that are: (a) identified in the license agreement, (b) developed under the development agreement with JPL, (c) related to electric power cell technology developed at JPL with the involvement of our personnel, or (d) funded, in whole or in part, by us (the “CalTech Rights”).  As partial consideration paid in connection with the License Agreement, we issued 5,869,565 shares of our common stock to CalTech with a fair market value of $1.40 per share, based upon the closing price of our common stock on June 12, 2006, for a total aggregate value of $8,217,391. Furthermore, we are obligated to pay an annual maintenance fee of $50,000 to CalTech, beginning on June 12, 2009, continuing until the expiration, revocation, invalidation or unenforceability of the last exclusively licensed patent rights or improvement patent rights. The License Agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the License Agreement and the licenses granted thereby.

With regard to patented CalTech Rights, CalTech has granted us the exclusive worldwide license, with the right to grant and authorize sublicenses, to make, have made, import, use, sell, and offer for sale any products, devices, systems, articles of manufacture, and compositions of matter, or processes or services that are covered by the patented CalTech Rights.  With regard to non-patented CalTech Rights, CalTech has granted us a non-exclusive worldwide license, with the right to grant and authorize sublicenses, to make, have made, import, use, sell, offer for sale, reproduce, distribute, display, perform, create derivative works of, and otherwise exploit products, devices, systems, articles of manufacture, and compositions of matter, or processes or services that utilize the technology covered by the non-patented CalTech Rights.  The non-patented CalTech Rights include technology necessary for the development or use of our products or services, as may be disclosed in any patent applications filed by CalTech or requested by us and consented to by CalTech.

All license rights granted by CalTech are subject to a reservation of rights by CalTech for non-commercial education and research purposes and U.S. Government rights provided under the Bayh-Dole Act, 35 U.S.C. § 200 et seq. and 37 C.F.R. § 401 et seq. as indicated below.

Government Regulation

Our EPC may be subject to regulation under the 2002 National Electric Code (“NEC”), which is a model code adopted by the National Fire Protection Association that governs, among other things, the installation of fuel cell systems.  Accordingly, any of our systems installed in a jurisdiction that has adopted the 2002 NEC must be installed in accordance with Article 692.  In addition, product safety standards have been established covering the overall fuel cell system and the power conversion electronics.  There may be new regulations with respect to fuel cells, but we do not currently know the extent to which any new regulations may impact our ability to distribute, sell or install and service the EPC.  If the EPC reaches the commercialization stage and we begin distributing our systems to our early target markets, federal, state or local government entities may seek to impose regulations.

The Federal Bayh-Dole Act requires CalTech to grant to the Federal government a worldwide, non-exclusive, non-transferable, irrevocable, paid-up license in connection with any invention developed under the license agreement.  Therefore, under this provision, the Federal government would have a license to use each subject invention for NASA-related applications and for other applications of the Federal government.

The Federal government also retains “March-in Rights, “ which would allow the Federal government to grant licenses to others if:  (1) we do not “achieve practical application” of a subject invention (i.e., commercialize the technology); (2) such action is necessary to alleviate health or safety needs that are not reasonably satisfied by us; (3) such action is necessary to meet requirements for public use specified by federal regulations and such requirements are not reasonably satisfied by us; or (4) such action is necessary because we and/or our sublicensees are manufacturing patented products outside of the United States.  We believe that the Federal government has never exercised its March-in Rights with regard to any patented technology since the Bayh-Dole Act was enacted in 1980.

Employees

As of December 27, 2007, we had 68 employees.  None of these employees is covered by a collective bargaining agreement and we consider relations with our employees to be good.

Property

Until January 22, 2007, we leased approximately 800 square feet of office space at 2940 N. 67th Place in Scottsdale, Arizona, for our corporate offices based upon a one-year lease terminating on April 30, 2007, at a cost of approximately $1,094 per month.  On January 19, 2007, we closed on the purchase of a 1750 square foot stand alone office building located at 6821 E. Thomas Road in Scottsdale, Arizona.  The purchase price was $575,615 of which we paid $287,959 in cash, recorded a tax credit of $156 and signed a five year interest only (6.75%) promissory note for $287,500 with the owner of the building.  The lease on the initial office space was assumed by the owner of that office space at no cost to us.

Legal Proceedings

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Forward-Looking Statements

We may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

General Overview

We were incorporated in the State of Nevada on April 21, 1999, as a marketer of private-label biodegradable cleaning chemicals.  On February 15, 2006, we entered into and closed a Technology Contribution Agreement with Howard Foote and Elliot Winfield (“Transferors”), pursuant to which we acquired all of Transferors’ right, title and interest in and to a certain electric power cell (“EPC”) technology to be used in connection with the development of an improved electric battery represented by a U.S. Patent Office patent application (the “Technology”).  As a result of the Technology Contribution Agreement, our board of directors made a decision to change our business focus from marketing chemical products toward developing the EPC technology.  Due to the change in business, year to year comparisons are not significant, are not a reliable indicator of future prospects, and accordingly are not presented in this prospectus.

Results of Operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006.

In the year ended December 31, 2006, and for the nine months ended September 30, 2007, we did not generate any revenues related to our current business.  Our focus is currently on research and development of the EPC technology.  We do not have any marketable products or services that we could sell to generate revenues.  Our management cannot predict when, if at all, we will begin to generate revenues.

Operating Expenses

Total operating expenses during the year ended December 31, 2006 were $14,055,877, of which $8,222,572 is attributable to licenses and permits.  Of this amount, $8,217,391 (or approximately 99%) is attributable to the June 12, 2006 License Agreement, for which we issued 5,869,565 shares of our common stock to CalTech.  The material components of total operating expenses consisted of $1,930,209 in general and administrative expenses and $1,088,104 in research and development costs specifically related to the EPC technology. Approximately 92% of our general and administrative expenses can be attributed to four major categories; (1) professional fees in the amount of $760,917 for services performed to obtain the necessary capital and other resources necessary to develop the technology, (2) $439,501 on public and investor relations, advertising and marketing, (3) $360,148 on website design, development, installation and operations, and (4) $206,649 in legal fees.  Approximately 87%, or $949,200, of the research and development expenses was paid to NASA in accordance with the task plan identified above.  Since our focus is research, development and the commercialization of technology, we expect to incur additional research and development costs for the foreseeable future.  In addition, during the year ended December 31, 2006 we paid $2,795,006 in executive compensation.  Because the amount of executive compensation was a significant component of general and administrative expenses we separated the amount on our annual financial statement. When general and administrative expenses are considered together, 59% of the general and administrative expenses are attributed to executive compensation of which $2,475,006 of the executive compensation reflects the value of the shares of our common stock issued to our CEO on February 15, 2006. We incurred $20,166 in depreciation expense related to our computer equipment and bus purchased from Hydrogenics.  Since our inception through December 31, 2006, we have purchased computer equipment for cost of $21,075 and a bus for $775,000, both of which, net of depreciation expense, is valued at $777,813, as of December 31 2006.

Without having realized operating revenues, our operating loss for the year period ended December 31, 2006 was $14,055,877.  We expect to continue to incur ongoing operating losses for the foreseeable future, because the Technology acquired in the Technology Contribution Agreement is still in the research and development stage.  As a result, we do not currently have any revenue generating potential and will not until we are able to demonstrate the commercial ability of our Technology effectively, of which there can be no assurance.

Since our inception, we realized total other income of $14,907, consisting solely of interest income.

Additionally, we incurred interest expense in the amount of $456,796 during the year ended December 31, 2006, of which $50,056 is attributed to a private offering of securities conducted on February 9, 2006, whereby we raised $750,000 in bridge loan financing from three non-affiliated individuals.  The notes were due on August 9, 2006, bearing an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The maturity date of the notes was subsequently extended to October 9, 2006.  The notes were repaid on September 29, 2006. The three note holders were granted the right to purchase a total of 750,000 shares of our common stock for a weighted average exercise price of $375,000 or $0.35 a share.  The aggregate fair value of such warrants totaled $92 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of the warrants of 6 months.

In addition during the period July 7, 2006 through September 27, 2006 we obtained bridge loans, aggregating $675,000 from one corporate shareholder (Lynn-Cole Capital) and one non affiliated entity with a due date of December 29, 2006. The loans were repaid on October 2, 2006.  Interest expense in the amount of $391,740 has been recorded for the bridge loans and warrants issued in conjunction with these loans. The two note holders were granted the right to purchase a total of 1,900,000 shares of our common stock for a weighted average exercise price of $2,584,000 or $1.36 a share.  The aggregate fair value of such warrants totaled $382,564 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

After taking other income and expenses into account, our net loss was $14,497,768 during the year ended December 31, 2006 and $14,578,445 from our inception to December 31, 2006.

As of December 31, 2006, we had $5,047,968 of cash on hand and held certificates of deposit in the amount of $2,014,767. We believe this cash and the funds derived from our private placement of our common stock described below should be sufficient to continue our operations as a development stage company for the next twelve to eighteen months.  If we expect to continue to pursue our business plan and develop our EPC Technology, we may need to raise additional capital by issuing common stock or debt securities in exchange for cash.

Total expenses for the nine month period ended September 30, 2007 were $5,895,141  Approximately 17.9% of these expenses were research and development costs related to engineering work performed for us by the Jet Propulsion Laboratories and other firms supporting our project. In addition to the research and development costs for the nine months ended September 30, 2007, we incurred $2,358,827 in general and administrative expenses, of which approximately $529,044 can be attributed to accounting and legal, related to registration of our common stock, public entity accounting and reporting requirements and acquisition of the assets of the Fuel Cell Store as well as other acquisition activities. In addition, included in general and administrative expense is $306,750 in executive compensation and we incurred $144,982 in depreciation expenses. Approximately 27.7% of our operating expenses for the nine months are for the $1,800,000 in expenses for the settlement with Howard Foot and Elliot Winfield.  The settlement expense is considered part of our operating costs due to the nature of our business regarding intellectual property.  Our expenses for the nine months compare favorably to the expenses incurred the first nine months of 2006 excluding our common stock issued to the California Institute of Technology.

In comparison, total expenses during the nine month period ended September 30, 2006 were $13,555,770.  A material component of total expenses during this period was attributable to $816,249 in research and development costs specifically related to the power cell technology acquired under the Technology Contribution Agreement. In addition to research and development expenses, for the nine months ended September 30, 2006 we also incurred $4,513,794 in general and administrative expenses, including 2,528,756 in executive compensation.  Approximately $2,475,006 in executive compensation was related to the issuance of our common stock to our CEO.   As indicated above, a material expense for the period was our entering into a License Agreement with California Institute of Technology. We incurred $3,455 in depreciation expense during this period.

We realized our first full quarter of operating revenues during the three month period ended September 30, 2007.  Since this was our initial operating revenue, we do not have comparability data for the first three or nine months of 2006. This first full quarter of operating revenues in the amount of $235,237 were generated by selling our first products through our web site.  This initial period required expenditures related to upgrading the web site, obtaining necessary licensures, and putting in place new operational systems.  Cost of goods sold percentage for the period beginning June 11, 2007 and ending September 30, 2007 was 71.5%.

Our operating loss for the nine months ended September 30, 2007 was $6,848,298.  This compares favorably with the operating loss of $13,784,428 for the nine months ended September 30, 2006. While our operating loss from inception to September 30, 2007 was $21,426,744, we expect to continue to incur ongoing operating losses for the near future, because the Technology acquired in the Technology Contribution Agreement is still in the research and development stage as indicated above and we will continue to incur research and development costs.   Our full revenue generating capacity will not be realized until we are able to effectively demonstrate the commercial ability of our Technology, of which there can be no assurance and fully integrating the acquisitions that we have made during 2007.

For the three months ended September 30, 2007, we realized total other income of $16,456, and for the nine months ended September 30, 2007, $51,824 consisting solely of interest income.  We also incurred interest expense in the amount of $4,415 during the three months ended September 30, 2007, and $12,501 for the nine months ended September 30, 2007 compared to the $189,760 incurred for the three months ended September 30, 2006 and $228,658 for the nine months ended September 30, 2006.   In addition to these other income and expense items, we have reserved $1,069,497 for incurring any penalties in conjunction with registering our common shares of stock with the SEC.  The amount we reserved is based upon the maximum number of shares that will be issued and the closing price of a share of our common stock of

$.32 on September 30, 2007.  Shares of our common stock have been issued in conjunction with this reservation of shares on November 2, 2007. In conjunction with our acquisition of the assets of the Fuel Cell Store, we impaired intangible assets in the amount of $429,402 during the period ended September 30, 2007. After taking other income and expenses into account, our loss from continuing operations was $912,618 during the three months ended September 30, 2007 and $1,993,303 for the three months ended September 30, 2006.  Comparability for these periods is difficult as the September 30, 2007 loss was mitigated by our reducing the amount reserved in conjunction with the penalty shares and the September 30, 2006 loss is mitigated by significant interest expense paid for loans repaid during the period.

Liquidity and Capital Resources

The availability of capital resources is a limiting factor to our continuing research and development efforts as a renewable energy company.

On April 10, 2006, we entered into a letter of intent with Brookstreet Capital, an investment banking firm, to act as a placement agent in connection with a private placement of our unregistered common stock, pursuant to Regulation D, Rule 506, offered solely to accredited investors.  The private placement was conducted on a best efforts basis and there was no assurance that any or all of the securities offered thereby would be sold.  As of October 31, 2006, we sold 34,499,920 shares of our $0.001 par value common stock. The aggregate gross proceeds received in this private placement were $12,074,935. Total offering costs related to this issuance was $9,352,713, of which $1,714,501 was paid in cash and $7,638,212 of which was the fair market value of warrants to purchase shares of our common stock issued to the placement agent.

The proceeds generated from the private placement should allow us to continue our EPC research and development program per our overall business plan.  However, there can be no assurance that these capital resources will result in profitable operations through the sale of commercial products and licenses.

To finance the acquisition of eTec described above, on November 6, 2007, we sold an aggregate of $4,117,649 of convertible debentures to three shareholders and one non affiliated investor.  The notes bear interest at 8% per annum and are due May 6, 2010.  As additional consideration for the notes, we issued an aggregate of 6,862,748 common stock purchase warrants, each exercisable to purchase one share of common stock at $0.32 per share.

Management’s Plan of Operation

As described in Liquidity and Capital Resources, above, we raised gross proceeds of $12,074,935 in a private placement. The warrants underlying the common shares issued in connection with this private placement may generate up to an additional working capital over the next four (4) years beginning fiscal year 2007 for warrants that may not be exercised as cashless warrants.  As of September 30, 2007 we had available to us approximately $1,814,518 in cash, certificates of deposit and accounts receivable to meet our operating requirements.  In planning for fiscal year 2007, to achieve our research and development goals we developed an overall operating budget of $3,650,000, including $2,100,000 for research and development projects.  In addition, we identified the following other major costs: (1) $717,000 for officer ($400,000) and employee ($317,000) compensation, (2) $425,000 for advertising, marketing, website and new media operations, and (3) $260,000 for professional and legal fees.  These identified categories and costs are generally consistent with our expenses incurred during the year ended December 31, 2006 and remain consistent with the nine months ended September 30, 2007 other than accounting, legal and professional fees that are related to acquisition activities.  We do not anticipate the purchase or sale of any major capital equipment, nor do we anticipate adding a significant number of employees.  The compensation amounts indicated above for both officers and employees do not reflect any stock options or grants that may be awarded during the course of the year in accordance with our Stock Incentive Plan.

Our efforts during fiscal year 2007 continue to be directed at achieving our research and development objectives, and represent at least 60% of our operating plan.  While we have established a budget for how we will spend our research and development funds, we may have to spend more dollars than planned.  However, given available funds and our plan for fiscal 2007, we anticipate that we have adequate capital resources to complete our objectives for the year as they relate to our research and development activities.

Working Capital

Net working capital is an important measure of our ability to finance our operations.  Given that our net working capital at December 31, 2006 was positive and continues to remain positive through the nine months ended September 30, 2007 by $1,042,334 or a ratio of 1.6 to 1, and that our private placement efforts have been successful to date, we believe we have adequate working capital to maintain our research and development efforts during 2007 as a minimum.  We may need to obtain additional financing prior to having profitable commercial operations. In order to finance our acquisitions, we have sold debentures as indicated in the liquidity section and may need to do so in the future.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We do not anticipate the need to add significant numbers of full- or part- time employees over the next 12 months.  We plan to outsource the research and development and production of our products.

Commitments and Long Term Liabilities

On June 12, 2006, we entered into a License Agreement with California Institute of Technology, whereby we obtained certain exclusive and non-exclusive intellectual property licenses pertaining to the development of an electronic fuel cell technology, in exchange for 5,869,565 shares of our common stock with a fair market value of $8,217,391.  The License Agreement carries an annual maintenance fee of $50,000, with the first payment due on or about June 12, 2009.  The License Agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the License Agreement and the licenses granted thereby.

On January 16, 2007, we purchased an office building for an aggregate price of $575,615.  A total of $287,959 has been paid and a tax credit has been recorded in the amount of $156.  The remaining balance of $287,500 is structured as an interest-only loan from a non affiliated third-party, bears an interest rate of 6.75% calculated annually, with monthly payments in the amount of $1,617 due beginning on February 16, 2007. The entire principal balance is due on or before January 16, 2012.

Controls and Procedures

We have established a set of disclosure controls and procedures designed to ensure that information required to be disclosed by us in our reports filed under the Securities Exchange Act, is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms.  Disclosure controls have also designed with the objective of ensuring that this information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.  We believe our disclosure controls and internal controls are effective as of September 30, 2007.

We do not expect that our disclosure controls or internal controls over financial reporting will prevent all errors or all instances of fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected.  These inherent limitations include the realities that judgments indecision-making can be faulty, and that breakdowns can occur because of simple error or mistake.  Because of the inherent limitation of a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Critical Accounting Policies and Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, recoverability of intangible assets, and contingencies and litigation.  Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily the valuation of intangible assets.  The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128), “Earnings Per Share”. We present basic loss per share (“EPS”) and diluted EPS on the face of statements of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding.  Diluted EPS is computed by adding to the weighted average shares the dilutive effect if stock warrants were exercised into common stock.  For the years ended December 31, 2006 and 2005, the denominator in the diluted EPS computation is the same as the denominator for basic EPS due to the anti-dilutive effect of the stock warrants on our net loss.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The adoption of SOP 98-5 has had little or no effect on our financial statements.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair value was assumed to approximate carrying value for cash because it is short term in nature and its carrying amount approximates fair value.

Income Taxes

We follow Statement of Financial Accounting Standard No. 109 (SFAS #109), “Accounting for Income Taxes,” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Segment reporting

We follow Statement of Financial Accounting Standards No. 130 (SFAS #130), “Disclosures About Segments of an Enterprise and Related Information.” We operate as a single segment and will evaluate additional segment disclosure requirements as we expand our operations.

Dividends

We have not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Recent Pronouncements

In December 2004, the FASB issued a revised Statement of Financial Accounting Standards No. 123 (SFAS #123R), “Share-Based Payments.” SFAS #123R replaced Statement of Financial Accounting Standards No. 123 (SFAS #123), “Accounting for Stock-Based Compensation,” and superseded Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees.” In March 2005, the U.S. Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 (SAB 107), which expresses views of the SEC staff regarding the interaction between SFAS #123R and certain SEC rules and regulations, and provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SFAS #123R will require compensation cost related to share-based payment transactions to be recognized in the financial statements. SFAS #123R required public companies to apply SFAS #123R in the first interim or annual reporting period beginning after June 15, 2005. In April 2005, the SEC approved a new rule that delays the effective date, requiring public companies to apply SFAS #123R in their next fiscal year, instead of the next interim reporting period, beginning after June 15, 2005.

SFAS #123R requires measurement of the cost of share-based payment transactions to employees at the fair value of the award on the grant date and recognition of expense over the requisite service or vesting period. It requires implementation using a modified version of prospective application, under which compensation expense of the unvested portion of previously granted awards and all new awards will be recognized on or after the date of adoption. SFAS #123R also allows companies to adopt SFAS #123R by restating previously issued statements, basing the amounts on the expense previously calculated and reported in their pro forma footnote disclosures required under SFAS #123. We have adopted SFAS #123R. It is management’s position that SFAS #123R does not have a material effect on our financial statements and disclosures.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (SFAS #154), “Accounting Changes and Error Corrections.” SFAS #154 requires retrospective application to prior-period financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS #154 also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. .  The adoption of SFAS 154 is expected to have a material impact on our financial statements and disclosures based on the restatement of the second quarter of 2006.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), which establishes a formal framework for measuring fair value under GAAP.  SFAS 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.

Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards.  SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123(R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth certain information regarding the executive officers and directors of the Company as of December 27, 2007

Name	Age	Position
Jonathan R. Read	49	Chief Executive Officer, President and Director

Harold W. Sciotto	67	Secretary, Treasurer and Director

Barry S Baer	64	Chief Financial Officer

Jerry Y.S. Lin, PhD	47	Director

Slade Mead	42	Director

Donald Karner	56	Director

Set forth below is a biographical description of our directors and senior executive officers based on information supplied by each of them.

Jonathan R. Read, Chief Executive Officer, President and Director

From 1976 to 1978, Mr. Read was a Regional Manager for Specialty Restaurant Corporation, operating a theme dinner house throughout California.  From 1979 to 1984 he was Managing Director for a group of international companies based in Malaysia, Indonesia and Singapore ranging from hospitality interests to manufacturing and real estate.  From 1984 until he sold that company in 1989, he was the Chairman and Chief Executive Officer of Shakey’s International, a worldwide restaurant chain with operations in the United States, Southeast Asia, Japan, South America, Mexico, Europe and the Caribbean.  In 1986, Mr. Read founded Park Plaza International (Park Inn International/ Park Plaza Worldwide) and served as Chairman and CEO from 1986 to 2003.  He expanded Park Plaza from four hotels into a global hotel group.  He built, owned, operated, managed, and franchised hotels across the United States as well as in England, France Germany, Switzerland, Holland, Belgium, Hungary, Austria, Ireland, Scotland, Spain, Poland, South Africa, Australia, New Zealand, Malaysia, Indonesia, Hong Kong, Philippines, New Guinea, Vietnam, Japan, Tahiti, Israel, Saudi Arabia, Dubai, Lebanon, Jordan, Mexico, Costa Rica and Brazil.  Mr. Read sold the companies to Carlson Hospitality and Golden Wall Investments in 2003 and was an investor for his own accounts until he joined us in 2005.

Harold W. Sciotto, Secretary, Treasurer and Director

Mr. Sciotto was employed from June 1964 until his retirement in May 1993, by Sears Roebuck & Company in various sales and management positions.  These positions encompassed store sales and department management positions, such as store merchandise manager, district business manager for six states and store manager of three stores in Arizona.  His duties included sales, advertising, personnel management, financial statement preparation and accounting.  From 1989 through the present, Mr. Sciotto has also been an independent business consultant to various early-stage business ventures.  He was our Chief Executive Officer from April 2005 through February 2006, when he served as our Chief Financial Officer from February 2006 through December 2006.  Mr. Sciotto currently serves as Corporate Secretary and a Director.

Jerry Y.S. Lin, Director

Dr. Lin has been a professor of chemical engineering and Interim Department Chair of the Department of Chemical and Materials Engineering at Arizona State University since January 2005.  Dr. Lin joined the faculty of the University of Cincinnati in 1991, where he was a professor of chemical engineering and co-director of the NSF Center for Membrane Applied Science and Technology until 2005.  His areas of expertise include inorganic membranes, solid oxide fuel cells, adsorption and catalysis.  Dr. Lin has published over 150 referred journal publications and holds three patents.  Dr. Lin has given 100 invited lectures to academia and industry around the world.  He received his B.S. degree from Zhejiang University in China and M.S. and PhD degrees from Worcester Polytechnic Institute in the U.S., all in chemical engineering.  He was a post-doctoral staff member at the University of Twente in the Netherlands.

Dr. Lin has received numerous international professional and academic awards.  He has also headed many research programs funded by such agencies as the U.S. Department of Energy and Department of Defense and private sector companies such as Amoco, BP, Exxon, Honda and the Petroleum Research Board.  He is on the Board of Directors of North American Membrane Society and editorial boards of several journals.  Dr. Lin is the conference chairman of the 8th International Conference on Inorganic Membranes (ICIM8).

Barry S. Baer, Chief Financial Officer

Colonel Barry S. Baer joined us as our Chief Financial Officer in December, 2006. He has had an extensive career and was the CFO at Obsidian Enterprises from February 2003 to March 2004, and at a number of manufacturing corporations including Max Katz Bag Company (March 2004 to the present), Apex Industries (August 2002 to December 2003) and Pharmaceutical Corporation of America (March 1993 to August 2002). Previously, he worked with the City of Indianapolis as its Director of Public Works.  Currently, Colonel Baer also serves as CFO for Favored, Inc (FVRK.PK) and is a member of the State of Indiana Unemployment Insurance Board.

He was a member of the U.S. Army from 1965 to 1992 ending his career as a Colonel. He received his certification as a Certified Public Accountant while serving on active duty in the Army. Colonel Baer’s military service includes Commander of an armored cavalry troop in Vietnam; Director of the Accounting Systems for the U.S. Army; Commander of the 18th Finance Group during Operation Desert Shield/Desert Storm in the first Gulf War and Deputy Chief of Staff for Resource Management for the Army Material Command.

Colonel Baer earned a BS (Accounting) and an MBA from the University of Colorado.  He devotes approximately 45% of his time to other business interests.

Slade Mead, Director

Slade Mead joined us as a Director on October 31, 2007.  Mr. Mead is a lawyer, professional sports consultant and former Arizona State Senator.  The founder of The Baseball Players Group, Mr. Mead specializes in arbitration cases and represents several professional athletes, including Andy Roddick.  Previously, Mr. Mead worked for Advantage International, a leading global sports management firm, where he ran the London office and represented several professional tennis and baseball players. Mr. Mead is a former Arizona State Senator who served on the Appropriations, Government and Education (Vice-Chair) Committees.  With a deep commitment to education, Mr. Mead was voted the Arizona School Board Legislator of the Year (2003), Arizona Women’s Political Caucus Legislator of the Year (2004), and Arizona Career Technical Education Policy Maker of the Year (2004).  Mr. Mead remains very active in education and state politics as he ran for Arizona Superintendent of Public Instruction in 2006, and is a Court appointed School Board and Receiver Board member for the Maricopa Regional School District.

Donald Karner, Director

Donald Karner joined us as a director on November 7, 2007.  Mr. Karner has 30 years of engineering and technical project management experience. 15 years of this experience was in the electric utility industry, where he developed and implemented strategic direction for engineering, operating and maintenance organizations ranging in size from 10 to 3,000 people in nuclear, fossil, environmental and rate-making arenas.  The balance of his experience has been with advanced vehicle design and fueling infrastructure as the president of Electric Transportation Engineering Corporation, which he co-founded in 1996.  Mr. Karner holds a Bachelor of Science degree in Electrical Engineering from Arizona State University and a Master of Science degree in Nuclear Engineering from the University of Arizona. He is also a graduate of the Public Utility Executive Program of the University of Michigan School of Business.

Role of the Board

The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations.  Members of the board keep informed of the Company’s business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with its executive officers.

Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

2006 Board Meetings

There were no meetings of the Committee during 2006.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

We currently have a non-independent Audit Committee consisting of Harold Sciotto as Chairman and Barry Baer.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2006 and 2005.

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2006 and 2005 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2006 whose total compensation exceeded $100,000.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jonathan R. Read CEO and President	2006	120,000	0		2,475,006	(1)	0	0	0	0	2,595,006

Harold W. Sciotto	2006	120,000	0		0		0	0	0	0	120,000
Secretary and Treasurer	2005	0	0		0		0	0	0	0	0

Howard A. Foote (3) CTO	2006	60,000	100,000	(2)	0		0	0	0	0	160,000

Elliott Winfield (3)	2006	60,000	0		0		0	0	0	0	60,000

Notes:

(1) On February 15, 2006, we issued 7,500,018 shares of our $0.001 par value common stock to Mr. Read as compensation for services valued at $2,475,006, calculated at $0.33, per share which was the closing price of our common stock on March 2, 2006, the date our stock began trading on the Bulletin Board.

(2) Universal Power Vehicles was paid a total of $100,000 during the year ended December 31, 2006 for consulting services related to the development of our power cell technology.  UPV is owned and controlled by Howard A. Foote.

(3)  Messrs. Foote and Winfield are no longer employed by us.

Employment Agreements and Executive Compensation

In February 2007, we entered into a one-year employment agreement with Mr. Read for an annual salary of $220,000.  On such same date, we renewed our employment agreement with Mr. Sciotto, providing for an annual salary of $120,000 per year.

Directors’ Compensation

During the year ended December 31, 2006, we had no formal or informal arrangements or agreements to compensate our director for services he provides as director of our company.

Equity Incentive

In January 2007 we adopted, subject to stockholder approval, an equity incentive plan which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 together with the grant of bonus stock and stock appreciation rights at the discretion of our Board of Directors.  Incentive stock options are issuable only to our eligible officers, directors and key employees.  Non-statutory stock options are issuable only to our non-employee directors and consultants.

The plan is administered by our Board of Directors.  Currently, we have 10,000,000 shares of common stock reserved for future issuance upon the exercise of stock options granted under the plan.  Under the plan, the Board of Directors determine which individuals will receive options, grants or stock appreciation rights, the time period during which the rights may be exercised, the number of shares of common stock that may be purchased under the rights and the option price.

With respect to stock options, the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted.  No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant.  The option price for non-statutory options is established by the Board and may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant.

No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee.  Options may be exercised only if the option holder remains continuously associated with us from the date of grant to the date of exercise, unless extended under the plan grant.  Options under the plan must be granted within ten years from the effective date of the plan and the exercise date of an option cannot be later than five years from the date of grant.  Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by us will become available once again for issuance.  Shares issued upon exercise of an option will rank equally with other shares then outstanding.

Liability and Indemnification of Officers and Directors

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•     A breach of a director’s duty of loyalty to us or our stockholders;

•     Acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•     A transaction from which a director received an improper benefit; or

•     An act or omission for which the liability of a director is expressly provided under Nevada law.

Our Articles of Incorporation and Bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful.  Indemnification as provided in our Bylaws will be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct.  Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2006 we entered into a Technology Contribution Agreement with Howard Foote and Elliott Winfield which we refer to collectively as “F&W,” under which F&W contributed to us all of their right, title and interest in and to the EPC technology.  In exchange for the contribution of the EPC technology, we agreed to finance ongoing research and development of the technology up to $1,350,000.  The agreement is conditioned upon our ability to develop EPC technology that is determined to be commercially and technologically viable for mass production.  In the event we are unable to do so by February 2009 due to a lack of best efforts by F&W, abandonment of the project, or breach of employment agreements by F&W, then we may terminate the agreement and F&W will be responsible for reimbursing us for any funds expended by us, together with interest on the principal amount accrued at the rate of 15% per year.  In the event the agreement is terminated by us, the rights, patents and ownership of the intellectual property conveyed by F&W to us will revert to F&W and the shares will be returned to Mr. Sciotto, as described below.

In February 2006 an agreement was entered into by and between Harold Sciotto, our former President and majority stockholder, and Howard Foote under which Mr. Sciotto agreed to transfer ownership of 32,000,005 shares of our common stock to Mr. Foote.  The 32,000,005 shares were placed in an escrow account to be delivered to Mr. Foote: (i) upon delivery to us of an EPC system that is determined to be commercially and technologically viable for mass production, 16,000,003 shares of common stock shall be transferred to Mr. Foote and (ii) upon either (a) the acquisition of a hybrid transit bus company, or (b) our obtaining profitability, an additional 16,000,002 shares of common stock shall be transferred to Mr. Foote.  If at any time, until February 2009, we reasonably determine, in our sole discretion, that the EPC system is not commercially or technically viable, Mr. Sciotto may terminate the agreement, whereupon Mr. Foote must return any shares of common stock disbursed from the escrow account and the remaining portion of escrow stock remaining in the escrow account will be released to Mr. Sciotto.  Upon such termination of the agreement, all patent rights and the ownership of the intellectual property conveyed from Mr. Foote to us will revert to Mr. Foote. Simultaneously with the execution of the agreement, Mr. Sciotto entered into an identical agreement with Elliot Winfield pursuant to which 8,000,001 shares were placed in escrow to be delivered to Mr. Winfield, 4,000,001 and 4,000,000 shares, respectively.

On February 15, 2007, we entered into a Settlement Agreement and Release with Foote and Winfield and Universal Power Vehicles Corporation to settle and resolve all known disputes and uncertainties between them and us related to all agreements and contracts entered in heretofore concerning the fuel cell intellectual property and technology. Differences arose between us and Foote, Winfield, and UPV over the ownership of the early patents and differences in how we and they wished to handle the management of the project with JPL.  In accordance with the Settlement, Foote, Winfield and UPV confirmed the assignment, transfer and conveyance of all right, title and interest in and to the electric power cell and reactor technology being developed by us.  Further to this, for a period of two years from the effective date of the Settlement, Foote, Winfield and UPV are prohibited, without our prior written consent, from directly or indirectly, participating in any business in competition with us or from engaging in any business activities that are the same or substantially similar to our business activities during the terms Foote, Winfield and UPV were employed by, or were affiliated with, us.  As consideration, we paid to Foote, Winfield and UPV cash in the aggregate amount of $600,000.  Additionally, Foote, Winfield and UPV received common stock in the aggregate amount of 1,500,000 shares.  In compliance with a condition of the Settlement described herein, Howard Foote resigned as a Director of our Board of Directors, effective February 15, 2007.  All work being conducted in association with JPL is currently overseen by members of our staff. We do not believe Mr. Foote’s departure and his involvement in the JPL project has had, or will have, any impact upon the project or our ongoing business plans. Further, the settlement is not related to any findings regarding the commercial viability of the technology.  The Settlement Agreement provides that the Assignment Agreement dated September 7, 2006, remains in full force and requires Foote, Winfield and UPV to reasonably cooperate with us in connection with the preparation, filing, prosecution, maintenance and defense of the EPC technology in any suit for infringement of the EPC technology brought by us against a third party.

On February 15, 2007, Harold Sciotto, an officer and director, entered into an escrow agreement with Foote and Winfield, jointly, which cancels and supersedes separate prior escrow agreements entered into with each of Foote and Winfield, individually, on February 15, 2006.  The 2006 Escrow provided for the potential issuance of an aggregate of 40,000,082 shares to us, upon the achievement of certain performance standards, as set forth in said 2006 Escrow.  The 2007 Escrow provides for: (1) the immediate release of 1,500,000 shares of our Escrow Stock; (2) the immediate release from escrow and return to Harold Sciotto of 32,500,000 shares of Escrow Stock; and (3) the immediate release of 6,000,000 shares of Escrow Stock from escrow and delivery to us for cancellation.

During the period July 7, 2006 through September 27, 2006 we obtained bridge loans in varying amounts aggregating $357,500 from a corporate shareholder (Lynn-Cole Capital) with a due date of December 29, 2006. The loans were repaid on October 2, 2006. Interest expense in the amount of $195,870 has been recorded for the bridge loans and warrants issued in conjunction with these loans. The warrant holder was granted the right to purchase a total of 950,000 shares of our common stock for a weighted average exercise price of $1,292,000 or $1.36 a share.  The aggregate fair value of such warrants totaled $191,282 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 27, 2007, there are 124,224,528 shares of common stock outstanding.  The following table sets forth as of November 30, 2007, certain information regarding the beneficial ownership of the outstanding shares as of the date of this prospectus assuming all shares of preferred stock have been converted into common stock by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group.  Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable. The addresses of all executive officers and directors are in care of our company.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Issued and Outstanding

Common Stock	Harold Sciotto, Secretary, Treasurer and Director (1)	35,558,924		29.09%
Common Stock	Jonathan R. Read, President and Director (1)	7,250,018		5.93%
Common Stock	Donald Karner, Director (1)	3,744,000		3.06%
Common Stock	Kevin Morrow (1)	2,444,000		2.00%
Common Stock	Innergy Power (1)	3,000,000		2.45%
Common Stock	Edward S. Mead, Director (1)	314,286		0.26%
Common Stock	Jerry Y.S. Lin, Director (1)	200,000		0.16%

	Officers and Directors as a Group	52,511,228		42.96%

Common Stock	Enable Growth Partners, LP (2)	7,892,234	(3)	6.46	%(3)
Common Stock	Enable Opportunity Partners, LP (2)	928,497	(3)	0.76	%(3)
Common Stock	Pierce Diversified Strategy Master Fund, LLC (2)	464,249	(3)	0.38	%(3)

	Officers, Directors and 5% Shareholders, as a Group	61,796,208		50.56%

Notes:

(1)          The address for these shareholders is c/o Ecotality, Inc., 6821 E. Thomas Road, Scottsdale, AZ 85251.

(2)          The address for these shareholders is One Ferry Building 255, San Francisco, CA 94111.

(3)          Enable Growth Partners, LP, Enable Opportunity Partners, LP and Pierce Diversified Strategy Master Fund LLC collectively own an aggregate of 9,284,980 shares of our common stock, or 7.60% of our total issued and outstanding shares as of November 30, 2007.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, and 200,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

As of December 27, 2007, there are 124,224,528 shares of common stock outstanding.  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors.  There is no right to cumulate votes in the election of directors.  The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefore subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.  In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are authorized to issue 200,000,000 shares of $0.001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of holders of our common stock.  In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.  There are no shares of preferred stock outstanding.

Transfer Agent

Holliday Transfer, Inc., is located in Scottsdale, Arizona and is our transfer agent.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our financial statements included in this prospectus as of December 31, 2006 and the year ended December 31, 2005 have been included in reliance on the reports of Martin and Weaver LLC and Beckstead and Watts, LLP.  The consolidated financial statements of The Clarity Group, Inc. and Affiliate as of December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, included in this prospectus on pages F-44 to F-53 have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto.  These reports are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to our company and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement.  We are also required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements, and we provide our annual reports, including audited financial statements and proxy statements, to our stockholders.  The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission’s principal office in Washington, DC, and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

ECOTALITY, INC.

INDEX TO FINANCIAL STATEMENTS

Ecotality — Nine Months Ended September 30, 2007 and 2006 (Unaudited)

Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheet
Condensed Consolidated Statement of Operations
Condensed Consolidated Statements of Cash Flows
Condensed Consolidated Financial Statements

Ecotality — Fiscal Years Ended December 31, 2006 and 2005 (Audited)

Reports of Independent Registered Certified Public Accounting Firm
Restated Balance Sheets
Restated Statements of Operations
Restated Statement of Stockholders’ Equity
Restated Statements of Cash Flows
Notes to Restated Financial Statements

The Clarity Group, Inc. and Affiliate — Nine Months Ended September 30, 2007 and 2006 (Unaudited)

Unaudited Consolidated Balance Sheet
Unaudited Consolidated Statement of Operations and Retained Earnings
Unaudited Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

The Clarity Group, Inc. and Affiliate — Fiscal Years Ended December 31, 2006 and 2005 (Audited)

Independent Auditors’ Report
Consolidated Balance Sheets
Consolidated Statements of Income and Returned Earnings
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

The Clarity Group, Inc. and Affiliate — Unaudited Pro Forma Financial Information

For the year ended December 31, 2005
For the year ended December 31, 2006
For the nine months ended September 30, 2007

Innergy Power Corporation Financial Information

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet
Consolidated Statement of Operations
Condensed Statement of Stockholders’ Equity
Condensed Statement of Cash Flows
Notes to Consolidated Financial Statements

Innergy Power Corporation Unaudited Pro Forma Financial Information

For the year ended December 31, 2005
For the year ended December 31, 2006
For the nine months ended September 30, 2007

Edison Minit-Charger Financial Information

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheet
Consolidated Statement of Operations
Consolidated Statement of Equity
Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

Edison Minit-Charger Unaudited Pro Forma Financial Information

For the year ended December 31, 2006
For the nine months ended September 30, 2007

PART I - FINANCIAL INFORMATION

Unaudited Condensed Consolidated Financial Statements

 The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and pursuant to the rules and regulations of the Securities and Exchange Commission (“Commission”).  While these statements reflect all normal recurring adjustments which are,in the opinion of management, necessary for fair presentation of the results of the interim period, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  For further information, refer to the financial statements and footnotes thereto, which are included in the Company’s Registration Statement on Form 10-KSB previously filed with the Commission on March 30, 2007, and subsequent amendments made thereto.

Ecotality, Inc.

(a Development Stage Company)

Condensed Consolidated Balance Sheet

(unaudited)

September 30,
2007
Assets

Current assets:
Cash	$212,041
Accounts Receivable	36,930
Prepaid expenses	658,828
Inventory	193,350
Certificate of Deposit	1,565,678

Total current assets	2,666,827

Fixed assets
Building	575,615
Computers and Equipment	56,008
Vehicle	823,785
Accumulated Depreciation	(166,069)
Total Fixed Assets	1,289,339

Total Assets	3,956,166

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	527,463
Payroll liabilities	27,533
Contingent Liability-Potential Registration Rights Penalty	1,069,497
Total current liabilities	1624,493

Long Term Liabilities
Mortgage Payable	287,500
Total Long Term Liabilities	287,500

Stockholders’ equity
Preferred stock, $0.001 par value, 200,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.001 par value, 300,000,000 shares authorized, 108,974,538 shares issued and outstanding	108,975
Additional paid-in capital	23,806,925
Unamortized stock issued for services	(444,983)
(Deficit) accumulated during development stage	(21,426,744)
Total Stockholders’ Equity	2,044,173

Total Liabilities and Stockholders’ Equity	$3,956,166

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc.

(a Development Stage Company)

Condensed Consolidated Statement of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		April 21, 1999 (Inception) to
	2007	2006	2007	2006	September 30, 2007
Revenue	$235,237	$—	$270,701	$—	$271,533
Cost of Goods Sold	173,357	—	193,683	—	194,190
					—
Gross Profit	61,880	—	77,018	—	77,463

Expenses:
Depreciation	48,693	1,966	144,982	3,455	166,069
Licenses and permits	0	1,385	1,739	8,222,272	8,224,361
General and administrative expenses	1,196,555	1,383,943	2,358,827	4,513,794	7,163,914
Research and Development	466,668	416,249	1,160,191	816,249	2,248,295
Impairment Expense	102,620	—	429,402	—	429,402
Settlement Expense	—	—	1,800,000	—	1,800,000
Total expenses	1,814,536	1,803,543	5,895,141	13,555,770	20,032,041

Operating Loss	(1,752,656)	(1,803,543)	(5,818,123)	(13,555,770)	(19,954,578)

Other income
Interest income	16,456	—	51,824	—	66,731
Total other income	16,456	—	51,824	—	66,731

Other expenses:
Interest expense	4,415	189,760	12,501	228,658	469,297
Accrued expense-potential registration rights penalty	(827,998)	—	1,069,497	—	1,069,497
Total other expenses	(823,582)	189,760	1,081,999	228,658	1,538,795

Loss from operations before income taxes	(912,618)	(1,993,303)	(6,848,298)	(13,784,428)	(21,426,744)

Provision for income taxes	—	—	—	—	—

(Loss) from continuing operations	$(912,618)	$(1,993,303)	$(6,848,298)	(13,784,428)	(21,426,744)

Net (loss)	$(912,618)	$(1,993,303)	$(6,848,298)	$(13,784,428)	$(21,426,744)

Weighted average number of common shares outstanding — basic	107,367,169	78,851,296	108,376,419	73,581,174

Net (loss) per share — basic	$(0.01)	$(0.03)	$(0.06)	$(0.19)

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc.

(a Development Stage Company)

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended		April 21, 1999
	September 30,		(Inception) to
	2007	2006	September 30, 2007
Cash flows from operating activities
Net (loss)	$(6,848,298)	$(13,784,428)	$(21,426,744)
Adjustments to reconcile net (loss) to Net cash (used) by operatingactivities:
Stock compensation - related party	—	2,475,006	2,475,006
Stock Compensation	75,000		75,000
Shares issued for services	105,417	—	106,417
Shares issued for licenses	—	8,217,391	8,217,391
Shares issued for settlement	1,200,000	—	1,200,000
Shares Accrued for registration penalty	1,069,497	0	1,069,497
Depreciation	144,982	3,455	166,069
Warrants issued with notes payable	—	154,519	382,656
Stock split adjustments	—	—	38,412
Changes in operating assets and liabilities:
(Increase) decrease in inventory	(13,575)	2,453	(13,575)
(Increase) decrease in accounts receivable	(13,087)		(12,907)
(Increase) in interest income from Certificate of Deposit	449,089	—	449,089
(Increase) in prepaid expenses	(569,943)	(20,500)	(658,828)
Increase in accounts payable	248,388	170,211	817,480
Increase in accrued interest	—	9,083	—
Increase in payroll liabilities	15,229	16,475	27,633
Net cash (used) by operating activities	(4,137,301)	(2,756,335)	(7,087,403)

Cash flows from investing activities
Purchase of fixed assets	(647,908)	(19,389)	(1,422,005)
Impairment of assets	406,782	—	406,782
Investment in subsidiaries	(745,000)	—	(745,000)
Purchase of Certificate of Deposit	—		(2,014,767)
Net cash (used) by investing activities	(986,126)	(19,389)	(3,774,990)

Cash flows from financing activities
Proceeds from mortgage payable	287,500	1,425,000	287,500
Proceeds from notes payable	—	(750,000)	1,425,000
Repayments of notes payable	—	—	(1,425,000)
Issuance of common stock	0	6,031,105	10,786,934
Net cash provided by financing activities	287,500	6,706,105	11,074,434

Net (decrease) increase in cash	(4,835,927)	3,930,381	212,041
Cash - beginning	5,047,968	5,878	—
Cash - ending	$212,041	$3,936,259	$212,041

Supplemental disclosures;
Interest paid	$12,501	$65,056	$469,297
Income taxes paid	$—	$—	$—

Non-cash transactions:
Stock compensation-Related Party	$—	$2,475,006	$2,475,006
Number of shares issued for executive compensation	—	7,500,018	7,500,018

Share issued for services	$105,417	$—	$401,400
Number of shares issued for services	790,000	—	36,084,200
Share issued for licenses	$—	$8,217,391	$8,217,391
Number of shares issued for licenses	—	5,869,565	5,869,565

Share issued for financing costs	$—	$—	382,656

Shares issued for settlement	$1,200,000	$—	$1,200,000
Number of shares issued for settlement	1,500,000	—	1,500,000

Shares issued for acquisition	$189,000	0	0
Number of Shares issued for acquisition	300,000	0	0
Shares issued for employee compensation	$75,000	—	—
Number of shares issued for compensation	450,000	—	—

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc

(a Development Stage Company)

Condensed Consolidated Financial Statements

(Unaudited)

Note 1  - Basis of presentation

The interim condensed consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2006 and notes thereto included in the Company’s 10-KSB annual report.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - History and organization of the company

The Company was organized April 21, 1999 (Date of Inception) under the laws of the State of Nevada, as Alchemy Enterprises,Ltd.  The Company has limited operations and is considered a development stage company.  The Company was initially authorized to issue 25,000 shares of its no par value common stock.

On October 29, 2002, the Company amended its articles of incorporation to increase its authorized capital to 25,000,000 shares with a par value of $0.001.  On January 26, 2005, the Company amended its articles of incorporation again, increasing authorized capital to 100,000,000 shares of common stock with a par value of $0.001.  Subsequently, on March 1, 2006, the Company amended its articles of incorporation, increasing authorized capital to 300,000,000 shares of common stock, each with a par value of $0.001, and 200,000,000 shares of preferred stock, each with a par value of $0.001.

On November 26, 2006, the Company amended its articles of incorporation to change its name from Alchemy Enterprises, Ltd. to Ecotality, Inc.

The former business of the Company was to market a private-label bio-degradable product line.  During the year ended December 31, 2006, the board of directors changed the Company’s focus toward developing an electric power cell technology.

On June 11, 2007, the Company bought the assets of the FuelCellStore.com, a small web based seller of educational fuel cell products. The FuelCellStore.com product line includes demonstration kits, educational materials, fuel cell systems and component parts.  It also offers consulting services on establishing educational programs for all levels of educational institutions.

On August 13, 2007 the Company’s registration covering the resale by our 277 selling stockholders of 34,499,920 shares of its’common stock and 6,899,982 shares of the Company’s common stock underlying common stock purchase warrants held by the selling stockholders was deemed effective by the Securities and Exchange Commission.

On September 18, 2007, the Company signed an agreement to purchase the assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. InnergyPower Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.

Note 3 - Fixed assets

Fixed assets as of September 30, 2007 consisted of the following:

Computer equipment	$56,008
Vehicles	823,785
Building	575,615
Accumulated depreciation	(166,069)
$1,289,339

Depreciation expense totaled $144,982 and $3,455, for the nine months ended September 30, 2007 and 2006 respectively.

Note 4 - Debt and interest expense

On February 9, 2006, the Company conducted a private offering of debt securities, whereby it raised $750,000 in bridge loan financing from three non-affiliated individuals.  The notes were due August 9, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The maturity date of the notes was subsequently extended to October 9, 2006.  The notes were repaid on September 29, 2006 including interest of $50,056.

In connection with the February 9, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $92 was attributed to the value of the notes, which amount is being amortized over a period of six months.  As of December 31, 2006, a total of $92 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On July 7, 2006, the Company raised $275,000 in bridge loan financing from one shareholder and one non-affiliated entity.  The notes are due December 29, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The notes were repaid on October 2, 2006 including interest of $6,724.

In connection with the July 7, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $223,391 was attributed to the value of the notes, which amount is being amortized over a period of approximately six months.  As of December 31, 2006, a total of $223,391 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On August 3, 2006, the Company raised $100,000 in bridge loan financing from one shareholder and one non-affiliated entity. The notes are due December 29, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty. The notes were repaid on October 2, 2006 including interest of $1,668.

In connection with the August 3, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $79,079 was attributed to the value of the notes, which amount is being amortized over a period of approximately five months.  As of December 31, 2006, a total of $79,079 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On September 9, 2006, the Company raised $100,000 in bridge loan financing from one shareholder and one non-affiliated entity.  The notes are due December 29, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The notes were repaid on October 2, 2006 including interest of $552.

In connection with the September 9, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $80,094 was attributed to the value of the notes, which amount is being amortized over a period of approximately four months.  As of December 31, 2006, a total of $80,094 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On September 27, 2006, the Company raised $200,000 in bridge loan financing from one shareholder and one non-affiliated entity.  The notes are due December 29, 2006, are non-interest bearing and contain no prepayment penalty.  The notes were paid on October 2, 2006.

Interest expense totaled $12,501 and $228,658 for the nine months ended September 30, 2007 and 2006 respectively.

Note 5 - Long Term Debt

On January 16, 2007, the Company purchased an office building for an aggregate price of $575,615.  A total of $287,959 has been paid and a tax credit has been recorded in the amount of $156.  The remaining balance of $287,500 is structured as an interest-only loan from a third-party, bears an interest rate of 6.75% calculated annually, with monthly payments in the amount of $1,617 due beginning on February 16, 2007.  The entire principal balance is due on or before January 16, 2012.

Note 6 - Stockholders’ equity

The Company is authorized to issue 300,000,000 shares of its $0.001 par value common stock and 200,000,000 shares of $0.001par value preferred stock.

On May 17, 2004, the Company closed their Regulation D, Rule 504 offering, registered in Nevada, and issued a total of14,647,094 shares of its $0.001 par value common stock in exchange for cash of $41,500.

On February 15, 2006, the Company issued 7,500,018 shares of its $0.001 par value common stock to an individual who is an officer and director as executive compensation valued at $2,475,006, calculated at the fair market value of $0.33, on March 2, 2006 when the company began trading shares of stock..

On March 23, 2006, three warrant holders exercised their rights to purchase shares of par value common stock of the Company. As a result, the Company issued an aggregate of 1,071,429 shares of common stock at a price per share of $0.35, for total cash proceeds of $375,000.  See note 7 for additional discussion on this issue.

On June 12, 2006, the Company entered into a License Agreement with California Institute of Technology, whereby the Company issued 5,869,565 shares of common stock at a fair market value of $1.40 per share, based on the quoted market price on the grant date, for licenses and permits carrying an aggregate value of $8,217,391.  See note 8 for additional discussion of this issue.

During the year ended December 31, 2006, the Company conducted a private placement of its common stock pursuant to Regulation D, Rule 506.  As of December 31, 2006, the Company issued 34,499,920 shares of its $0.001 par value common stock at a price per share of $0.35, for total gross proceeds of $12,074,935.  The total offering costs related to this issuance was $9,352,713.  These shares and warants underlying these shares were declared effective by The Securities and Exchange Commission on August 13, 2007.

On February 15, 2007, the Company entered into a Settlement Agreement and Release to the Technology Contribution Agreement, originally entered into on February 15, 2006, to settle and resolve all known disputes and uncertainties between the Company and Howard Foote, Elliott Winfield and Universal Power Vehicles, Inc.  In accordance with the Settlement, the Parties confirm the assignment, transfer and conveyance of all right, title and interest in and to the Intellectual Property transferred in the Contribution Agreement.  In consideration, the Company agreed to pay to Foote, Winfield and UPV cash in the amount of$600,000.  Additionally, the Parties received common stock in the aggregate amount of 1,500,000 shares of the Company, as per a separate escrow agreement between Foote, Winfield and Mr Harlod Sciotto, an officer and director of the Company. The shares were owned by Mr Sciotto and not the company. The escrow also provided for: (1) the immediate release from escrow and return to Harold Sciotto of 32,500,000 shares of our common stock; and (2) the immediate release to Ecotality of 6,000,000 shares of our common stock from escrow for cancellation.  The 6,000,000 shares were cancelled immediately upon receipt at their par value amount of $6,000 and that paid in capital was reduced by that amount.  The value of the shares transferred was based upon market value ($1,200,000) at the time of the transaction and have been reflected as an expense in our financial statements with a corresponding credit to paid in capital in accordance with SEC bulletins topic 5:T.

On June 11, 2007, we agreed to buy the assets of the FuelCellStore.com for $350,000 in cash and to issue 300,000 shares of our common stock.  . Our common stock was valued at its closing market price on the date of the agreement.  The closing price was$.63 per share, on that date for a total value of $189,000 and a total price paid,,cash and stock, of $539,000.  The 300,000 shares of our common stock have been issued as of September 30, 2007.

On August 30th , 2007, the company issued a total of 450,000 shares of common stock to three employees an incentive. The stock was valued at the current market price of $0.50 at the date of issue for a total of $225,000. This amount will be amortized over the term of agreement contained as part of employment. Accordingly, $75,000 has been amortized for the quarter ended September 30th , 2007. The un-amortized amount is $150,000, which will be amortized through August 1st , 2008.

The following table summarizes the shares issued for professional services as per agreement with each of the service providers:

Description	Date of Shares Issue	Current market price on date of issue	Amortization through Sept. 30th , 2007	Un-amortized amount
Alliance Advisors LLC	Sept. 4th , 2007	$0.51 per share	$33,150.00	$165,750.00
Cross Check Capital LLC	August 22nd , 2007	$0.50 per share	$41,666.67	$83,333.33
Quality Stocks, LLC	Sept. 4th , 2007	$0.51 per share	$30,600.00	$45,900.00
Total			$105,416.67	$294,983.00

As of September 30th , 2007, there is an un-amortized amount of $444,983.33 towards stock expense issued for services and compensation, which will be amortized in to expenses through August 1st, 2008.

Note 7 - Warrants

As of January 1, 2006, there were no warrants outstanding.

On February 9, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to three non-affiliated individuals in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase atotal of 1,071,429 shares of common stock of the Company for an aggregate purchase price of $375,000 or $0.35 a share.  The aggregate fair value of such warrants totaled $92 based on the Black Schoeles Merton pricing model using the following estimates:  4 % risk free rate, 100 % volatility and expected life of the warrants of 6 months.  On March 23, 2006, all of these warrants were exercised for total gross proceeds of $375,000.

On July 7, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to one shareholder and one non-affiliated entity in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase a total of 1,100,000 shares of common stock of the Company for an a purchase price of $1,562,00 or $1.42 a share. The aggregate fair value of such warrants totaled $223,391 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

On August 3, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to one shareholder and one non-affiliated entity in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase a total of 400,000 shares of common stock of the Company for a purchase price of $496,000 or $1.24 a share.  The aggregate fair value of such warrants totaled $79,079 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

On September 6, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to one shareholder and one non-affiliated entity in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase a total of 400,000 shares of common stock of the Company for a purchase price of $528,000 or $1.32 a share.  The aggregate fair value of such warrants totaled $80,094 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

On October 27, 2006 the Company issued warrants to purchase shares of the Company’s par value common stock to the brokers of Brookstreet Securities Corporation as additional consideration for their acting as placement agent.  The warrant holders were granted the right to purchase a total of 6,899,982 shares of common stock of the Company for a purchase price of$2,414,994, or $0.35 per share.  The aggregate fair value of such warrants totaled $7,638,212 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 91% volatility and expected life of 5 years.  The Company netted the fair market value of the warrants against expenses related the offering of common stock conducted by Brookstreet Securities Corporation.

Paragraph 5 (Registration Rights) of the Subscription Agreement for the private placement described above states that “If the Company fails to (i) file the Registration Statement with the SEC on or prior to 60 days after the Closing Date, (ii) obtain effectiveness of the Registration Statement by the SEC on or prior to 150 days after the Closing Date, or (iii) maintain effectiveness of the Registration Statement for 12 months after the date of effectiveness, the Company shall be obligated to issue to the undersigned additional Shares”  The Registration Rights paragraph further holds that if we fail or fail to obtain or maintain the effectiveness of the registration statement, within 30 days following the determination date (date upon which we fail to meet the 60 or 150 day requirement)  we are to issue to the subscribers the number of shares equal 1% of the number of shares issued as a part of this subscription and do so on a weekly basis until such time as we are incompliance with the registration requirement.  Further, the number of shares issued as “penalty shares” in aggregate cannot exceed 10%of the number of shares originally subscribed..  As of March 31, 2007 the Company had not incurred any penalties(compensatory or otherwise), however, the Company reserved $3,001,493 on March 31, 2007 for incurring any penalties in conjunction with this registration.  The amount reserved was based upon the maximum number of shares that may be issued and the closing price of a share of common stock of $.87 on March 31, 2007.  At September 30, 2007, the closing price of a share of the Company’s common stock was $.31. The Company reduced the amount reserved by $1,931,995 on its September 30, 2007condensed consolidated financial statements such that the amount reserved is $1,069,498.  Shares of the Company’s common stock were issued in relation to this penalty on November 2, 2007.

The following is a summary of the status of all of the Company’s stock warrants as of September 30, 2007 and changes during the nine months ended:

	Number Of Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2005	0	$0.00
Granted	1,071,429	$0.35
Exercised	(1,071,429)	$0.35
Cancelled	0	$0.00
Outstanding at September 30, 2006	0	$0.00
Granted	8,799,982	$0.57
Exercised	0	$0.00
Cancelled	0	$0.00
Outstanding at December 31, 2006	8,799,982	$0.57
Granted	0	$0.00
Exercised	0	$0.00
Cancelled	0	$0.00
Outstanding at September 30, 2007	8,799,982	$0.57
Warrants exercisable at September 30, 2007	8,799,982	$0.57

The following tables summarize information about stock warrants outstanding and exercisable at September 30, 2007

STOCK WARRANTS OUTSTANDING

Range of Exercise Prices	Number of Shares Outstanding	Weighted-Average Remaining Contractual Life in Years	Weighted-Average Exercise Price
$ 0.35	6,899,982	4.08	$0.35
$ 1.24 - $ 1.42	1,900,000	3.82	$1.36
	8,799,982	4.02	$0.57

STOCK WARRANTS EXERCISABLE

Range of Exercise Prices	Number of Shares Exercisable	Weighted-Average Exercise Price
$ 0.35	6,899,982	$0.35
$ 1.24-$ 1.42	1,900,000	$1.36
	8,799,982	$0.57

Note 8 - Commitments and contingencies

On February 15, 2006, the Company entered into a Technology Contribution Agreement with two individuals to acquire the rights, titles and interests to the intellectual property for the development of an electric power cell.  In exchange for the rights to this intellectual property, the Company agreed to finance the development of the electric power cell system up to $1,350,000 and payoff $15,000 in interest costs for related debt.  To date through September 30,, 2007, $2,248,295 has been recorded as research and development expense in relation to the technology and $15,000 as interest expense.

On February 15, 2006, the Company entered into a consulting agreement with Universal Power Vehicles Corporation for annual compensation of $200,000.  The term of the agreement is three years and may be extended upon agreement by both parties.  The Company prepaid one-half of the compensation upon execution of the agreement, with the remaining compensation to be paid monthly beginning August 15.  The Company fully amortized $100,000 as an expense in the year ended December 31, 2006. The consulting agreement has subsequently been terminated, without penalty, and no additional payments will be made.

On February 15, 2006, the Company entered into an employment agreement with an individual who is an officer and director of the Company.  The compensation is $120,000 annually.  Additionally, the Company issued 7,500,018 shares of par value common stock to this individual as executive compensation valued at $2,475,006.  The term of the agreement is one year and is automatically renewed annually.  On February 15, 2007, the employment agreement was renewed with compensation to be $222,000 annually.

On February 16, 2006, the Company entered into an employment agreement with an individual who is an officer and director of the Company for annual compensation of $120,000.  The term of the agreement is for one year and was automatically renewed on February 15, 2007.

On March 21, 2006, the Company entered into a lease agreement to rent office space at a rate of $547 per month and requires are fundable deposit of $500, which was paid by the Company during the period ended March 31, 2006.  On October 31, 2006, the Company added an addendum to the original lease agreement to rent additional office space at a rate of $547 per month and requires an additional refundable deposit of $500, which was paid by the Company during the period ended December 31, 2006. The deposits were recorded in prepaid expenses, but have been expensed during the three months ended March 31, 2007.  The lease and addendum expired collectively on March 31, 2007 and was not renewed.

On June 12, 2006, the Company entered into a License Agreement with California Institute of Technology, whereby the Company obtained certain exclusive and non-exclusive intellectual property licenses pertaining to the development of an electronic fuel cell technology, in exchange for 5,869,565 shares of common stock of the Company with a fair market value of $8,217,391, which amount has been recorded as licenses and permits expense.  The License Agreement carries an annual maintenance fee of $50,000, with the first payment due on or about June 12, 2009.  The License Agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the License Agreement and the licenses granted thereby.

On April 5, 2007 we were obligated to issue 344,999 shares per week for a maximum of 10 weeks as a penalty to the investors of the private placement for failure to register their shares by that date.  We are currently obligated, therefore to issue an aggregate of 3,449,990 shares pro rata to the investors but are not required to register these shares. On March 31,2007 , the Company reserved $3,001,493  for incurring any penalties in conjunction with the registration.  The amount reserved was based upon the maximum number of shares that may be issued and the closing price of a share of common stock of $.87 on March 31,2007.  However at September 30, 2007,the closing price of a share of the Company’s common stock was $.31. The Company reduced the amount reserved by $1,931,995on its September 30, 2007 condensed consolidated financial statements such that the amount reserved is $1,069,497. The shares of the Company’s common stock were issued November 2,2007 in relation to this penalty.

On June 11, 2007, we agreed to buy the assets of the FuelCellStore.com for $350,000 in cash and to issue 300,000 shares of our common stock.  . Our common stock was valued at its closing market price on the date of the agreement.  The closing price was$.63 per share, on that date for a total value of $189,000 and a total price paid,cash and stock, of $539,000.  The 300,000 shares of our common stock have been issued as of September 30, 2007.

Note 9  Impairment of Intangible Assets

We agreed to buy the assets of the FuelCellStore.com for $350,000 in cash and to issue 300,000 shares of our common stock .Our common stock was valued at its closing market price on the date of the agreement.  The closing price was $.63 per share, on that date for a total value of $189,000 and a total price paid, cash and stock, of $539,000.  Of the assets acquired the Company assigned a value to $179,775 to merchandise inventory, $8,600 to fixed assets, and $23,843 to current accounts receivable.   In accordance with SFAS No. 144 “Accounting for the Impairment or disposal of Long Lived assets”  the Company reviewed the intangible assets that were acquired, including the customer data base, and internally developed software and determined that the intangible assets did not have value to the company. Therefore, the difference between the assets noted and the price paid for the assets $326,782 have been allocated to intangible assets were impaired and written off at June 30, 2007 due to the lack of proven future cash flows generated by the assets acquired.  We impaired an additional $102,620 during the period ended September 30, 2007 as a result of reviewing the long lived assets acquired.

Note 10 Subsequent Events

On September 18, 2007, the Registrant signed an agreement to purchase the certain assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. (collectively the “Sellers”).  InnergyPower Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.  The purchase price for the assets was 3,000,000 shares of the Company’s common stock (the “Shares”).  The Company has guaranteed to the Sellers that the Shares will be worth $3,000,000during the 30 day period commencing 11 months from the closing date or the Company will be required to either issue additional shares such that the total shares are worth $3,000,000 at that time or pay the seller $3,000,000 in cash.  The Shares are subject to piggy back registration rights and a lock up agreement to be executed by the Sellers’ stockholders.  The purchase closed on October 18, 2007. The 3,000,000 shares were issued October 1, 2007.

On November 6, 2007, the Company signed a stock purchase agreement with Donald Karner and Kevin Morrow, whereby the Company purchased all of the issued and outstanding capital stock of Electric Transportation Engineering Corporation, as well as its affiliated company Clarity Group (both of which are collectively referred to as “ETEC”).  ETEC provides technical support and field services for all aspects of electric vehicle infrastructure.  ETEC will operate as a subsidiary of the Company and there will be no changes to the company’s management team.

The aggregate purchase price for the outstanding capital stock of ETEC is $3,000,000 in cash and 6,500,000 shares of the Company’s common stock (the “Shares”).  Of the $3,000,000 in cash to be paid to ETEC, $2,500,000 was due upon closing of the stock purchase agreement and $500,000 will be paid in 10 equal monthly installments, beginning December 1, 2007.  The 6,500,000 shares will be issued in the following manner: 3,250,000 upon the close of the stock purchase agreement and 3,250,000 to be issued on the first anniversary of the closing of the stock purchase agreement, which date shall be November 6, 2008.  The Shares bear a restricted legend and are not subject to piggy back registration rights.  The 6,500,000 shares were issued November 2007.

On November 6, 2007, the Company sold an aggregate of $4,117,649 of convertible debentures to three shareholders and one non affiliated investor.  The notes bear interest at 8% per annum and are due May 6, 2010.  As additional consideration for the notes, the Company issued an aggregate of 6,862,748 common stock purchase warrants, each exercisable to purchase one share of common stock at $0.32 per share.

On April 5, 2007 the Company was obligated to issue 344,999 shares per week for a maximum of 10 weeks as a penalty to the investors of the private placement for failure to register their shares by that date.  The Company was obligated, therefore to issue an aggregate of 3,449,990 shares pro rata to the investors but are not required to register these shares. The 3,449,990 shares of the Company’s common stock were issued November 2, 2007.

On October 10, 2007, we issued 100,000 shares of the Company’s common stock to the founder of the Fuel Cell Store as a bonus for executing an employment agreement with the Company,

On October 11, 2007 Mr Jerry Linn, a Director of the Company and Chairman of its Scence and Technology Committee, was issued 200,000 shares of the Company’s common stock.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The following documents (pages F-    to F-   ) form part of the report on the Financial Statements

Ecotality, Inc.

(a Development Stage Company)

Balance Sheets

as of

December 31, 2006 and 2005

and

Statements of Operations,

Stockholders’ Equity, and

Cash Flows

For the years ended

December 31, 2006 and 2005,

and

for the period

April 21, 1999 (Date of Inception)

through

December 31, 2006

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm Report 2006

Report of Independent Registered Public Accounting Firm Report 2005

Restated Balance Sheets

Restated Statement of Operations

Restated Statement of Changes in Stockholders’ Equity

Restated Statements of Cash Flows

Notes to Restated Financial Statements

 WEAVER & MARTIN

To the Board of Directors and Stockholders

Ecotality, Inc.

(Formerly Alchemy Enterprises, Ltd.)

Scottsdale, AZ

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Ecotality, Inc. (Formerly Alchemy Enterprises, Ltd.) as of December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended.  Ecotality, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ecotality, Inc. (Alchemy Enterprises, Ltd.) as of December 31, 2006, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the financial statements, the financial statements have been restated for the correction of an error in the valuation of shares given as executive compensation.

/s/
Weaver & Martin, LLC
Kansas City, Missouri

March 23, 2007, except as to the restatement discussed in Note 10 to the financial statements which is as of July 13, 2007

Certified Public Accountants & Consultants

411 Valentine, Suite 300

Kansas City, Missouri 64111

Phone: (816) 756-5525

Fax: (816) 756-2252

Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984  (tel)

702.362.0540 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Ecotality, Inc. (formerly Alchemy Enterprises, Ltd.) (the “Company”) (a Development Stage Company), as of December 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and for the period from April 21, 1999 (Date of Inception) to December 31, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ecotality, Inc. (formerly Alchemy Enterprises, Ltd.) (a Development Stage Company) as of December 31, 2005, and the results of its operations and cash flows for the years then ended, and for the period April 21, 1999 (Date of Inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

February 3, 2005

Ecotality, Inc.

(formerly Alchemy Enterprises, Ltd.)

(a Development Stage Company)

Restated Balance Sheets

	December 31,
	2006	2005
	(RESTATED)
Assets

Current assets:
Cash	$5,047,968	$5,878
Certificates of deposit	2,014,767	—
Inventory	—	2,453
Prepaid expenses	88,885	—
Total current assets	7,151,620	8,331

Fixed assets, net	777,813	1,904

	$7,929,433	$10,235

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$594,075	$—
Payroll liability	12,404	—
Total current liabilities	606,479	—

Stockholders’ equity:
Preferred stock, $0.001 par value, 200,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized, 112,999,906 and 64,058,974 shares issued and outstanding as of 12/31/06 and 12/31/05, respectively	113,000	64,059
Additional paid-in capital	21,788,399	26,853
(Deficit) accumulated during development stage	(14,578,445)	(80,677)
Total stockholders’ equity	7,322,954	10,235

	$7,929,433	$10,235

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc.

(formerly Alchemy Enterprises, Ltd.)

(a Development Stage Company)

Restated Statements of Operations

	For the years ended		April 21, 1999
	December 31,		(Inception) to
	2006	2005	December 31, 2006
	(RESTATED)		(RESTATED)
Revenue	$—	$851	$851
Cost of goods sold	—	506	506

Gross profit	—	345	345

Expenses:
Depreciation	20,166	788	21,087
Executive compensation	2,795,006	—	2,795,006
Licenses and permits	8,222,572	—	8,222,572
General and administrative expenses ($2,795,006 excluded because it is presented as separate line item above)	1,930,029	14,941	2,010,132
Research and development	1,088,104	—	1,088,104
Total expenses	14,055,877	15,729	14,136,901

Operating loss	(14,055,877)	(15,383)	(14,136,556)

Other income:
Interest income	14,905	—	14,907
Total other income	14,905	—	14,907

Other expenses:
Interest expense	456,796	—	456,796
Total other expenses	456,796	—	456,796

Loss from operations before income taxes	$(14,497,768)	$(15,383)	$(14,578,445)

Provision for income taxes	—	—	—

Net (loss)	$(14,497,768)	$(15,384)	$(14,578,445)

Weighted average number of common shares outstanding - basic and fully diluted	82,866,709	64,058,973

Net (loss) per share-basic and fully diluted	$(0.18)	$(0.00)

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc.

(formerly Alchemy Enterprises, Ltd.)

(a Development Stage Company)

Restated Statement of Stockholders’ Equity

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Founders shares issued for services	35,294,200	$35,294	$—	$(34,294)	$1,000

Net (loss)
April 21, 1999 (Inception) to December 31, 1999				(1,000)	(1,000)

Balance, December 31, 1999	35,294,200	35,294	—	(35,294)	—

Net (loss)
For the year ended December 31, 2000				—	—

Balance, December 31, 2000	35,294,200	35,294	—	(35,294)	—

Net (loss)
For the year ended December 31, 2001				—	—

Balance, December 31, 2001	35,294,200	35,294	—	(35,294)	—

Shares issued for cash	7,058,840	7,059	—	(2,059)	5,000

Net (loss)
For the year ended December 31, 2002				(4,467)	(4,467)

Balance, December 31, 2002	42,353,040	42,353	—	(41,820)	533

Shares issued for cash	7,058,840	7,059	—	(2,059)	5,000

Net (loss)
For the year ended December 31, 2003				(4,370)	(4,370)

Balance, December 31, 2003	49,411,880	49,412	—	(48,249)	1,163

Shares issued for cash	14,647,094	14,647	26,853		41,500

Net (loss)
For the year ended December 31, 2004				(17,044)	(17,044)

Balance, December 31, 2004	64,058,974	64,059	26,853	(65,293)	25,619

Net (loss)
For the year ended December 31, 2005				(15,384)	(15,384)

Balance, December 31, 2005	64,058,974	64,059	26,853	(80,677)	10,235

Shares issued for services	7,500,018	7,500	2,467,506		2,475,006

Warrants issued with note payable			382,656		382,656

Shares issued for cash from exercise of warrants	1,071,429	1,071	373,929		375,000

Shares issued for licenses	5,869,565	5,870	8,211,521		8,217,391

Shares issued for cash net of offering costs	34,499,920	34,500	10,325,934		10,360,434

Net (loss)
For the year ended December 31, 2006				(14,497,768)	(14,497,768)

Balance, December 31, 2006	112,999,906	$113,000	$21,788,399	$(14,578,445)	$7,322,954

The accompanying notes are an integral part of these financial statements.

 Ecotality, Inc.

(formerly Alchemy Enterprises, Ltd.)

(a Development Stage Company)

Restated Statements of Cash Flows

			April 21, 1999
	For the years ended		(Inception) to
	December 31,		December 31,
	2006	2005	2006
	(RESTATED)		(RESTATED)
Cash flows from operating activities
Net (loss)	$(14,497,768)	$(15,384)	$(14,578,445)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Shares issued for executive compensation	2,475,006	—	2,475,006
Shares issued for services	—	—	1,000
Shares issued for licenses	8,217,391	—	8,217,391
Depreciation	20,166	788	21,087
Warrants issued with notes payable	382,656	—	382,656
Stock split adjustments	—	—	38,412
Changes in operating assets and liabilities:
(Increase) decrease in inventory	2,453	(2,453)	—
(Increase) in prepaid expenses	(88,885)	—	(88,885)
Increase in accounts payable	594,075	—	594,075
Increase in payroll liabilities	12,404	—	12,404
Net cash (used) by operating activities	(2,882,502)	(17,049)	(2,925,299)

Cash flows from investing activities
Purchase of fixed assets	(796,075)	(836)	(798,900)
Purchase of certificates of deposit	(2,014,767)	—	(2,014,767)
Net cash (used) by investing activities	(2,810,842)	(836)	(2,813,667)

Cash flows from financing activities
Proceeds from note payable	1,425,000	—	1,425,000
Repayments of notes payable	(1,425,000)	—	(1,425,000)
Issuances of common stock	10,735,434	—	10,786,934
Net cash provided by financing activities	10,735,434	—	10,786,934

Net increase (decrease) in cash	5,042,090	(17,885)	5,047,968
Cash – beginning	5,878	23,763	—
Cash – ending	$5,047,968	$5,878	$5,047,968

Supplemental disclosures:
Interest paid	$59,140	$—	$59,140
Income taxes paid	$—	$—	$—

Non-cash transactions:
Shares issued for executive compensation	$2,475,006	$—	$2,475,006
Number of shares issued for executive compensation	7,500,018	—	7,500,018

Shares issued for services	$—	$—	$1,000
Number of shares issued for services	—	—	35,294,200

Shares issued for licenses	$8,217,391	$—	$8,217,391
Number of shares issued for licenses	5,869,565	—	5,869,565

Amortization of warrants issued for financing costs	$382,656	$—	$382,656
Number of shares issued for services	2,971,429	—	2,971,429

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc.

(formerly Alchemy Enterprises, Ltd.)

(a Development Stage Company)

Notes to Restated Financial Statements

Note 1 – History and organization of the company

The Company was organized April 21, 1999 (Date of Inception) under the laws of the State of Nevada, as Alchemy Enterprises, Ltd.  The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), “Accounting and Reporting by Development Stage Enterprises,” the Company is considered a development stage company.  The Company was initially authorized to issue 25,000 shares of its no par value common stock.

On October 29, 2002, the Company amended its articles of incorporation to increase its authorized capital to 25,000,000 shares with a par value of $0.001.  On January 26, 2005, the Company amended its articles of incorporation again, increasing authorized capital to 100,000,000 shares of common stock with a par value of $0.001.  Subsequently, on March 1, 2006, the Company amended its articles of incorporation, increasing authorized capital to 300,000,000 shares of common stock, each with a par value of $0.001, and 200,000,000 shares of preferred stock, each with a par value of $0.001.

On November 26, 2006, the Company amended its articles of incorporation to change its name from Alchemy Enterprises, Ltd. to Ecotality, Inc.

The former business of the Company was to market a private-label bio-degradable product line.  During the year ended December 31, 2006, the board of directors changed the Company’s focus toward developing an electric power cell technology.

Note 2 – Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2006 and 2005.

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured.  The Company recognizes revenues on product sales, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provide information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Management periodically reviews all product returns and evaluates the need for establishing either a reserve for product returns or a product warranty liability. As of December 31, 2006, management has concluded that neither a reserve for product returns nor a warranty liability is required.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were advertising costs of $439,501 and $0 included in selling, general and administrative expenses for the years ended December 31, 2006 and 2005, respectively.

Impairment of long-lived assets

On January 1, 2002, the Company adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition.

Management regularly reviews property, equipment and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment , then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Property and Equipment

Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation expense is recorded within selling, general and administrative expense.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Computer Equipment	3 years
Vehicles	5 years

Loss per share

The Company presents basic loss per share (“EPS”) and diluted EPS on the face of statements of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Diluted EPS is computed by adding to the weighted average shares the dilutive effect if stock warrants were exercised into common stock.  For the years ended December 31, 2006 and 2005, the denominator in the diluted EPS computation is the same as the denominator for basic EPS due to the anti-dilutive effect of the stock warrants on the Company’s net loss.

Research and development costs

Research and development costs are charged to expense when incurred.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and 2005.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses

The significant components of general and administrative expenses consist of meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, and travel expenses.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Stock based compensation

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company has adopted this standard will and expects to have a material impact on its financial statements assuming employee stock options or awards are granted in the future.

Recent pronouncements

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (SFAS No. 154), “Accounting Changes and Error Corrections.”  SFAS 154 requires retrospective application to prior-period financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS 154 also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error.  This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of SFAS 154 is expected to have a material impact on the Company’s financial statements and disclosures based on the restatement of the second quarter of 2006.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), which establishes a formal framework for measuring fair value under GAAP. SFAS 157 defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.

Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123(R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.  At December 31, 2006 and 2005, the Company had approximately $6,962,735 and $0 in excess of FDIC insured limits, respectively.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation.  These reclassifications had no effect on previously reported results of operations or retained earnings.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 – Income taxes

For the year ended December 31, 2006, the Company incurred net operating losses and accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2006, the Company had approximately $4,000,000 of federal and state net operating losses. The net operating loss carryforwards, if not utilized will begin to expire in 2009.

The components of the Company’s deferred tax asset are as follows:

	As of December 31, 2006	As of December 31, 2005

Deferred tax assets:
Net operating loss carryforwards	$1,400,000	$14,370
Total deferred tax assets	1,400,000	14,370

As of December 31, 2006, Management believes it is more likely than not that the deferred tax asset will not be fully realized and has therefore provided a valuation allowance in the amount of $1,400,000 to offset the deferred tax asset of the same amount.  As of December 31, 2006, the total deferred tax assets, net of the valuation allowance was $0.

Note 4 – Fixed assets

Fixed assets as of December 31, 2006 consisted of the following:

Computer equipment	$23,900
Vehicles	775,000
Accumulated depreciation	(21,087)
$777,813

Depreciation expense for the years ended December 31, 2006 and 2005 was $20,166 and $788, respectively.

Note 5 – Debt and interest expense

On February 9, 2006, the Company conducted a private offering of debt securities, whereby it raised $750,000 in bridge loan financing from three non-affiliated individuals.  The notes were due August 9, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The maturity date of the notes was subsequently extended to October 9, 2006.  The notes were repaid on September 29, 2006 including interest of $50,056.

In connection with the February 9, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $92 was attributed to the value of the notes, which amount is being amortized over a period of six months.  As of December 31, 2006, a total of $92 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On July 7, 2006, the Company raised $275,000 in bridge loan financing from two shareholders.  The notes are due December 29, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The notes were repaid on October 2, 2006 including interest of $6,724.

In connection with the July 7, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $223,391 was attributed to the value of the notes, which amount is being amortized over a period of approximately six months.  As of December 31, 2006, a total of $223,391 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On August 3, 2006, the Company raised $100,000 in bridge loan financing from two shareholders.  The notes are due December 29, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The notes were repaid on October 2, 2006 including interest of $1,668.

In connection with the August 3, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $79,079 was attributed to the value of the notes, which amount is being amortized over a period of approximately five months.  As of December 31, 2006, a total of $79,079 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On September 9, 2006, the Company raised $100,000 in bridge loan financing from two shareholders.  The notes are due December 29, 2006, bear an interest rate of 10.5% calculated annually and contain no prepayment penalty.  The notes were repaid on October 2, 2006 including interest of $552.

In connection with the September 9, 2006 debt offering, the note holders were issued warrants to purchase shares of the Company’s par value common stock.  Resultantly, a discount of $80,094 was attributed to the value of the notes, which amount is being amortized over a period of approximately four months.  As of December 31, 2006, a total of $80,094 has been amortized and recorded as interest expense.  See note 7 for additional discussion regarding the issuance of warrants.

On September 27, 2006, the Company raised $200,000 in bridge loan financing from two shareholders.  The notes are due December 29, 2006, are non-interest bearing and contain no prepayment penalty.  The notes were repaid on October 2, 2006.

Interest expense totaled $456,796 and $0 for the years ended December 31, 2006 and 2005, respectively.

Note 6 – Stockholders’ equity

The Company is authorized to issue 300,000,000 shares of its $0.001 par value common stock and 200,000,000 shares of $0.001 par value preferred stock.

On October 29, 2002, the Company effected a 1000-for-1 forward stock split of its $0.001 par value common stock.  Subsequently, on March 1, 2006, the Company effected a 17.6471-for-1 forward stock split of its $0.001 par value common stock.  All share and per share amounts have been retroactively restated to reflect this split.

On May 1, 1999, the Company issued 35,294,200 shares of its no par value common stock as founders’ shares to an officer and director in exchange for services rendered in the amount of $1,000, which has been recorded as general and administrative expense.

On August 13, 2002, the Company issued 7,058,840 shares of its $0.001 par value common stock to an unrelated third party in exchange for cash in the amount of $5,000.

On July 15, 2003, the Company issued 7,058,840 shares of its $0.001 par value common stock to an unrelated third party in exchange for cash in the amount of $5,000.

On May 17, 2004, the Company closed their Regulation D, Rule 504 offering, registered in Nevada, and issued a total of 14,647,094 shares of its $0.001 par value common stock in exchange for cash of $41,500.

On February 15, 2006, the Company issued 7,500,018 shares of its $0.001 par value common stock to an individual who is an officer and director as executive compensation valued at $2,475,006, calculated at the fair market value of $0.33, on March 2, 2006 when the company began trading shares of stock.

On March 23, 2006, three warrant holders exercised their rights to purchase shares of par value common stock of the Company.  As a result, the Company issued an aggregate of 1,071,429 shares of common stock at a price per share of $0.35, for total cash proceeds of $375,000.  See note 7 for additional discussion on this issue.

On June 12, 2006, the Company entered into a License Agreement with California Institute of Technology, whereby the Company issued 5,869,565 shares of common stock at a fair market value of $1.40 per share, based on the quoted market price on the grant date, for licenses and permits carrying an aggregate value of $8,217,391.  See note 8 for additional discussion on this issue.

During the year ended December 31, 2006, the Company conducted a private placement of its common stock pursuant to Regulation D, Rule 506.  As of December 31, 2006, the Company issued 34,499,920 shares of its $0.001 par value common stock at a price per share of $0.35, for total gross proceeds of $12,074,935.  The total offering costs related to this issuance was $9,352,713.

Note 7 – Warrants

As of January 1, 2006, there were no warrants outstanding.

On February 9, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to three non-affiliated individuals in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase a total of 1,071,429 shares of common stock of the Company for an aggregate purchase price of $375,000 or $0.35 a share.  The aggregate fair value of such warrants totaled $92 based on the Black Schoeles Merton pricing model using the following estimates:  4 % risk free rate, 100 % volatility and expected life of the warrants of 6 months.  On March 23, 2006, all of these warrants were exercised for total gross proceeds of $375,000.

On July 7, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to two shareholders in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase a total of 1,100,000 shares of common stock of the Company for an a purchase price of $1,562,00 or $1.42 a share.  The aggregate fair value of such warrants totaled $223,391 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

On August 3, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to two shareholders in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase a total of 400,000 shares of common stock of the Company for a purchase price of $496,000 or $1.24 a share.  The aggregate fair value of such warrants totaled $79,079 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

On September 6, 2006, the Company issued warrants to purchase shares of the Company’s par value common stock to two shareholders in conjunction with bridge loan agreements.  The warrant holders were granted the right to purchase a total of 400,000 shares of common stock of the Company for a purchase price of $528,000 or $1.32 a share.  The aggregate fair value of such warrants totaled $80,094 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 100% volatility and expected life of 5 years.

On October 27, 2006 the Company issued warrants to purchase shares of the Company’s par value common stock to the brokers of Brookstreet Securities Corporation as additional consideration for their acting as placement agent.  The warrant holders were granted the right to purchase a total of 6,899,982 shares of common stock of the Company for a purchase price of $2,414,994, or $0.35 per share.  The aggregate fair value of such warrants totaled $7,638,212 based on the Black Schoeles Merton pricing model using the following estimates:  4% risk free rate, 91% volatility and expected life of 5 years.  The Company netted the fair market value of the warrants against expenses related the offering of common stock conducted by Brookstreet Securities Corporation.

Paragraph 5 (Registration Rights) of the Subscription Agreement for the private placement described above states that “If the Company fails to (i) file the Registration Statement with the SEC on or prior to 60 days after the Closing Date, (ii) obtain effectiveness of the Registration Statement by the SEC on or prior to 150 days after the Closing Date, or (iii) maintain effectiveness of the Registration Statement for 12 months after the date of effectiveness, the Company shall be obligated to issue to the undersigned additional Shares”  The Registration Rights paragraph further holds that if we fail or fail to obtain or maintain the effectiveness of the registration statement, within 30 days following the determination date (date upon which we fail to meet the 60 or 150 day requirement)  we are to issue to the subscribers the number of shares equal 1% of the number of shares issued as a part of this subscription and do so on a weekly basis until such time as we are incompliance with the registration requirement.  Further, the number of shares issued as “penalty shares” in aggregate cannot exceed 10% of the number of shares originally subscribed..  As of December 31, 2006, the Company has not incurred any penalties (compensatory or otherwise) and has not reserved any amounts for incurring any penalties in conjunction with this registration.

The following is a summary of the status of all of the Company’s stock warrants as of December 31, 2006 and 2005 and changes during the years ended on those dates:

	Number	Weighted-Average
	Of Shares	Exercise Price

Outstanding at December 31, 2005	0	$0.00
Granted	0	$0.00
Exercised	0	$0.00
Cancelled	0	$0.00
Outstanding at December 31, 2006	0	$0.00
Granted	9,871,411	$0.54
Exercised	(1,071,429)	$0.35
Cancelled	0	$0.00
Outstanding at December 31, 2006	8,799,982	$0.57
Options exercisable at December 31, 2005	0	$0.00
Options exercisable at December 31, 2006	8,799,982	$0.57

The following tables summarize information about stock warrants outstanding and exercisable at December 31, 2006:

	STOCK WARRANTS OUTSTANDING
Range of Exercise Prices	Number of Shares Outstanding	Weighted-Average Remaining Contractual Life in Years	Weighted- Average Exercise Price
$0.35	6,899,982	4.83	$0.35
$1.24–$1.42	1,900,000	4.57	$1.36
	8,799,982	4.77	$1.36

	STOCK WARRANTS EXERCISABLE
Range of Exercise Prices	Number of Shares Exercisable	Weighted- Average Exercise Price

$0.35	6,899,982	$0.35
$1.24–$1.42	1,900,000	$1.36
	8,799,982	$0.57

Note 8 – Commitments and contingencies

On February 15, 2006, the Company entered into a Technology Contribution Agreement with two individuals to acquire the rights, titles and interests to the intellectual property for the development of an electric power cell.  In exchange for the rights to this intellectual property, the Company agreed to finance the development of the electric power cell system up to $1,350,000 and payoff $15,000 in interest costs for related debt.  To date, $750,000 has been recorded as research and development expense in relation to the technology and $15,000 as interest expense.

On February 15, 2006, the Company entered into a consulting agreement with Universal Power Vehicles Corporation for annual compensation of $200,000.  The term of the agreement is three years and may be extended upon agreement by both parties.  The Company prepaid one-half of the compensation upon execution of the agreement, with the remaining compensation to be paid monthly beginning August 15.  The Company fully amortized $100,000 as an expense in the year ended December 31, 2006.  The consulting agreement has subsequently been terminated, without penalty, and no additional payments will be made.

On February 15, 2006, the Company entered into an employment agreement with an individual who is an officer and director of the Company.  The compensation is $120,000 annually.  Additionally, the Company issued 7,500,018 (split-adjusted) shares of par value common stock to this individual as executive compensation valued at $2,475,006.  The term of the agreement is one year and is automatically renewed annually.

On February 16, 2006, the Company entered into an employment agreement with an individual who is an officer and director of the Company for annual compensation of $120,000.  The term of the agreement is one year and is automatically renewed annually.

On March 21, 2006, the Company entered into a lease agreement to rent office space at a rate of $547 per month and requires a refundable deposit of $500, which was paid by the Company during the period ended March 31, 2006.  On October 31, 2006, the Company added an addendum to the original lease agreement to rent additional office space at a rate of $547 per month and requires an additional refundable deposit of $500, which was paid by the Company during the period ended December 31, 2006.  The deposits are recorded in prepaid expenses.  The lease and addendum expire collectively on March 31, 2007.  The future minimum lease payments for 2007 are $3,282.

On June 12, 2006, the Company entered into a License Agreement with California Institute of Technology, whereby the Company obtained certain exclusive and non-exclusive intellectual property licenses pertaining to the development of an electronic fuel cell technology, in exchange for 5,869,565 shares of common stock of the Company with a fair market value of $8,217,391, which amount has been recorded as licenses and permits expense.  The License Agreement carries an annual maintenance fee of $50,000, with the first payment due on or about June 12, 2009.  The License Agreement carries a perpetual term, subject to default, infringement, expiration, revocation or unenforceability of the License Agreement and the licenses granted thereby.

Note 9 – Subsequent Events

On January 16, 2007, the Company purchased an office building for an aggregate price of $575,615.  A total of $287,959 has been paid and a tax credit has been recorded in the amount of $156.  The remaining balance of $287,500 is structured as an interest-only loan from a third-party, bears an interest rate of 6.75% calculated annually, with monthly payments in the amount of $1,617 due beginning on February 16, 2007.  The entire principal balance is due on or before January 16, 2012.

On February 15, 2007, the Company entered into a Settlement Agreement and Release to the Technology Contribution Agreement, originally entered into on February 15, 2006, to settle and resolve all known disputes and uncertainties between the Company and Howard Foote, Elliott Winfield and Universal Power Vehicles, Inc.  In accordance with the Settlement, the Parties confirm the assignment, transfer and conveyance of all right, title and interest in and to the Intellectual Property transferred in the Contribution Agreement.  In consideration, the Company agreed to pay to Foote, Winfield and UPV cash in the amount of $600,000.  Additionally, the Parties are to receive common stock in the aggregate amount of 1,500,000 shares of the Company, as per a separate escrow agreement between Foote, Winfield and an officer and director of the Company.  The 1,500,000 shares were valued at $1,200,000 based on our market price on the day of the transaction.

Note 10 – Restatement of financial statements

In connection with the preparation of our audited financial statements for the years ended December 31, 2006 and 2005, we determined that there were errors in accounting treatment and reported amounts in our previously filed financial statements.  As a result, we determined to restate our financial statements for the year ended December 31, 2006.  The restatements are included in this Annual Report on Form 10-KSB/A (Amendment No. 4).

These restated financial statements include adjustments related primarily to the following:

Stockholders’ Equity .  The Company has restated its December 31, 2006 financial statements to reflect the revaluation of compensation paid to an executive officer.  The resulting addition to executive compensation expense and reduction to additional paid-in capital totaled $2,453,756 for the year ended December 31, 2006.

The foregoing adjustments did not affect our previously reported cash and cash equivalents balances in prior periods. The following tables present the effect of the restatement adjustments by financial statement line item for the Balance Sheets, Statements of Operations, Statement of Stockholders’ Equity and Statements of Cash Flows.

Balance Sheets as of December 31, 2006

	As of December 31, 2006
	As
	Previously
	Stated	Adjustments	As Restated
Assets
Current assets:
Cash	$5,047,968	$—	$5,047,968
Certificates of deposit	2,014,767		2,014,767
Inventory	—		—
Prepaid expenses	88,885	—	88,885
Total current assets	7,151,620	—	7,151,620

Fixed assets, net	777,813	—	777,813

	$7,929,433	$—	$7,929,433

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$594,075	$—	$594,075
Payroll liability	12,404	—	12,404
Total current liabilities	606,479	—	606,479

Stockholders’ equity
Preferred stock, $0.001 par value, 200,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized, 112,999,906 and 64,058,974 shares issued and outstanding as of 12/31/06 and 12/31/05, respectively	113,000		113,000
Additional paid-in capital	19,334,643	2,453,756	21,788,399
(Deficit) accumulated during development stage	(12,124,689)	(2,453,756)	(14,578,445)
	7,322,954	—	7,322,954

	$7,929,433	$—	$7,929,433

Statements of Operations for the year ended December 31, 2006 and for the period from April 21, 1999 (Inception) to December 31, 2006

	For the year ended December 31, 2006			April 21, 1999 (Inception) to December 31, 2006
	As			As
	Previously			Previously
	Stated	Adjustments	As Restated	Stated	Adjustments	As Restated

Revenue	$—	$—	$––	$851	$—	$851
Cost of goods sold	—	—	—	506	—	506

Gross profit	—	—	—	345		345

Expenses:
Depreciation	20,166	—	20,166	21,087	—	21,087
Executive compensation	341,250	2,453,756	2,795,006	341,250	2,453,756	2,795,006
Licenses and permits	8,222,572	—	8,222,572	8,222,572	—	8,222,572
General and administrative expenses	1,930,029	—	1,930,029	2,010,132	—	2,010,132
Research and Development	1,088,104	—	1,088,104	1,088,104	—	1,088,104
Total expenses	11,602,121	2,453,756	14,055,877	11,683,145	2,453,756	14,136,901

Operating Loss	(11,602,121)	(2,453,756)	(14,055,877)	(11,682,800)	(2,453,756)	(14,136,556)

Other income
Interest income	14,905	—	14,905	14,907	—	14,907
Total other income	14,905	—	14,905	14,907	—	14,907

Other expenses:
Interest expense	456,796	—	456,796	456,796	—	456,796
Total other expenses	456,796	—	456,796	456,796	—	456,796

Loss from operations before income taxes	(12,044,012)	(2,453,756)	(14,497,768)	(12,124,689)	(2,453,756)	(14,578,445)

Provision for income taxes	—	—	—	—	—	—

Net (loss)	$(8,610,979)	$(2,453,756)	$(14,497,768)	$(12,124,689)	$(2,453,756)	$(14,578,445)

Weighted average number of common shares outstanding – basic and fully diluted	82,866,709	—	82,866,709

Net (loss) per share – basic and fully diluted	$(0.15)	$(0.03)	$(0.18)

Statement of Stockholders’ Equity

	As
	Previously
	Stated	Adjustments	As Restated

For the year ended December 31, 2006

Shares issued for services
Additional paid-in capital	13,750	2,453,756	2,467,506
Total stockholders’ equity	21,250	2,453,756	2,475,006

Net (loss) for the year ended December 31, 2006
(Deficit) accumulated during development stage	(12,044,012)	(2,453,756)	(14,497,768)
Total stockholders’ equity	(12,044,012)	(2,453,756)	(14,497,768)

Balance, December 31, 2006
Additional paid-in capital	19,334,643	2,453,756	21,788,399
(Deficit) accumulated during development stage	(12,124,689)	(2,453,756)	(14,578,445)

Statements of Cash Flows for the year ended December 31, 2006 and for the period from April 21, 1999 (Inception) to December 31, 2006

	For the year ended December 31, 2006			April 21, 1999 (Inception) to December 31, 2006
	As			As
	Previously			Previously
	Stated	Adjustments	As Restated	Stated	Adjustments	As Restated
Cash flows from operating activities
Net (loss)	$(12,044,012)	$(2,453,756)	$(14,497,768)	$(12,124,689)	$(2,453,756)	$(14,578,445)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:
Shares issued for executive compensation	21,250	2,453,756	2,475,006	21,250	2,453,756	21,250
Shares issued for services	—	—	—	1,000	—	1,000
Shares issued for licenses	8,217,391	—	8,217,391	8,217,391	—	8,217,391
Depreciation	20,166	—	20,166	21,087	—	21,087
Warrants issued with notes payable	382,656	—	382,656	382,656	—	382,656
Stock split adjustments	—		—	38,412		38,412
Changes in operating assets and liabilities:	—	—
(Increase) decrease in inventory	2,453	—	2,453	—	—	—
(Increase) in prepaid expenses	(88,885)	—	(88,885)	(88,885)	—	(88,885)
Increase in accounts payable	594,075	—	594,075	594,075	—	594,075
Increase in payroll liabilities	12,404	—	12,404	12,404	—	12,404
Net cash (used) by operating activities	(2,882,502)	—	(2,882,502)	(2,925,299)	—	(2,925,299)

Cash flows from investing activities
Purchase of fixed assets	(796,075)	—	(796,075)	(798,900)	—	(798,900)
Purchase of certificates of deposit	(2,014,767)		(2,014,767)	(2,014,767)		(2,014,767)
Net cash (used) by investing activities	(2,810,842)	—	(2,810,842)	(2,813,667)	—	(2,813,667)

Cash flows from financing activities
Proceeds from notes payable	1,425,000	—	1,425,000	1,425,000	—	1,425,000
Repayments of notes payable	(1,425,000)		(1,425,000)	(1,425,000)		(1,425,000)
Issuances of common stock	10,735,434	—	10,735,434	10,786,934	—	10,786,934
Net cash provided by financing activities	10,735,434	—	10,735,434	10,786,934	—	10,786,934

Net (decrease) increase in cash	5,042,090	—	5,042,090	5,047,968	—	5,047,968
Cash – beginning	5,878	—	5,878	—	—	—
Cash – ending	$5,047,968	$—	$5,047,968	$5,047,968	$—	$5,047,968

Supplemental disclosures:
Interest paid	$59,140	$—	$59,140	$59,140	$—	$59,140
Income taxes paid	$—	$—	$—	$—	$—	$—

Non-cash transactions:
Shares issued for executive compensation	$21,250	2,453,756	$2,475,006	$21,250	2,453,756	$2,475,006
Number of shares issued for executive compensation	7,500,018		7,500,018	7,500,018		7,500,018

Shares issued for services	$—		$—	$1,000		$1,000
Number of shares issued for services	—			35,294,200		35,294,200

Shares issued for licenses	$8,217,391		$8,217,391	$8,217,391		$8,217,391
Number of shares issued for licenses	5,869,565		5,869,565	5,869,565		5,869,565

Amortization of warrants issued for financing costs	$382,656		$382,656	$382,656		$382,656
Number of shares issued for services	2,971,429		2,971,429	2,971,429		2,971,429

As a result of the aforementioned restatement the related disclosures included in the notes to the consolidated financial statements have been revised.

THE CLARITY GROUP, INC. AND AFFILIATE

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED September 30, 2007

THE CLARITY GROUP, INC. AND AFFILLIATE

UNAUDITED CONSOLIDATED BALANCE SHEET

September 30, 2007

ASSETS
CURRENT ASSETS
Cash	$130,138
Accounts receivable	$860,345
Inventory	$188,821
Prepaid expenses	$78,706
TOTAL CURRENT ASSETS	1,258,011

PROPERTY AND EQUIPMENT, net	764,993

OTHER ASSETS	149,889

TOTAL ASSETS	$2,172,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$482,606
Accrued expenses	$39,753
Income taxes payable	$261,812
Due to stockholders	$10,168
Current maturities of long-term debt	$—
TOTAL CURRENT LIABILITIES	794,339

LONG-TERM DEBT, less current maturities	29,586

DEFERRED RENT	—

TOTAL LIABILITIES	823,925

CAPITAL CONTRIBUTED
Common stock, no par value, authorized 100,000 shares, issued and outstanding 51,000 shares	10,510

RETAINED EARNINGS	1,338,457
TOTAL STOCKHOLDERS’ EQUITY	1,348,967

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,172,892

See Notes to Consolidated Financial Statements

THE CLARITY GROUP, INC. AND AFFILLIATE

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

Nine Months Ended September 30, 2007

OPERATING REVENUES
Charger sales	$442,990
Consulting fees	$2,520,190
TOTAL OPERATING REVENUES	2,963,181

EXPENSES
Costs of goods sold	$2,366,574
Operating expenses	$569,348
General and administrative	$578,773
TOTAL EXPENSES	3,514,695

INCOME / (LOSS) FROM OPERATIONS	$37,532

OTHER INCOME (EXPENSE)
Interest income	$2,189
Interest expense	$(2,561)
Other income	$10,299
TOTAL OTHER INCOME (EXPENSE)	9,928

LOSS BEFORE INCOME TAX PROVISION	47,460

INCOME TAX PROVISION	24,000

NET PROFIT / (LOSS)	23,460

Distributions	(10,000)

RETAINED EARNINGS, BEGINNING OF PERIOD	1,324,997

RETAINED EARNINGS, END OF PERIOD	$1,338,457

See Notes to Consolidated Financial Statements

THE CLARITY GROUP, INC. AND AFFILLIATE

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Profit	$23,460
Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation and amortization	$250,205
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	$194,500
Inventory	$(67,745)
Prepaid expenses	$(58,694)
Increase (decrease) in:
Accounts payable	$80,740
Accrued expenses	$(348,081)
Income taxes payable	$24,000
Deferred rent	$—
Net cash provided by operating activities	98,384

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	$(108,204)
Other assets	$19,154
Net cash used in investing activities	(89,050)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit	$(96,503)
Payments made to stockholders	$(10,000)
Payments on long-term debt	$(6,772)
Net cash used in financing activities	(113,275)

NET CHANGE IN CASH	(103,942)

CASH, BEGINNING OF PERIOD	234,080

CASH, END OF PERIOD	$130,138

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$2,561

See Notes to Consolidated Financial Statements

THE CLARITY GROUP, INC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SETEMBER 30, 2007

(1)       Company operations and summary of significant accounting policies

Company operations — The Clarity Group, Inc. (CG) provides alternative fuel research and technical support for alternative fuel vehicles and power generation.  Electric Transportation Engineering Corporation (ETEC), the related affiliate, generates revenue from sales, installations and maintenance of fast charge systems.  Both entities are collectively referred to as “the Company.”

The significant accounting policies followed by the Company are summarized below:

Principles of consolidation — The consolidated financial statements include the accounts of The Clarity Group, Inc. and Electric Transportation Engineering Corporation.  All significant inter-company transactions and balances have been eliminated in consolidation.   The Companies apply the accounting policy of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.  This interpretation requires a company to consolidate another entity when the other entity has an economic dependency on the company.  Under this interpretation, management has determined that ETEC has an economic dependency on CG, whereas CG is the primary beneficiary in the variable interest entity (VIE).

Revenue recognition — The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable.  Generally, all these conditions are met when products are received by the customer and consultation services have been rendered.

Shipping and handling — Amounts billed to customers for shipping and handling are classified as revenue in the consolidated statement of income and retained earnings.  Shipping and handling costs incurred by the Company in its operations and delivery to customers are classified as cost of goods sold in the consolidated statement of income and retained earnings.  Shipping and handling costs totaled approximately $38,000 for the period.

Management’s use of estimates — The presentation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash — Cash consists of cash, demand deposits and money market savings deposits and, at times, may include other cash equivalents which consist of highly liquid debt instruments with original maturities of three months or less.  Cash deposits are insured in limited amounts by the Federal Deposit Insurance Corporation (FDIC).

Accounts receivable — Accounts receivable are stated at the amount the Company expects to collect from outstanding balances.  The Company provides for probable uncollectible amounts through an allowance for doubtful accounts, if an allowance is deemed necessary.  On a periodic basis, management evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based on its assessment of the current status of individual accounts.  A receivable is written off when it is determined that all collection efforts have been exhausted.  Management considers accounts receivable at September 30, 2007 to be collectible in full and, accordingly, an allowance for doubtful accounts is not considered necessary.

(1)           Company operations and summary of significant accounting policies (continued)

Inventory valuation — Inventory consists of battery chargers, parts and supplies and is stated at the lower of cost or market.  Cost has been determined on the first-in, first-out basis.

Depreciation and amortization — Depreciation and amortization is computed using accelerated and straight-line methods over the following estimated useful lives:

Estimated Useful Lives
Vehicles	5 years
Furniture and equipment	5 - 7 years
Building improvements	5 years

Impairment of long-lived assets — The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment of Long-Lived Assets.  SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell the assets.  No impairment charges were recorded for the period.

Income taxes — CG has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions, the Company generally does not pay federal or state corporate income taxes on its taxable income.  Instead, the stockholders are liable for individual income taxes on the taxable income of the Company.  ETEC follows Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.  SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.  Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

(2)       Property and equipment

Property and equipment consists of:

Cost:
Vehicles	$932,760
Furniture and equipment	478,939
Building improvements	269,285
Total cost	1,680,984
Accumulated depreciation and amortization	(915,171)
Net property and equipment	$764,993

Depreciation and amortization expense charged to operations was $250,205 for the period.

(3)       Line of credit

The Company has a $100,000 revolving line of credit with interest charged on borrowings at the prime rate plus 2.475% (10.725% at September 30, 2007).  The line of credit is secured by the stockholders’ residence.  At September 30, 2007, there were no borrowings outstanding on the line of credit.

(4)       Long-term debt

Long-term debt consists of:

Notes payable to a bank, collateralized by equipment, payable in monthly installments totaling $2,893 including interest at 6.5%, maturing in August 2011.	$30,917
Current maturities	(7,516)
Noncurrent maturities	$23,401

Annual maturities of long-term debt outstanding at September 30, 2007 are as follows:

Periods Ending September 30,

2008	$7,516
2009	8,018
2010	8,554
2011	5,498
Total annual maturities	$29,586

(5)       Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of income taxes currently due or refundable plus deferred income taxes.  The deferred income tax assets and liabilities represent the future tax return consequences of these differences, which will be taxable or deductible when the assets or liabilities are recovered or settled.  As of September 30, 2007, the Company did not have any significant future tax return consequences which would be taxable or deductible in a future period.  The income taxes referred to in this footnote pertain to ETEC, as CG does not pay federal or state corporate income taxes.

The provision for income taxes consists of:

Current provision:
Federal	$24,000
State	4,000

Total income tax provision	$28,000

The effective income tax rate for the period ended September 30, 2007 differs from the Federal Statutory rate principally because a portion of the consolidated taxable income is not subject to tax as described in Note 1.  The reason for the significant difference is due to losses incurred for CG that do not offset the taxable income for ETEC.

(6)       Leases

The Company leases their facilities under an operating lease expiring in November 2010.  The approximate minimum future rental payments under this non-cancellable lease are as follows:

Periods Ending September 30,

2008	$79,000
2009	85,000
2010	80,000
2011	37,000
Total minimum future rental payments	$281,000

Total rental expense under operating leases with terms in excess of one year was approximately $38,000 for the nine months ended September 30, 2007.  The Company accounts for rental expense on a straight-line basis in accordance with SFAS 13, Accounting for Leases

(7)       Major customers

Approximately 85% of consulting fees earned by CG are derived from the Department of Energy.  This is approximately 24% of total operating revenues in the accompanying consolidated statement of income.  The Company receives payments from the Department of Energy upon the issuance of invoices for services rendered.  At September 30, 2007, there were no amounts in accounts receivable that were due from the Department of Energy.

(8)       401(k) plan

The Company sponsors a 401(k) plan covering employees who meet specified age and service requirements.  Employer contributions are made annually.  The Company makes an annual matching contribution equal to 100% of the employee’s deferral contribution, not to exceed 3% of the employee’s total compensation.  The Company is also required to make an additional matching contribution of 50% over and above the 3% of the employee’s compensation, not to exceed 5% of the employee’s total compensation.

(9)       Related party transactions

The stockholders will periodically advance the Company funds to be used for operational purposes.  At September 30, 2007, the Company owed the stockholders $10,168.  There are no written agreements between the stockholders and the Company relating to these advances.  The stockholders can demand repayment of the amounts at any time.  The stockholders will at times charge interest on the amounts advanced.  The stockholders did not charge any significant interest on the advances during the six months ended September 30, 2007.

THE CLARITY GROUP, INC. AND AFFILIATE

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005

THE CLARITY GROUP, INC. AND AFFILIATE

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

THE CLARITY GROUP, INC. AND AFFILIATE

We have audited the accompanying consolidated balance sheets of The Clarity Group, Inc. and Affiliate at December 31, 2006 and 2005 and the related consolidated statements of income and retained earnings and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the management of The Clarity Group, Inc. and Affiliate.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Clarity Group, Inc. and Affiliate at December 31, 2006 and 2005, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Phoenix, Arizona
September 27, 2007

THE CLARITY GROUP, INC. AND AFFILLIATE

CONSOLIDATED BALANCE SHEETS

December 31, 2006 and 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash	$230,090	$76,226
Accounts receivable	1,011,571	427,685
Inventory	121,076	66,004
Prepaid expenses	56,541	37,137
TOTAL CURRENT ASSETS	1,419,278	607,052

PROPERTY AND EQUIPMENT, net	935,910	484,820

OTHER ASSETS	2,806	60,620

TOTAL ASSETS	$2,357,994	$1,152,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft	$—	$23,503
Line of credit	96,547	69,864
Accounts payable	578,688	403,694
Accrued expenses	14,286	30,982
Customer deposits	—	45,000
Income taxes payable	233,812	24,457
Due to stockholders	58,193	9,909
Current maturities of long-term debt	7,276	—
TOTAL CURRENT LIABILITIES	988,802	607,409

LONG-TERM DEBT, less current maturities	29,038	—

DEFERRED RENT	19,557	—

TOTAL LIABILITIES	1,037,397	607,409

MINORITY INTEREST IN EQUITY OF CONSOLIDATED AFFILIATE	193,392	—

CAPITAL CONTRIBUTED
Common stock, no par value, authorized 100,000 shares, issued and outstanding 51,000 shares	510	510

RETAINED EARNINGS	1,126,695	544,573
TOTAL STOCKHOLDERS’ EQUITY	1,127,205	545,083

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,357,994	$1,152,492

See Notes to Consolidated Financial Statements

THE CLARITY GROUP, INC. AND AFFILLIATE

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

Years Ended December 31, 2006 and 2005

	2006	2005
OPERATING REVENUES
Charger sales	$3,069,582	$2,598,185
Consulting fees	1,339,227	1,263,446
TOTAL OPERATING REVENUES	4,408,809	3,861,631

EXPENSES
Costs of goods sold	1,560,777	1,635,290
Operating expenses	1,600,771	1,332,612
General and administrative	447,903	530,883
TOTAL EXPENSES	3,609,451	3,498,785

INCOME FROM OPERATIONS	799,358	362,846

OTHER INCOME (EXPENSE)
Tax rebate	110,000	—
Gain on disposal of property and equipment	46,474	13,425
Interest income	34,409	8,068
Interest expense	(3,727)	(4,725)
TOTAL OTHER INCOME (EXPENSE)	187,156	16,768

INCOME BEFORE INCOME TAX PROVISION	986,514	379,614

INCOME TAX PROVISION	211,000	54,600

NET INCOME BEFORE MINORITY INTEREST	775,514	325,014

MINORITY INTEREST IN NET INCOME OF CONSOLIDATED AFFILIATE	(193,392)	—

NET INCOME	582,122	325,014

RETAINED EARNINGS, BEGINNING OF YEAR	544,573	619,559

DISTRIBUTIONS	—	(400,000)

RETAINED EARNINGS, END OF YEAR	$1,126,695	$544,573

See Notes to Consolidated Financial Statements

THE CLARITY GROUP, INC. AND AFFILLIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$582,122	$325,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	295,838	164,191
Minority interest	193,392	—
Gain on disposal of property and equipment	(46,474)	(13,425)
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	(583,886)	(213,714)
Payments received from related party	––	18,960
Inventory	(88,407)	(40,585)
Prepaid expenses	(19,404)	2,807
Increase (decrease) in:
Bank overdraft	(23,503)	23,503
Accounts payable	174,994	285,510
Accrued expenses	(16,696)	(7,683)
Income taxes payable	209,355	24,457
Customer deposits	(45,000)	––
Deferred rent	19,557	––
Net cash provided by operating activities	651,888	569,035

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments	––	150,000
Purchases of property and equipment	(723,019)	(423,015)
Proceeds from disposal of property and equipment	55,900	17,711
Other assets	57,814	(25,381)
Net cash used in investing activities	(609,305)	(280,685)

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances on line of credit	26,683	19,864
Proceeds from long-term debt	40,550	––
Payments on long-term debt	(4,236)	––
Advances from stockholders	48,284	––
Payments made to stockholders	––	(2,024)
Distributions to stockholders	––	(400,000)
Net cash provided by (used in) financing activities	111,281	(382,160)

NET CHANGE IN CASH	153,864	(93,810)

CASH, BEGINNING OF YEAR	76,226	170,036

CASH, END OF YEAR	$230,090	$76,226

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$3,727	$4,725

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES
During 2006, the Company transferred $33,335 of equipment from inventory to property and equipment.

See Notes to Consolidated Financial Statements

THE CLARITY GROUP, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005

(1)                     Company operations and summary of significant accounting policies

Company operations – The Clarity Group, Inc. (CG) provides alternative fuel research and technical support for alternative fuel vehicles and power generation.  Electric Transportation Engineering Corporation (ETEC), the related affiliate, generates revenue from sales, installations and maintenance of fast charge systems.  Both entities are collectively referred to as “the Company.”

The significant accounting policies followed by the Company are summarized below:

Principles of consolidation – The consolidated financial statements include the accounts of The Clarity Group, Inc. and Electric Transportation Engineering Corporation. All significant intercompany transactions and balances have been eliminated in consolidation. The Companies apply the accounting policy of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.  This interpretation requires a company to consolidate another entity when the other entity has an economic dependency on the company.  Under this interpretation, management has determined that ETEC has an economic dependency on CG, whereas CG is the primary beneficiary in the variable interest entity (VIE).

Revenue recognition – The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable.  Generally, all these conditions are met when products are received by the customer and consultation services have been rendered.

Shipping and handling – Amounts billed to customers for shipping and handling are classified as revenue in the consolidated statements of income and retained earnings.  Shipping and handling costs incurred by the Company in its operations and delivery to customers are classified as cost of goods sold in the consolidated statements of income and retained earnings. Shipping and handling costs totaled approximately $33,000 for 2006 and $23,000 for 2005.

Management’s use of estimates – The presentation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash – Cash consists of cash, demand deposits and money market savings deposits and, at times, may include other cash equivalents which consist of highly liquid debt instruments with original maturities of three months or less.  Cash deposits are insured in limited amounts by the Federal Deposit Insurance Corporation (FDIC).

Accounts receivable – Accounts receivable are stated at the amount the Company expects to collect from outstanding balances.  The Company provides for probable uncollectible amounts through an allowance for doubtful accounts, if an allowance is deemed necessary.  On a periodic basis, management evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based on its assessment of the current status of individual accounts.  A receivable is written off when it is determined that all collection efforts have been exhausted.  Management considers accounts receivable at December 31, 2006 and 2005 to be collectible in full and, accordingly, an allowance for doubtful accounts is not considered necessary.

Inventory valuation – Inventory consists of battery chargers, parts and supplies and are stated at the lower of cost or market.  Cost has been determined on the first-in, first-out basis.

Depreciation and amortization – Depreciation and amortization is computed using accelerated and straight-line methods over the following estimated useful lives:

Estimated Useful Lives
Vehicles	5 years
Furniture and equipment	5 - 7 years
Building improvements	5 years

Impairment of long-lived assets – The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment of Long-Lived Assets.  SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell the assets.  No impairment charges were recorded for 2006 and 2005.

Income taxes – CG has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions, the Company generally does not pay federal or state corporate income taxes on its taxable income.  Instead, the stockholders are liable for individual income taxes on the taxable income of the Company.  ETEC follows Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.  SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.  Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

(2)                     Property and equipment

Property and equipment consists of:

	2006	2005
Cost:
Vehicles	$932,760	$708,477
Furniture and equipment	442,932	257,974
Building improvements	278,916	71,436
Total cost	1,654,608	1,037,887
Accumulated depreciation and amortization	(718,698)	(553,067)
Net property and equipment	$935,910	$484,820

Depreciation and amortization expense charged to operations was $295,838 for 2006 and $164,191 for 2005.

(3)                     Line of credit

The Company has a $100,000 revolving line of credit with interest charged on borrowings at the prime rate plus 2.475% (10.725% at December 31, 2006).  The line of credit is secured by the stockholders’ residence.  At December 31, 2006 and 2005, total borrowings outstanding on this line of credit were $ 96,547 and $69,864, respectively.

(4)                     Long-term debt

    Long-term debt consists of:

	2006	2005
Notes payable to a bank, collateralized by equipment, payable in monthly installments totaling $2,893 including interest at 6.5%, maturing in August 2011.	$36,314	$––
Current maturities	(7,276)	––
Noncurrent maturities	$29,038	$––

Annual maturities of long-term debt outstanding at December 31, 2006 are as follows:

Years Ending December 31,
2007	$7,276
2008	7,762
2009	8,282
2010	8,836
2011	4,158
Total annual maturities	$36,314

(5)                     Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of income taxes currently due or refundable plus deferred income taxes.  The deferred income tax assets and liabilities represent the future tax return consequences of these differences, which will be taxable or deductible when the assets or liabilities are recovered or settled.  As of December 2006 and 2005, the Company does not have any significant future tax return consequences which would be taxable or deductible in a future period.  The income taxes referred to in this footnote pertain to ETEC, as CG does not pay federal or state corporate income taxes.

The provision for income taxes consists of:

	2006	2005
Current provision:
Federal	$177,000	$20,000
State	34,000	3,500
Total current provision	211,000	23,500

Deferred portion:	—	31,100
Federal
State	—	—
Total deferred portion	—	31,100

Total income tax provision	$211,000	$54,600

The effective income tax rates of 21% for 2006 and 14% for 2005 differ from the Federal Statutory rate of 34% principally because a portion of the consolidated taxable income is not subject to tax as described in Note 1.

(6)                     Leases

The Company leases their facilities under an operating lease expiring in November 2010.  The minimum future rental payments under this noncancellable lease are as follows:

Years Ending December 31,
2007	$74,000
2008	83,000
2009	86,000
2010	74,000
Total minimum future rental payments	$317,000

Total rental expense under operating leases with terms in excess of one year was approximately $83,000 for 2006 and $38,000 for 2005.  The Company accounts for rental expense on a straight-line basis in accordance with SFAS 13, Accounting for Leases.  As a result, the Company has recorded a liability of $19,557 as of December 31, 2006 and an asset of $56,481 as of December 31, 2005 (the asset is part of other assets in the December 31, 2005 consolidated balance sheet).  These amounts are included in deferred rent and other assets respectively, on the accompanying consolidated balance sheets.

(7)                     Tax rebate

During the year ended December 31, 2006, CG received a tax rebate from the State of Arizona.  The rebate was issued to CG for their promotion and use of non-gas powered vehicles.  The amount of the rebate was $110,000.  In addition, $34,021 of interest was also received from the State of Arizona as the State of Arizona was late in paying the rebate.  Both amounts are included in other income on the accompanying consolidated statements of income.

(8)                     Major customers

Approximately 85% of consulting fees earned by CG are derived from the Department of Energy.  This is approximately 26% of total operating revenues in the accompanying consolidated statements of income.  The Company receives payments from the Department of Energy upon the issuance of invoices for services rendered.  At December 31, 2006 and 2005, there were no amounts in accounts receivable that were due from the Department of Energy.

(9)                     401(k) plan

The Company sponsors a 401(k) plan covering employees who meet specified age and service requirements.  Employer contributions are made annually.  The Company makes an annual matching contribution equal to 100% of the employee’s deferral contribution, not to exceed 3% of the employee’s total compensation.  The Company is also required to make an additional matching contribution of 50% over and above the 3% of the employee’s compensation, not to exceed 5% of the employee’s total compensation.  During the years ending December 31, 2006 and 2005, the Company made matching contributions of $16,911 and $22,310, respectively.

(10)              Related party transactions

The stockholders will periodically advance the Company funds to be used for operational purposes.  At December 31, 2006 and 2005, the Company owed the stockholders $58,913 and $9,909, respectively.  There are no written agreements between the stockholders and the Company relating to these advances.  The stockholders can demand repayment of the amounts at any time.  The stockholders will at times charge interest on the amounts advanced.  The stockholders did not charge any significant interest on the advances during 2005 and 2006.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet

December 31, 2005

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	$5,878	$76,226	$	$82,104
Accounts Receivable		427,685		427,685
Prepaid expenses & other assets		37,137		37,137
Inventory	2,453	66,004		68,457
Total current assets	8,331	607,052	—	615,383

Fixed assets
Gross Block	2,825	484,820		487,645
Accumulated Depreciation	(921)			(921)
Total Net Fixed Assets	1,904	484,820	—	486,724

Other Assets	—	60,620		60,620

Total Assets	$10,235	$1,152,492	$—	$1,162,727

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$	$403,694	$	$403,694
Line of credit	—	69,864		69,864
Bank overdraft		23,503		23,503
Income taxes payable	—	24,457		24,457
Due to stockholders	—	9,909		9,909
Customer deposits	—	45,000		45,000
Accrued Liabilities		30,982		30,982
Total current liabilities	—	607,409	—	607,409

Long Term Debt, less current maturities	—	—		—
Deferred Rent		—		—
Total Liabilities	—	607,409		607,409

Stockholders’ equity
Common Stock	64,059	510		64,569
Additional paid-in capital	26,853			26,853
Retained Earnings	(80,677)	544,573		463,896
Accumulated Foreign Currency Translation Adjustment				—
Total Stockholders’ Equity	10,235	545,083	—	555,318

Total Liabilities and Stockholders’ Equity	$10,235	$1,152,492	$—	$1,162,727

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Operations

for the year ended December 31, 2005

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined

Revenue	$851	$3,861,631	$	$3,862,482
Cost of Goods Sold	506	1,635,290		1,635,796
Gross Profit	345	2,226,341	—	2,226,686

Expenses:
Depreciation	788	164,191		164,979
Operating expenses		1,168,421		1,168,421
General and administrative expenses	14,941	530,883		545,824
Total expenses	15,729	1,863,495	—	1,879,224

Operating profit / (loss)	(15,384)	362,846	—	347,462

Other income:
Interest income		8,068		8,068
Gain on disposal of equipment	—	13,425		13,425
Total other income	—	21,493		21,493

Other expenses:
Interest expense		4,725		4,725
Total other (expenses)	—	4,725	—	4,725

Profit / (Loss) from operations before income taxes	(15,384)	379,614	—	364,230

Provision for income taxes	—	54,600	—	54,600

Net (loss)	(15,384)	325,014	—	309,630

Foreign Currency Adjustment	—	—	—	—

Comprehensive Income (Loss)	$(15,384)	$325,014	$—	309,630

Weighted average number of common shares outstanding	64,058,974	51,000	—	64,109,974

Net (loss) per share	$(0.00)	$6.37	$—	0.00

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Cash Flows

for the year ended December 31, 2005

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Cash flows from operating activities:
Net (loss)	$(15,383)	$325,014	$—	$309,631
Adjustments to reconcile net (loss) to net cash used in operating activities:
Amortization and depreciation	788	164,191		164,979
Gain on disposal of equipment		(13,425)		(13,425)
Changes in assets and liabilities:
Net assets and liabilities of discontinued operations Accounts receivable		(213,714)		(213,714)
Payments received from related party		18,960		18,960
Prepaid expenses		2,807		2,807
Inventories	(2,454)	(40,585)		(43,039)
Bank Overdraft		23,503		23,503
Accounts payable		285,510		285,510
Accrued liabilities		(7,683)		(7,683)
Accrued Taxes		24,457		24,457
Net cash (used in) operating activities	(17,049)	569,035	—	551,986

Cash flows from investing activities:
Proceeds from sale of investments		150,000		150,000
Purchase of fixed assets	(836)	(423,015)		(423,851)
Proceeds from disposal of property and equipment		17,711		17,711
Other assets		(25,381)		(25,381)
Net cash (used in) investing activities	(836)	(280,685)	—	(281,521)

Cash flows from financing activities:
Payments made to stockholders		(2,024)		(2,024)
Net advances from line of credit		19,864		19,864
Distributions to Stockholders		(400,000)		(400,000)
Net cash provided by financing activities	—	(382,160)	—	(382,160)

Net increase (decrease) in cash	(17,885)	(93,810)	—	(111,695)

Cash and cash equivalents - December 31, 2004	23,763	170,036	—	193,799

Cash and cash equivalents - December 31, 2005	$5,878	$76,226	$—	$82,104

The accompanying notes are an integral part of these financial statements.

Notes to Pro Forma Financial Statements

ECOtality and Subidiaries

On November 2, 2007 the company closed an agreement to acquire entire outstanding stocks of the Clarity Group, Inc and affiliate Electric Transportation Engineering Corporation (eTec) through a stock purchase agreement.

1.1    Acquired Assets and liabilities.  The acquired Assets included all of Seller’s current assets. They included Accounts Receivable, tangible property, equipment, inventories, tenant improvements (regardless of whether they are accounted for as an asset on the books of Seller, or of a landlord or other third party), vendor and customer lists, goodwill, software, intellectual property, prepaid expenses and deposits, Assigned Contracts, Assigned Personal Property Leases, books and records, domain name, names, e-mail addresses, telephone and facsimile numbers, and all licenses and permits to the extent transferable to Buyer. The assumed liabilities included trade accounts payable and other accrued liabilities.

1.2  Employees.  The company offered employment to each employee of Seller who is principally employed in Seller’s Business. All transferred employees from the seller are employees at will, and are subject to the Registrant’s employment policies. Except for the Assumed Liabilities, the seller retained all liabilities with respect to any and all Seller Employees who are not Transferring Employees.

1.3   Pro-forma Financials: The pro-forma financials included in this filing, have been prepared from the financial statements finalized for the year ended December 31, 2005, December 31, 2006 for both Ecotality and the Clarity Group Inc. & affiliate. The pro-forma financials for the nine months ended September 30, 2007 have been prepared from the financial statements of Ecotality and un-audited financials of the Clarity Group Inc. & affiliate.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet

December 31, 2006

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	$5,047,968	$230,090	$	$5,278,058
Certificate of Deposit	2,014,767	—		2,014,767
Accounts Receivable	—	1,011,571		1,011,571
Prepaid expenses & other assets	88,885	59,347		148,232
Inventory	—	121,076		121,076
Total current assets	7,151,620	1,422,084	—	8,573,704

Fixed assets
Gross Block	798,900			798,900
Accumulated Depreciation	(21,087)			(21,087)
Total Net Fixed Assets	777,813	935,910	—	1,713,723

Total Assets	$7,929,433	$2,357,994	$—	$10,287,427

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$594,075	$578,688	$	$1,172,763
Line of credit	—	96,547		96,547
Income taxes payable	—	233,812		233,812
Due to stockholders	—	58,193		58,193
Current maturities of long-term debt	—	7,276		7,276
Accrued Liabilities	12,404	14,286		26,690
Total current liabilities	606,479	988,802	—	1,595,281

Long Term Debt, less current maturities	—	29,038		29,038
Deferred Rent		19,557		19,557
Total Liabilities	606,479	1,037,397		1,643,876

Stockholders’ equity
Common Stock	113,000	510		113,510
Additional paid-in capital	21,788,399	—		21,788,399
Retained Earnings	(14,578,445)	1,320,087		(13,258,358)
Accumulated Foreign Currency Translation Adjustment	—			—
Total Stockholders’ Equity	7,322,954	1,320,597	—	8,643,551

Total Liabilities and Stockholders’ Equity	$7,929,433	$2,357,994	$—	$10,287,427

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Operations

for the year ended December 31, 2006

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Revenue	$—	$4,408,809	$	$4,408,809
Cost of Goods Sold	—	1,560,777		1,560,777
Gross Profit	—	2,848,032	—	2,848,032

Expenses:
Depreciation	20,166	295,838		316,004
Operating expenses	—	1,304,933		1,304,933
General and administrative expenses	4,725,035	447,903		5,172,938
Licenses and Permits	8,222,572	—		8,222,572
Research and development	1,088,104	—		1,088,104
Total expenses	14,055,877	2,048,674	—	16,104,551

Operating profit / (loss)	(14,055,877)	799,358	—	(13,256,519)

Other income:
Interest income	14,905	34,409		49,314
Gain on disposal of equipment	—	46,474
Tax Rebate	—	110,000
Other Income	—			—
Total other income	14,905	190,883	—	49,314

Other expenses:
Interest expense	456,796	3,727		460,523
Total other (expenses)	456,796	3,727	—	460,523

Profit / (Loss) from operations before income taxes	(14,497,768)	986,514	—	(13,667,728)

Provision for income taxes	—	211,000	—	211,000

Net (loss)	(14,497,768)	775,514	—	(13,456,728)

Foreign Currency Adjustment	—		—	—

Comprehensive Income (Loss)	$(14,497,768)	$775,514	$—	$(13,456,728)

Weighted average number of common shares outstanding	82,866,709	51,000	—	82,917,709

Net (loss) per share	$(0.18)	$15.21	$—	$(0.16)

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Cash Flows

for the year ended December 31, 2006

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Cash flows from operating activities:
Net (loss)	$(14,497,768)	$775,514	$—	$(13,722,254)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for executive compensation	2,475,006	—		2,475,006
Shares issued for licenses	8,217,391	—		8,217,391
Amortization and depreciation	20,166	295,838		316,004
Gain on disposal of equipment		(46,474)		(46,474)
Warrants issued with notes payable	382,656	—		382,656
Changes in assets and liabilities:
Net assets and liabilities of discontinued operations
Accounts receivable	—	(583,886)		(583,886)
Prepaid expenses	(88,885)	(19,404)		(108,289)
Inventories	2,453	(88,407)		(85,954)
Bank Overdraft	—	(23,503)		(23,503)
Taxes Receivable	—			—
Other Receivable	—			—
Accounts payable	594,075	174,994		769,069
Accrued wages payable /Payroll Liabilities	12,404	—		12,404
Accrued liabilities	—	(16,696)		(16,696)
Accrued Taxes	—	209,355		209,355
Customer deposits	—	(45,000)		(45,000)
Deferred rent	—	19,557		19,557
Net cash (used in) operating activities	(2,882,502)	651,888	—	(2,230,614)

Cash flows from investing activities:
Purchase of fixed assets	(796,075)	(723,019)		(1,519,094)
Proceeds from disposal of property and equipment	—	55,900		55,900
Purchase of certificate of deposit	(2,014,767)	—		(2,014,767)
Other assets	—	57,814		57,814
Net cash (used in) investing activities	(2,810,842)	(609,305)	—	(3,420,147)

Cash flows from financing activities:
Proceeds from notes payable	1,425,000	—		1,425,000
Repayment of notes payable	(1,425,000)	—		(1,425,000)
Issuance of common stock	10,735,434	—		10,735,434
Net advances from line of credit	—	26,683
Net proceeds from long term debt	—	36,314
Advances from Stockholders	—	48,284
Net cash provided by financing activities	10,735,434	111,281	—	10,846,715

Net increase (decrease) in cash	5,042,090	153,864	—	5,195,954

Effect of exchange rate changes on cash and cash equivalents	—		—	—

Cash and cash equivalents - December 31, 2005	5,878	76,226	—	82,104

Cash and cash equivalents - December 31, 2006	$5,047,968	$230,090	$—	$5,278,058

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet

September 30, 2007

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	$212,041	$130,138		$342,179
Certificate of Deposit	1,565,678	—		1,565,678
Accounts Receivable	36,930	860,345		897,275
Prepaid expenses & other assets	658,828	78,706		737,534
Inventory	193,350	188,821		382,171
Total current assets	2,666,827	1,258,011	—	3,924,838

Fixed assets
Gross Block	1,455,408	764,993		2,220,401
Accumulated Depreciation	(166,069)			(166,069)
Total Net Fixed Assets	1,289,339	764,993	—	2,054,332

Other assets	—	149,888		149,888

Total Assets	$3,956,166	$2,172,892	$—	$6,129,058

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$527,463	$482,606	$	$1,010,069
Line of credit	—	—		—
Income taxes payable	—	261,812		261,812
Due to stockholders	—	10,168		10,168
Current maturities of long-term debt	—	—		—
Contingent liability - potential registration rights penalty	1,069,497	—		1,069,497
Accrued Liabilities	27,533	39,753		67,286
Total current liabilities	1,624,493	794,339	—	2,418,832

Long Term Debt, less current maturities	287,500	29,586		317,086
Deferred Rent	—			—
Total Liabilities	1,911,993	823,925		2,735,918

Stockholders’ equity
Common Stock	108,975	10,510		119,485
Additional paid-in capital	23,806,925	—		23,806,925
Unamortized stock issued for services	(444,983)			(444,983)
Retained Earnings	(21,426,744)	1,338,457		(20,088,287)
Accumulated Foreign Currency Translation Adjustment	—			—
Total Stockholders’ Equity	2,044,173	1,348,967	—	3,393,140

Total Liabilities and Stockholders’ Equity	$3,956,166	$2,172,892	$—	$6,129,058

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Operations

for the nine months ended September 30, 2007

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Revenue	$270,701	$2,963,181	$	$3,233,882
Cost of Goods Sold	193,683	1,777,527		1,971,210
Gross Profit	77,018	1,185,653	—	1,262,671

Expenses:
Depreciation	144,982	250,205		395,187
Operating expenses		319,143		319,143
General and administrative expenses	2,358,827	578,773		2,937,600
Licenses and Permits	1,739	—		1,739
Settlement expense	1,800,000			1,800,000
Impairment expense	429,402			429,402
Research and development	1,160,191	—		1,160,191
Total expenses	5,895,141	1,148,122	—	7,043,263

Operating profit / (loss)	(5,818,123)	37,532	—	(5,780,591)

Other income:
Interest income	51,824	2,189		54,013
Gain on disposal of equipment	—
Tax Rebate	—
Other Income	—	10,300		10,300
Total other income	51,824	12,490	—	64,314

Other expenses:
Interest expense	12,501	2,561		15,062
Accrued expense - potential registration rights penalty	1,069,497			1,069,497
Total other (expenses)	1,081,998	2,561	—	1,084,559

Profit / (Loss) from operations before income taxes	(6,848,297)	47,460	—	(6,800,837)

Provision for income taxes	—	24,000	—	24,000

Net (loss)	(6,848,297)	23,460	—	(6,824,837)

Foreign Currency Adjustment	—	—	—	—

Comprehensive Income (Loss)	$(6,848,297)	$23,460	$—	$(6,824,837)

Weighted average number of common shares outstanding	108,376,419	10,510	—	108,386,929

Net (loss) per share	$(0.06)	$2.23	$—	(0.06)

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Cash Flows

for the nine months ended September 30, 2007

	Ecotality	The Clarity Group, Inc. and affilliate	Pro Forma Adjustments	Pro Forma Combined
Cash flows from operating activities:
Net (loss)	$(6,848,298)	$23,460	$—	$(6,824,838)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for executive compensation	75,000			75,000
Shares issued for services	105,417			105,417
Shares issued for settlement	1,200,000			1,200,000
Shares accrued for registration penalty	1,069,497			1,069,497
Amortization and depreciation	144,982	250,205		395,187
Changes in assets and liabilities:
Net assets and liabilities of discontinued operations
Accounts receivable	(13,087)	194,500		181,413
Prepaid expenses	(569,943)	(58,694)		(628,637)
Inventories	(13,575)	(67,745)		(81,320)
Accounts payable	248,388	80,740		329,128
Accrued wages payable /Payroll Liabilities	15,229			15,229
Accrued liabilities		(348,081)		(348,081)
Accrued Taxes		24,000		24,000
Net cash (used in) operating activities	(4,586,390)	98,384	—	(4,488,006)

Cash flows from investing activities:
Purchase of fixed assets	(647,908)	(108,204)		(756,112)
Investment in subsidiaries	(745,000)			(745,000)
Other assets / Impairment/Sales of assets	406,782	19,154		425,936
Net cash (used in) investing activities	(986,126)	(89,050)	—	(1,075,176)

Cash flows from financing activities:
Proceeds from notes payable	287,500			287,500
Payments on line of credit		(96,503)		(96,503)
Payments on long-term debt		(6,772)		(6,772)
Payments made to Stockholders		(10,000)		(10,000)
Net cash provided by financing activities	287,500	(113,275)	—	174,225

Net increase (decrease) in cash	(5,285,016)	(103,942)	—	(5,388,958)

Cash and cash equivalents - December 31, 2006	7,062,735	234,080	—	7,296,815

Cash and cash equivalents - September 30, 2007	$1,777,719	$130,138	$—	$1,907,857

To the Board of Directors and Stockholders

Innergy Power Corporation

San Diego, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Innergy Power Corporation and subsidiary (Innergy) as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.  Innergy’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audits of the financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Innergy Power Corporation and subsidiary as of December 31, 2006 and 2005, and the results of its consolidated operations, statement of stockholder’s equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weaver & Martin, LLC
Kansas City, Missouri
December 21, 2007

Innergy Power Corporation

Consolidated Balance Sheet

	December 31	December 31
	2005	2006
Assets

Current assets:
Cash	$176,730	$187,283
Accounts Receivable, net of allowance for doubtful accounts of $38,484 and $9,019 in 2005 and 2006, respectively
	417,732	499,072
Prepaid expenses	27,221	52,549
Inventory	480,638	567,442
Total current assets	1,102,321	1,306,346

Property, plant, and equipment:
Fixed assets	2,427,426	2,445,741
Accumulated Depreciation	(2,372,655)	(2,405,057)
	54,771	40,684

	$1,157,092	$1,347,029

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$146,346	$76,174
Payroll liabilities	93,644	106,717
Notes Payable - current portion	316,730	129,683
Total current liabilities	556,720	312,574

Long-Term Liabilities
Notes Payable	—	127,371
Total Long-Term Liabilities	—	127,371

Stockholders’ equity
Series C preferred stock, $.01 par value, 21,400,000 shares authorized, 1,887,619 shares issued and outstanding	17,873	17,873
Series B preferred stock, $.01 par value, 8,100,000 shares authorized, 785,197 shares issued and outstanding	7,852	7,852
Series A preferred stock, $.01 par value, 7,500,000 shares authorized, 661,715 shares issued and outstanding	6,616	6,616
Common Stock, $.01 par value, 46,400,000 shares authorized, 395,878 shares issued and outstanding	3,959	3,959
Treasury Stock, 11,993 of Series A preferred stock	(119)	(119)
Additional paid in capital	15,732,355	15,732,355
Retained earnings	(15,168,164)	(14,861,452)
Total Stockholders’ Equity	600,372	907,084

Total Liabilities and Stockholders’ Equity	$1,157,092	$1,347,029

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation

Consolidated Statement of Operations

For the Years Ended December 31, 2005 and 2006

	2005	2006

Revenue	$3,348,563	$3,274,163
Cost of Goods Sold	1,441,905	1,409,869
Gross Profit	1,906,658	1,864,294

Expenses:
Depreciation	105,051	32,114
General and administrative expenses	1,700,731	1,612,548
Total expenses	1,805,782	1,644,662

Operating Profit	100,876	219,631

Other income:
Miscellaneous income	171,403	112,637
Total other income	171,403	112,637

Other expenses:
Interest expense	42,469	25,556
Total other expenses	42,469	25,556

Income from operations before income taxes	229,810	306,712

Provision for income taxes	—	—

Net income	$229,810	$306,712

Weighted average number of common shares outstanding	395,878	395,878

Earnings per share	$0.58	$0.77

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation

Consolidated Statement of Stockholders’ Equity

For the Years Ended December 31, 2005 and 2006

	Preferred Stock
	Series A		Series B		Series C		Common Stock		Treasury	Additional	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Paid in Capital	Earnings	Total

Balances at January 1, 2005	661,715	$6,616	785,197	$7,852	1,729,069	$17,291	395,878	$3,959	$(119)	$15,616,537	$(15,397,974)	$254,162

Issuance of preferred stock for accrued compensation	—	—	—	—	158,550	582	—	—	—	115,818	—	116,400

Net income for year ended December 31, 2005	—	—	—	—	—	—	—	—	—	—	229,810	229,810

Balances at December 31, 2005	661,715	$6,616	785,197	$7,852	1,887,619	$17,873	395,878	$3,959	$(119)	$15,732,355	$(15,168,164)	$600,372

Net income for year ended December 31, 2006	—	—	—	—	—	—	—	—	—	—	306,712	306,712

Balances at December 31, 2006	661,715	$6,616	785,197	$7,852	1,887,619	$17,873	395,878	$3,959	$(119)	$15,732,355	$(14,861,452)	$907,084

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation

Consolidated Statement of Cash Flows

For the Years Ended December 31, 2005 and 2006

	2005	2006

Cash flows from operating activities:
Net income	$229,810	$306,712
Adjustments to reconcile net income to net cash used in operating activities:
Loss on disposal of fixed asset	65,304	—
Amortization and depreciation	105,051	32,114
Changes in assets and liabilities:
Accounts receivable	(93,232)	(81,340)
Prepaid expenses	(23,620)	(25,329)
Inventory	(201,338)	(86,804)
Deposits	14,100	—
Accounts payable	17,546	(70,171)
Payroll liabilities	(12,156)	13,073
Accrued expenses	(273,800)	—

Net cash provided by (used in) operating activities	(172,336)	88,255

Cash flows from investing activities:
Purchase of fixed assets	(51,105)	(18,025)

Net cash (used in) investing activities	(51,105)	(18,025)

Cash flows from financing activities:
Proceeds from notes payable	28,130	257,054
Payments on notes payable	(139,600)	(316,730)
Preferred stock issue	541	—

Net cash (used in) financing activities	(110,929)	(59,676)

Net increase (decrease) in cash	(334,370)	10,553

Cash at beginning of period	511,100	176,730

Cash at end of period	$176,730	$187,283

Supplemental disclosures:
Interest paid	$42,469	$25,556
Income taxes paid	$10,435	$4,633

The accompanying notes are an integral part of these financial statements.

Innergy Power Corporation and Subsidiaries, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2006 and 2005

Note 1 - Basis of Presentation

Innergy Power Corporation (the Company) was incorporated in 1989 to design, manufacture and sell rechargeable sealed lead-acid cells and batteries for portable applications. Substantially all production of the Company’s products is performed in Mexico by the subsidiary, which is 99% owned by the Company.

The accompanying consolidated financial statements include the accounts of Innergy Power Corporation and its foreign subsidiary Portable Energy de Mexico SA DE CV. The Company’s beneficial ownership in Portable Energy de Mexico is 100%, as the Company’s largest stockholder owns the remaining 1% interest. All inter-company accounts and transactions have been eliminated in the consolidated financial statements.

All of the Company’s sales are denominated in U. S. dollars and the U.S. dollar is the functional currency for all foreign operations and the foreign subsidiary. Foreign exchange gains and losses, which result from the process of re-measuring foreign currency financial statements into U.S. dollars, are included in the statements of income and comprehensive income.

Note 2 - Accounting policies and procedures

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Credit Risk - Financial instruments which potentially expose the Company to a concentration of credit risk principally consist of cash and accounts receivable. The Company’s cash is maintained with three well-established and reputable financial institutions. The Company generally does not require cash collateral or other security from its customers to support customer receivables.

Revenue Recognition - The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured.  The Company recognizes revenues on product sales, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provide information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Management periodically reviews all product returns and evaluates the need for establishing either a reserve for product returns or a product warranty liability. As of December 31, 2006 and 2005, management has concluded that neither a reserve for product returns nor a warranty liability is required.

Cash and cash equivalents - For the purpose of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2006 and 2005.

Advertising costs - The Company expenses all costs of advertising as incurred.  Advertising costs included in general and administrative expenses for the years ended December 31, 2006 and 2005 were $19,973 and $11,835.

Accounts Receivable - Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable, however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. The Company determines the allowance based on historical write-off experience, current market trends and, for larger accounts, the ability to pay outstanding balances. The Company continually reviews its allowance for doubtful accounts. Past due balances over 90 days and higher risk amounts are reviewed individually for collectibility. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Inventories - Inventories are stated at the lower of standard cost (which approximates first-in, first- out) or market.

Property and Equipment - Property and equipment are stated at historical cost net of accumulated depreciation and amortization. Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided using the straight-line method over estimated useful lives of three to ten years.

Impairment of long-lived assets - The Company has adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition.

Management regularly reviews property, equipment and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Loss per share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Research and development costs - Research and development costs are charged to expense when incurred.

Income taxes - The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses - The significant components of general and administrative expenses consists of payroll, meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, utilities, and travel expenses.

Dividends - The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Year end - The Company has adopted December 31 as its fiscal year end.

Note 3 - Inventory

Inventory consisted of the following as of December 31, 2006 and 2005:

	2006	2005
Raw materials	382,177	394,186
Work-in-process	76,253	58,234
Finished goods	157,013	76,218
	615,442	528,638
Less allowance for obsolescence	48,000	48,000
	567,442	480,638

Note 4 - Fixed Assets

Property and equipment consists of the following as of December 31, 2006 and 2005:

	2006	2005
Equipment	2,389,4204	2,371,105
Furniture and fixtures	14,171	14,171
Leasehold Improvements	42,150	42,150
	2,445,741	2,427,426
Less accumulated depreciation	2,405,057	2,372,655
	40,683	54,771

Depreciation expense for the years ended December 31, 2006 and 2005 was $32,114 and $105,051, respectively.

Note 5 - Debt and interest expense

As of December 31, 2005, the Company had loans outstanding in the amount of $316,730.  These loans bear interest at the rate of 8% and were due in April of 2006.  The loans were paid in full during 2006.

During 2006, the Company obtained an agreement with their bank for a $50,000 line of credit and a $200,000 term loan.  The line of credit bears a rate of prime plus ..5%.  The term loan was for a term of 3 years and bears interest of prime plus .5%.  As of December 31, 2006, the Company owed $257,054; $129,682 of which was due within the next year and $127,371 was due in 2008 or thereafter.

Interest expense recorded for the years ended December 31, 2006 and 2005 was $25,556 and $42,469, respectively.

Note 6 - Shareholder’s equity

As of December 31, 2006, there were 661,715 shares of Series A preferred stock outstanding.

As of December 31, 2006, there were 785,197 shares of Series B preferred stock outstanding.

As of December 31, 2006, there were 1,887,619 shares of Series C preferred stock outstanding.

As of December 31, 2006, there were 395,878 shares of common stock outstanding.

There were no preferred or common stock issuances during the year ended December 31, 2006.

During the year ended December 31, 2005, there were 158,550 shares of Series C preferred stock issued for $116,400 of compensation accrued as of December 31, 2004.  No expense is recorded for these shares in the years ended December 31, 2005 or 2006.  There were no other issuances of preferred or common sotck during the year ended December 31, 2005.

As of December 31, 2006, the Company holds 11,993 shares of Series A preferred stock in treasury.

The rights, preferences and privileges of the preferred stockholders as of December 31, 2006 are described below:

Dividends - The holders of outstanding Series A, B, and C convertible preferred stock are entitled to receive in any fiscal year, when and as declared by the Board of Directors, distributions at the rate per annum of $1.00, $0.625 and $0.20 per share, respectively. The preferred stock is non-cumulative. If dividends are paid on common stock, an additional dividend of equal amount, on an as-converted basis, is payable to the holders of preferred stock.

Liquidation Preference - The holders of Series C preferred stock are entitled to receive, prior to any distribution to the holders of any other shares of capital stock of the Company, an amount per share equal to the sum of $4.00 for each outstanding share of Series C preferred stock, plus any declared but unpaid dividends less any dividends paid on such share. To the extent available after distribution to Series C preferred stockholders, the holders of Series A preferred stock are, thereafter, entitled to receive an amount per share equal to the sum of $10.00 for each outstanding share of Series A preferred stock, plus any declared but unpaid dividends less any dividends paid on such share. The holders of Series B preferred stock are entitled to receive an amount per share of $6.25, which will increase at the rate of 8% per annum, not compounded, plus any declared but unpaid dividends on such share. If distributions in liquidation are not adequate to satisfy the full preferences of Series A and B preferred stockholders, Series A and B stockholders each will share distributions pro-rata with the other.

Conversion, Participation and Registration - The preferred stock is convertible, at the option of the holders at any time, into common stock on a one-for-one basis, subject to certain anti-dilution adjustments. Conversion is automatic upon the closing of a firm commitment underwritten public offering having an aggregate offering price of not less than $10,000,000 and $3.00 per share, or where at least 75% of Series A and 50% of Series B and C preferred stockholders, respectively, agree in writing to such a conversion. The preferred stockholders have certain registration rights, the right to participate in future issuances of the Company’s stock, and certain anti-dilution preferences. The Company has reserved 37,000,000 shares of common stock in the event of conversion.

Voting Rights - The holder of each share of the preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.

Note 7 - Options and warrants

Preferred Stock Warrants - From 2000 to 2004, the Company issued a total of 335,075 warrants to purchase Series C preferred stock at an exercise price of $2.00 per share. 1,875 of these warrants expired during 2005 and 83,000 expired during 2006 leaving 250,200 warrants with an exercise price of $2.00 outstanding as of December 31, 2006.  These warrants are exercisable at any time.  The warrants expire at the following times; 83,000 in August of 2007, 28,200 in August of 2008, 28,200 in December of 2008, and 110,800 in March of 2014.

Common Stock Warrants - In 2002, the Company issued 40,000 warrants to purchase common stock, at an exercise price of $0.60 per share. The warrants are exercisable at any time and expire in August of 2007. The Company has a total of 40,000 warrants to purchase common stock outstanding at December 31, 2006.

Note 8 - Lease commitments

The Company leases its production facility in Tijuana, B.C., Mexico under a month-to-month lease which requires monthly rent of approximately $5,200.

Total rental expense was approximately $123,000 and $127,000 for the years ended December 31, 2006 and 2005, respectively.

In June 2005, the Company executed a lease for its San Diego facility that expires in July 2008 and requires rental payments of approximately $4,400 per month.

Future lease commitments under these two leases is approximately $51,200 for 2007 and $25,600 for 2008.

Note 9 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS #109), “Accounting for Income Taxes,” which requires use of the liability method.

SFAS #109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.  Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

In years ending prior to December 31, 2004, the Company incurred net operating losses of approximately $19,083,000 and, accordingly, no provision for income taxes has been recorded for the years ended December 31, 2005 and 2006.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any net operating loss carryforward.  At December 31, 2006, the Company had approximately $18,550,000 of accumulated federal net operating losses. The net operating loss carryforwards, if not utilized, will expire through in 2022.

The components of the Company’s deferred tax asset are as follows:

	December 31
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$6,307,000	$6,411,000
Total deferred tax assets	6,307,000	6,411,000

Net deferred tax assets before valuation allowance	6,307,000	6,411,000
Less: Valuation allowance	(6,307,000)	(6,411,000)
Net deferred tax assets	$-0-	$-0-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2006 and 2005.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Year Ended December 31
	2006	2005
Federal and state statutory rate	$(104,000)	$(78,000)
Change in valuation allowance on deferred tax assets	104,000	78,000
	$-0-	$-0-

ECOTALITY, INC. AND SUBS.

UNAUDITED PRO FORMA FINANCIAL

INFORMATION

•    For the year ended December 31, 2005

•    For the year ended December 31, 2006

•    For nine months ended September 30, 2007

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Balance Sheet

for the year ended December 31, 2005

	Ecotality	Innergy Power Corp.	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	5,878	176,730		182,608
Accounts Receivable		417,732		417,732
Prepaid expenses		27,220		27,220
Inventory	2,453	480,638		483,091
Total current assets	8,331	1,102,321	—	1,110,652

Fixed assets
Gross Block	2,825	2,427,426		2,430,251
Accumulated Depreciation	(921)	(2,372,655)		(2,373,576
Total Net Fixed Assets	1,904	54,771	—	56,676

Total Assets	10,235	1,157,092	—	1,167,327

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	—	146,346		146,346
Payroll liabilities	—	93,644		93,644
Note Payable -current portion	—	316,730		316,730
Total current liabilities	—	556,720	—	556,720

Total Liabilities	—	556,720	—	556,720

Stockholders’ equity
Preferred Stock		32,341		32,341
Common Stock	64,059	3,959		68,018
Treasury Stock		(119)		(119)
Additional paid-in capital	26,853	15,732,355		15,759,208
Retained Earnings	(80,677)	(15,168,164)		(15,248,841)
Total Stockholders’ Equity	10,235	600,372		610,607

Total Liabilities and Stockholders’ Equity	10,235	1,157,092	—	1,167,327

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2005

	Ecotality	Innergy Power Corp.	Pro Forma Adjustments	Pro Forma Combined

Revenue	851	3,348,563		3,349,414
Cost of Goods Sold	506	1,441,905		1,442,411
Gross Profit	345	1,906,658	—	1,907,003

Expenses:
Depreciation	788	105,051		105,839
General and administrative expenses	14,941	1,700,731		1,715,672
Total expenses	15,729	1,805,782	—	1,821,511

Operating Profit / (loss)	(15,383)	100,876	—	85,492

Other income:
Interest income	—	171,403		171,403
Total other income	—	171,403	—	171,403

Other expenses:
Interest expense	—	(42,469)		(42,469)
Total other expenses	—	(42,469)	—	(42,469)

Loss from operations before income taxes	(15,383)	229,810	—	214,427

Provision for income taxes	—	—	—	—

(Loss) from continuing operations	(15,383)	229,810	—	214,427

Net (loss)	(15,383)	229,810	—	214,427

Weighted average number of common shares outstanding - basic and fully diluted	64,058,974	395,878		64,454,852

Net (loss) per share - basic and fully diluted Continuing operations	(0)	0.58		0

The accompanying notes are an integral part of these financial statements.

ECOtality Inc and Subs.

PROFORMA CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 31st DECEMBER, 2005

(UNAUDITED)

	Ecotality	Innergy Power Corpn.	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Profit (loss)	(15,383)	229,810	214,427
Adjustments to reconcile net (loss) to net cash used in operating activities:
Loss on disposal of Fixed Asset		65,304	65,304
Amortization and depreciation	788	105,051	105,839
Changes in assets and liabilities:
Net assets and liabilities of discontinued operations
Accounts receivable	—	(93,232)	(93,232)
Prepaid expenses		(23,620)	(23,620)
Inventories	(2,454)	(201,338)	(203,792)
Deposits	—	14,100	14,100
Accounts payable		17,546	17,546
Accrued wages payable /Payroll Liabilities		(12,156)	(12,156)
Accrued expenses	—	(273,800)	(273,800)

Net cash (used in) operating activities	(17,049)	(172,336)	(189,385)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(836)	(51,105)	(51,941)

Net cash (used in) investing activities	(836)	(51,105)	(51,941)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable		28,130	28,130
Payments on notes payable		(139,600)	(139,600)
Preferred Stock issue		541	541

Net cash provided by financing activities	—	(110,929)	(110,929)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(17,885)	(334,370)	(352,255)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	23,763	511,100	534,863

CASH AND CASH EQUIVALENTS - AND OF PERIOD	$5,878	$176,730	$182,608

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Balance Sheet

for the year ended December 31, 2006

	Ecotality	Innergy Power Corp.	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	5,047,968	187,283		5,235,251
Certificate of Deposit	2,014,767			2,014,767
Accounts Receivable		499,072		499,072
Prepaid expenses	88,885	52,549		141,434
Inventory		567,442		567,442
Total current assets	7,151,620	1,306,346	—	8,457,966

Fixed assets
Gross Block	798,900	2,445,741	—	3,244,641
Accumulated Depreciation	(21,087)	(2,405,057)		(2,426,144)
Total Net Fixed Assets	777,813	40,684		818,497

Total Assets	7,929,433	1,347,029	—	9,276,462

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	594,075	76,175		670,250
Payroll liabilities	12,404	106,717		119,121
Notes Payable - current portion		129,683		129,683
Total current liabilities	606,479	312,574	—	919,053

Long Term Liabilities
Notes Payable	—	127,371		127,371
Total Long Term Liabilities	0	127,371	—	127,371

Total Liabilities	606,479	439,946	—	1,046,425

Stockholders’ equity
Preferred Stock	0	32,341		32,341
Common Stock	113,000	3,959		116,959
Treasury Stock	0	(119)		(119)
Additional paid-in capital	21,788,399	15,732,355		37,520,754
Retained Earnings	(14,578,445)	(14,861,452)		(29,439,897)
Total Stockholders’ Equity	7,322,954	907,084	—	8,230,038

Total Liabilities and Stockholders’ Equity	$7,929,433	$1,347,029	—	$9,276,462

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2006

	Ecotality	Innergy Power Corpn.	Pro Forma Adjustments	Pro Forma Combined

Revenue		3,274,163		3,274,163
Cost of Goods Sold		1,409,869		1,409,869
Gross Profit	—	1,864,294	—	1,864,294

Expenses:
Depreciation	20,166	32,114		52,280
General and administrative expenses	4,725,035	1,612,548		6,337,583
Licenses and Permits	8,222,572			8,222,572
Research and development	1,088,104			1,088,104
Total expenses	14,055,877	1,644,662	—	15,700,539

Operating profit / (loss)	(14,055,877)	219,631	—	(13,836,246)

Other income:
Interest income	14,905	112,637		127,542
Total other income	14,905	112,637	—	127,542

Other expenses:
Interest expense	456,796	25,556		482,352
Total other expenses	456,796	25,556	—	482,352

Profit / (Loss) from operations before income taxes	(14,497,768)	306,712	—	(14,191,056)

Provision for income taxes	—	—	—	—

(Loss) from continuing operations	(14,497,768)	306,712	—	(14,191,056)

Net (loss)	(14,497,768)	306,712	—	(14,191,056)

Weighted average number of common shares outstanding - basic and fully diluted	82,866,709	395,878		83,262,587

Net (loss) per share - basic and fully diluted Continuing operations	(0.18)	0.77		(0.17)

The accompanying notes are an integral part of these financial statements.

ECOtality Inc and Subs.

PROFORMA CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 31st DECEMBER, 2006

(UNAUDITED)

	Ecotality	Innergy Power Corpn.	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	(14,497,768)	306,712	(14,191,056)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for executive compensation	2,475,006		2,475,006
Shares issued for licenses	8,217,391		8,217,391
Amortization and depreciation	20,166	32,114	52,280
Warrants issued with notes payable	382,656		382,656
Changes in assets and liabilities:
Net assets and liabilities of discontinued operations
Accounts receivable	—	(81,340)	(81,340)
Prepaid expenses	(88,885)	(25,329)	(114,214)
Inventories	2,453	(86,804)	(84,351)
Accounts payable	594,075	(70,171)	523,904
Accrued wages payable /Payroll Liabilities	12,404	13,073	25,477

Net cash (used in) operating activities	(2,882,502)	88,255	(2,794,247)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(796,075)	(18,025)	(814,100)
Purchase of certificate of deposit	(2,014,767)		(2,014,767)

Net cash (used in) investing activities	(2,810,842)	(18,025)	(2,828,867)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	1,425,000	257,054	1,682,054
Repayment of notes payable	(1,425,000)	—	(1,425,000)
Payments on notes payable	—	(316,730)	(316,730)
Common stock issue	10,735,434	—	10,735,434

Net cash provided by financing activities	10,735,434	(59,676)	10,675,758

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,042,090	10,553	5,052,643

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	5,878	176,730	182,608

CASH AND CASH EQUIVALENTS - AND OF PERIOD	$5,047,968	$187,283	$5,235,251

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Balance Sheet

for the period ended September 30, 2007

	Ecotality	Innergy Power Corp.	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	212,041	199,603		411,644
Certificate of Deposit	1,565,678	—		1,565,678
Accounts Receivable	36,930	82,498		119,428
Prepaid expenses	658,828	30,832		689,660
Inventory	193,350	362,292		555,642
Total current assets	2,666,827	675,225	0	3,342,052

Fixed assets
Gross Block:	1,455,408	2,450,965		3,906,373
Accumulated Depreciation	(166,069)	(2,432,026)		(2,598,095)
Net Total Fixed Assets	1,289,339	18,939		1,308,278

Total Assets	3,956,166	694,164	0	4,650,330

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	527,463	39,886		567,348
Payroll liabilities	27,533	87,073		114,606
Contingent Liability-Potential Registration Rights Penalty	1,069,497			1,069,497
Total current liabilities	1,624,493	126,959	0	1,751,451

Long Term Liabilities
Note Payable	287,500			287,500
Total Long Term Liabilities	287,500	0	0	287,500

Total Liabilities	1,911,993	126,959	0	2,038,952

Stockholders’ equity
Preferred Stock	—	32,341	0	32,341
Common Stock	108,975	3,958		112,933
Unamortized stock issued for services	(444,983)	—		(444,983)
Treasury stock	—	(119)		(119)
Additional paid-in capital	23,806,925	15,732,356		39,539,281
Retained earnings / (loss)	(21,426,744)	(15,201,331)		(36,628,075)
Total Stockholders’ Equity	2,044,173	567,205	0	2,611,378

Total Liabilities and Stockholders’ Equity	$3,956,166	$694,164	$—	$4,650,330

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Statement of Operations

for the nine months ended September 30, 2007

	Ecotality	Innergy Power Corp.	Pro Forma Adjustments	Pro Forma Combined

Revenue	270,701	2,050,066		2,320,767
Cost of Goods Sold	193,683	1,186,265		1,379,948
Gross Profit	77,018	863,801	—	940,819

Expenses:
Depreciation	144,982	28,065		173,047
General and administrative expenses	2,358,827	1,139,942		3,498,769
Licenses and Permits	1,739			1,739
Research and development	1,160,191			1,160,191
Impairment Expense	429,402			429,402
Settlement Expense	1,800,000			1,800,000
Total expenses	5,895,141	1,168,008	—	7,063,149

Operating loss	(5,818,123)	(304,207)

Other income:
Interest income	51,824	3,933		55,757
Total other income	51,824	3,933	—	55,757

Other expenses:
Interest expense	12,501	39,605		52,106

Accrued expense-potential registration rights penalty	1,069,497	1,069,497
Total other expenses	1,081,999	39,605	—	1,121,604

Loss from operations before income taxes	(6,848,298)	(339,879)		(7,188,177)

Provision for income taxes	—	—	—	—

(Loss) from continuing operations	(6,848,298)	(339,879)	—	(7,188,177)

Net (loss)	(6,848,298)	(339,879)	—	(7,188,177)

Weighted average number of common shares outstanding - basic and fully diluted	108,376,419	398,878		108,775,297

Net (loss) per share - basic and fully diluted Continuing operations	$(0.06)	(0.85)		(0.07)

The accompanying notes are an integral part of these financial statements.

ECOtality Inc and Subs.

PROFORMA CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED 30th SEPTEMBER, 2007

(UNAUDITED)

	Ecotality	Innergy Power Corpn.	Sept. 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	(6,848,298)	(339,879)	(7,188,177)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Stock compensation	75,000		75,000
Shares issued for services	105,417		105,417
Shares issued for settlement	1,200,000		1,200,000
Shares accrued for registration penalty	1,069,497		1,069,497
Amortization and depreciation	144,982	28,065	173,047
Changes in assets and liabilities:
Accounts receivable	(13,087)	416,574	403,487
Prepaid expenses	(569,943)	21,717	(548,227)
Inventories	(13,575)	205,150	191,575
Accounts payable	248,388	(36,289)	212,099
Accrued wages payable /Payroll Liabilities	15,229	(19,644)	(4,415)
Certificate of Deposit	449,089		449,089
Net cash (used in) operating activities	(4,137,301)	275,695	(3,861,606)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(647,908)	(6,322)	(654,230)
Impairment/Sale of assets	406,782		406,782
Investment in Subsidiaries	(745,000)		(745,000)

Net cash (used in) investing activities	(986,126)	(6,322)	(992,448)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from mortgage payable	287,500		287,500
Repayment of notes payable	—	(257,054)	(257,054)

Net cash provided by financing activities	287,500	(257,054)	30,446

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,835,927)	12,319	(4,823,608)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	5,047,968	187,283	5,235,251

CASH AND CASH EQUIVALENTS - AND OF PERIOD	$212,041	$199,603	$411,644

The accompanying notes are an integral part of these financial statements.

Notes to Pro Forma Financial Statements

ECOtality and Subs

On October 1, 2007 the company closed an agreement to purchase certain assets of Innergy Power Corporation and its wholly owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. (collectively the “Sellers”). The Registrant had signed an agreement on September, 18, 2007 to purchase the certain assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. (collectively the “Sellers”).  Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.  The purchase price for the assets was 3,000,000 shares of the Registrant’s common stock (the “Shares”).  The Registrant guaranteed to the Sellers that the Shares would be worth $3,000,000 during the 30 day period commencing 11 months from the closing date or the Registrant would be required to either issue additional shares such that the total shares are worth $3,000,000 at that time or pay the seller $3,000,000 in cash.  The Shares were issued to the seller and are subject to piggy- back registration rights and a lock up agreement.

1.1    Acquired Assets and liabilities .  The acquired Assets included all of Seller’s cash and cash equivalents in excess of $125,000, Accounts Receivable, tangible property, equipment, inventories, tenant improvements (regardless of whether they are accounted for as an asset on the books of Seller, or of a landlord or other third party), vendor and customer lists, goodwill, software, intellectual property, prepaid expenses and deposits, Assigned Contracts, Assigned Personal Property Leases, books and records, web sites and domain names, e-mail addresses, telephone and facsimile numbers, and all licenses and permits to the extent transferable to Buyer. The assumed liabilities up on closing included, trade accounts payable and some payroll liabilities. The company assumed no other liabilities.

1.2           Employees .  The company offered employment to each employee of Seller who is principally employed in Seller’s Business. All transferred employees from the seller are employees at will, and are subject to the Registrant’s employment policies. Except for the Assumed Liabilities, the seller retained all liabilities with respect to any and all Seller Employees who are not Transferring Employees.

1.3   Pro-forma Financials : The pro-forma financials included in this filing, have been prepared from the financial statements finalized for the years 2005, 2006 and the nine months period ended 30 th September, 2007 for both Ecotality and Innergy Power Corporation. The Pro Forma combined dollars are mere additions across the two individual Income Statements, Balance Sheets and Cash flows, without any adjustments.

To the Board of Directors

Edison Minit-Charger

Irvine, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Edison Minit-Charger and Subsidiary as of December 31, 2006 and the related consolidated statements of operations, equity, and cash flows for the year then ended.  Edison Minit-Charger’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audit of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Edison Minit-Charger and Subsidiary as of December 31, 2006 and the results of its consolidated operations, equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Weaver & Martin, LLC

Kansas City, Missouri

December 27, 2007

Edison Minit-Charger

Consolidated Balance Sheet

December 31, 2006

Assets:
Current assets:
Cash	$497,775
Accounts Receivables, net of allowance for doubtful accounts of $3,946	956,424
Taxes receivable	35,530
Inventory, net of allowance for obsolete inventory of $100,000	1,736,850
Prepaid & other assets	68,896
3,295,475

Property, plant, and equipment:
Fixed Assets	667,077
Accumulated Depreciation	(405,910)
261,167

Total Assets	$3,556,642

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$543,060
Accrued liabilities	493,780
1,036,840

Equity:
Contributed capital	5,913,769
Retained earnings	(3,353,258)
Accumulated foreign currency transalation adjustment	(40,709)
2,519,802
Total liabilities & equity	$3,556,642

The accompanying notes are an integral part of these financial statements.

Edison Minit-Charger

Consolidated Statement of Operations

For the Year ended December 31, 2006

Revenue:
Equipment sales	$2,704,705
Part sales	403,641
Other revenue	90,771
Total revenues	3,199,117

Cost of goods sold:
Equipment sales	1,312,531
Part sales	292,563
Other costs of goods	250,624
Total Cost of Goods Sold	1,855,717

Gross profit	1,343,400

Expenses :
Depreciation	106,167
General & Administrative expenses	3,440,860
Total Expenses	3,547,027

Operating (loss)	(2,203,627)

Other income (expenses):
Interest income	111,882
Other income	19,451
131,333

(Loss) before taxes	(2,072,294)

Provision for income tax	—

Net (loss)	(2,072,294)

Foreign currency adjustment	(57,099)

Net comprehensive (loss)	$(2,129,394)

The accompanying notes are an integral part of these financial statements.

Edison Minit-Charger

Consolidated Statement of Equity

For the Year Ended December 31, 2006

			Accumulated
			Foreign Currency
	Contributed	Retained	Translation
	Capital	Earnings	Adjustment	Total
Balances at December 31, 2005	$3,134,168	$(1,280,964)	$16,390	$1,869,594

Capital contributed	2,779,601	—	—	2,779,601

Foreign currency translation adjustment	—	—	(57,099)	(57,099)

Net loss for year ended December 31, 2006	—	(2,072,294)	—	(2,072,294)

Balances at December 31, 2006	$5,913,769	$(3,353,258)	$(40,709)	$2,519,802

The accompanying notes are an integral part of these financial statements.

Edison Minitcharger

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2006

Cash flows from operating activities:
Net (loss)	$(2,072,295)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Amortization and depreciation	106,167
Changes in assets and liabilities:
Accounts receivable	188,169
Prepaid expenses	(43,934)
Inventories	(881,399)
Taxes Receivable	23,920
Other Receivable	1,014
Accounts payable	86,090
Accrued liabilities	(300,572)
Accrued Taxes	58,512
Net cash (used in) operating activities	(2,834,328)

Cash flows from investing activities:
Purchase of fixed assets	(160,106)
Net cash (used in) investing activities	(160,106)

Cash flows from financing activities:
Contributed Capital	2,779,601
Net cash provided by financing activities	2,779,601

Net increase (decrease) in cash and cash equivalents	(214,833)

Effect of exchange rate changes on cash and cash equivalents	(57,099)

Cash and cash equivalents - December 31, 2005	769,707

Cash and cash equivalents - December 31, 2006	$497,775

Supplemental disclosures:
Interest paid	$—
Taxes paid	$—

The accompanying notes are an integral part of these financial statements.

Edison Minit-Charger and Subsidiary

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2006

Note 1 — Basis of Presentation

Edison Minit-Charger and Subsidiary consists of certain assets of Edison Source, a division of Edison International, directly related to the Minit-Charger product line and 100% of Edison Source Norvik, its Canadian subsidiary, which manufactures and sells the “Minit-Charger ®” brand of fast battery re-chargers for forklifts.  Edison Minit-Charger (the “Company”) was started in 1998 to design, manufacture and sell fast battery re-chargers for forklifts.  Substantially all production of the Company’s products is preformed in Canada by its subsidiary.  Since inception in 1998, Minit-Charger products have been sold in the United States and Canada.

The accompanying consolidated financial statements include the accounts of Edison Source directly related to the Minit-Charger product line and 100% of Edison Source Norvik, its Canadian subsidiary. All inter-company accounts and transactions have been eliminated in the consolidated financial statements.

The U.S. dollar is the reporting currency for all domestic operations, foreign operations, and the foreign subsidiary. Foreign exchange gains and losses, which result from the process of re-measuring foreign currency financial statements into U.S. dollars, are included in the statements of income and comprehensive income.

Note 2 — Accounting policies and procedures

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Credit Risk — Financial instruments which potentially expose the Company to a concentration of credit risk principally consist of cash and accounts receivable. The Company’s cash is maintained with two well-established and reputable financial institutions. The Company generally does not require cash collateral or other security from its customers to support customer receivables.

Revenue Recognition — The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured.  The Company recognizes revenues on product sales, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provide information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Management periodically reviews all product returns and evaluates the need for establishing either a reserve for product returns or a product warranty liability. As of December 31, 2006, management has concluded that a reserve for product returns is not required.  Management has concluded that a warranty reserve liability is required as of December 31, 2006.

Warranty reserve — Based on sales, historical failure rates, and average repair costs on previous warranty repairs, management accrues a warranty reserve liability when revenue from product sales are recorded.  All repair expenses on warranty repairs are offset against the warranty reserve liability.  As of December 31, 2006, the warranty reserve liability is $180,767 and is included in accrued liabilities on these financial statements.

Cash and cash equivalents — For the purpose of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2006.

Advertising costs — The Company expenses all costs of advertising as incurred.  Advertising costs included in general and administrative expenses for the years ended December 31, 2006 was $52,763.

Accounts Receivable — Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable, however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future. The Company determines the allowance based on historical write-off experience, current market trends and, for larger accounts, the ability to pay outstanding balances. The Company continually reviews its allowance for doubtful accounts. Past due balances over 90 days and higher risk amounts are reviewed individually for collectibility. Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.  As of December 31, 2006, the allowance for doubtful accounts is $3,946.

Inventories — Inventories are stated at the lower of standard cost (which approximates first-in, first- out) or market.  A reserve for obsolete inventory is recorded and evaluated by management periodically.  As of December 31, 2006, the reserve for obsolete inventory is $100,000.

Property and Equipment — Property and equipment are stated at historical cost net of accumulated depreciation and amortization. Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided using the straight-line method over estimated useful lives of three to ten years.

Impairment of long-lived assets — The Company has adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes SFAS No. 121,

“Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition.

Management regularly reviews property, equipment and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

Research and development costs — Research and development costs are charged to expense when incurred.

Income taxes — The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.  As of December 31, 2006, a valuation allowance reduces all such deferred tax assets to $0.  There are no deferred tax liabilities as of December 31, 2006.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses — The significant components of general and administrative expenses consists of payroll, meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, utilities, sales commissions, and travel expenses.

Dividends — The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Year end — The Company has adopted December 31 as its fiscal year end.

Note 3 — Inventory

Inventory consisted of the following as of December 31, 2006:

Raw materials	1,782,560
Work-in-process	54,290
1,836,850

Less allowance for obsolescence	100,000
1,736,850

Note 4 — Fixed Assets

Property and equipment consists of the following as of December 31, 2006:

Equipment	581,909
Furniture and fixtures	23,689
Leasehold Improvements	61,479
667,077

Less: accumulated depreciation	405,910
261,167

Depreciation expense for the year ended December 31, 2006 was $106,167.

Note 5 — Debt and interest expense

During the year ended December 31, 2006, the Company did not have any outstanding debt balances and therefore no interest expense was accrued or paid.

Note 6 — Equity

During the year ended December 31, 2006, the Company was provided $2,779,601 by Edison International for funding of general operations.  This amount is recorded as a contribution of capital.  Total capital contributed as of December 31, 2006 was $5,913,769.

Foreign exchange gains and losses, which result from the process of re-measuring foreign currency financial statements into U.S. dollars, are included in the statements of income and comprehensive income as of and for the year ended December 31, 2006.  The foreign currency adjustment for the year ended December 31, 2006 was a $57,099 expense and the accumulated foreign currency translation adjustment as of December 31, 2006 was ($40,709).

There are no outstanding stock issuances, options, or warrants as of December 31, 2006.

Note 7 — Lease commitments

The Company leases two facilities in Mississauga, Ontario, Canada for its main office and its manufacturing facility. Both leases expire on May 31, 2008 and require total monthly rent of approximately $13,000.  The minimum future obligation under these two leases is $156,320 for the year ended December 31, 2007 and $65,921 for the year ended December 31, 2008 for a total of $222,241.

Total rental expense was approximately $225,580 for the year ended December 31, 2006.  Rental expense for the year ended December 31, 2006 includes the monthly rent and associated taxes, common area maintenance, and insurance.

Note 8 — Subsequent events

On December 6, 2007, the Minit-Charger product line along with certain assets and liabilities of the Company were sold to Ecotality, Inc, through it wholly owned subsidiary, Electric Transportation Engineering Corporation.

ECOTALITY, INC. AND SUBS.

UNAUDITED PRO FORMA FINANCIAL

INFORMATION

•           For the year ended December 31, 2006

•           For nine months ended September 30, 2007

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet

December 31, 2006

	Ecotality	Edison Minit- Charger	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	$5,047,968	$497,775	$	$5,545,743
Certificate of Deposit	2,014,767	—		2,014,767
Accounts Receivable	—	956,424		956,424
Taxes Receivable	—	35,530		35,530
Prepaid expenses & other assets	88,885	68,896		157,781
Inventory	—	1,736,850		1,736,850
Total current assets	7,151,620	3,295,475	—	10,447,095

Fixed assets
Gross Block	798,900	667,077		1,465,977
Accumulated Depreciation	(21,087)	(405,910)		(426,997)
Total Net Fixed Assets	777,813	261,167	—	1,038,980

Total Assets	$7,929,433	$3,556,642	$—	$11,486,075

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$594,075	$543,060	$	$1,137,135
Accrued Liabilities	12,404	493,780		506,184
Total current liabilities	606,479	1,036,840	—	1,643,319

Stockholders’ equity
Common Stock	113,000	—		113,000
Additional paid-in capital	21,788,399	5,913,769		27,702,168
Retained Earnings	(14,578,445)	(3,353,258)		(17,931,703)
Accumulated Foreign Currency Translation Adjustment	—	(40,709)		(40,709)
Total Stockholders’ Equity	7,322,954	2,519,802	—	9,842,756

Total Liabilities and Stockholders’ Equity	$7,929,433	$3,556,642	$—	$11,486,075

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Operations

for the year ended December 31, 2006

	Ecotality	Edison Minit- Charger	Pro Forma Adjustments	Pro Forma Combined

Revenue	$—	$3,199,117	$	$3,199,117
Cost of Goods Sold	—	1,855,717		1,855,717
Gross Profit	—	1,343,400	—	1,343,400

Expenses:
Depreciation	20,166	106,167		126,333
General and administrative expenses	4,725,035	3,440,860		8,165,895
Licenses and Permits	8,222,572	—		8,222,572
Research and development	1,088,104	—		1,088,104
Total expenses	14,055,877	3,547,027	—	17,602,904

Operating profit / (loss)	(14,055,877)	(2,203,627)	—	(16,259,504)

Other income:
Interest income	14,905	111,882		126,787
Other Income	—	19,451		19,451
Total other income	14,905	131,333	—	146,238

Other expenses:
Interest expense	456,796	—		456,796
Total other (expenses)	456,796	—	—	456,796

Profit / (Loss) from operations before income taxes	(14,497,768)	(2,072,294)	—	(16,570,062)

Provision for income taxes	—	—	—	—

Net (loss)	(14,497,768)	(2,072,294)	—	(16,570,062)

Foreign Currency Adjustment	—	(57,099)	—	(57,099)

Comprehensive (Loss)	$(14,497,768)	$(2,129,394)	$—	$(16,627,162)

Weighted average number of common shares outstanding	82,866,709	*	—	82,866,709

Net (loss) per share	$(0.18)	$ *	$—	$(0.20)

*  Edison Minit-Charger had no outstanding stock at December 31, 2006

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Statement of Cash Flows

for the year ended December 31, 2006

	Ecotality	Edison Minit- Charger	Pro Forma Adjustments	Pro Forma Combined
Cash flows from operating activities:
Net (loss)	$(14,497,768)	$(2,072,294)	$—	$(16,570,062)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for executive compensation	2,475,006	—		2,475,006
Shares issued for licenses	8,217,391	—		8,217,391
Amortization and depreciation	20,166	106,167		126,333
Warrants issued with notes payable	382,656	—		382,656
Changes in assets and liabilities:
Net assets and liabilities of discontinued operations
Accounts receivable	—	188,169		188,169
Prepaid expenses	(88,885)	(43,934)		(132,819)
Inventories	2,453	(881,399)		(878,946)
Taxes Receivable	—	23,920		23,920
Other Receivable	—	1,014		1,014
Accounts payable	594,075	86,089		680,164
Accrued wages payable /Payroll Liabilities	12,404	—		12,404
Accrued liabilities	—	(300,572)		(300,572)
Accrued Taxes	—	58,512		58,512
Net cash (used in) operating activities	(2,882,502)	(2,834,328)	—	(5,716,830)

Cash flows from investing activities:
Purchase of fixed assets	(796,075)	(160,106)		(956,181)
Purchase of certificate of deposit	(2,014,767)	—		(2,014,767)
Net cash (used in) investing activities	(2,810,842)	(160,106)	—	(2,970,948)

Cash flows from financing activities:
Proceeds from notes payable	1,425,000	—		1,425,000
Repayment of notes payable	(1,425,000)	—		(1,425,000)
Issuance of common stock	10,735,434	—		10,735,434
Contributed capital	—	2,779,601		2,779,601
Net cash provided by financing activities	10,735,434	2,779,601	—	13,515,035

Net increase (decrease) in cash	5,042,090	(214,833)	—	4,827,257

Effect of exchange rate changes on cash and cash equivalents	—	(57,099)	—	(57,099)

Cash and cash equivalents - December 31, 2005	5,878	769,707	—	775,585

Cash and cash equivalents - December 31, 2006	$5,047,968	$497,775	$—	$5,545,743

The accompanying notes are an integral part of these financial statements

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2007

	Ecotality	Edison Minit- Charger	Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	$212,041	$159,315	$	$371,356
Certificate of Deposit	1,565,678	—		1,565,678
Accounts Receivable	36,930	872,332		909,262
Taxes Receivable	—	23,831		23,831
Prepaid expenses & other assets	658,828	56,774		715,602
Inventory	193,350	1,451,410		1,644,760
Total current assets	2,666,827	2,563,662	—	5,230,489

Fixed assets
Gross Block	1,455,408	751,452		2,206,860
Accumulated Depreciation	(166,069)	(511,732)		(677,801)
Total Net Fixed Assets	1,289,339	239,720	—	1,529,059

Total Assets	$3,956,166	$2,803,382	$—	$6,759,548

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$527,463	$447,230	$	$974,693
Accrued Liabilities	27,533	703,915		731,448
Contingent liability - potential registration rights penalty	1,069,497	—		1,069,497
Total current liabilities	1,624,493	1,151,145	—	2,775,638

Long term liabilities:
Note payable	287,500	—		287,500
Total long term liabilites	287,500	—	—	287,500

Stockholders’ equity
Common Stock	108,975	—		108,975
Additional paid-in capital	23,806,925	6,182,947		29,989,872
Unamortized stock issued for services	(444,983)	—		(444,983)
Retained Earnings	(21,426,744)	(4,692,684)		(26,119,428)
Accumulated Foreign Currency Translation Adjustment	—	161,974		161,974
Total Stockholders’ Equity	2,044,173	1,652,237	—	3,696,410

Total Liabilities and Stockholders’ Equity	$3,956,166	$2,803,382	$—	$6,759,548

The accompanying notes are an integral part of these financial statements

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Statement of Operations

for the nine months ended September 30, 2007

		Edison Minit-	Pro Forma	Pro Forma
	Ecotality	Charger	Adjustments	Combined
Revenue	$270,701	$3,998,146	$	$4,268,847
Cost of Goods Sold	193,683	2,530,391		2,724,074
Gross Profit	77,018	1,467,755	—	1,544,773

Expenses:
Depreciation	144,982	59,120		204,102
General and administrative expenses	2,358,827	2,783,459		5,142,286
Licenses and Permits	1,739	—		1,739
Research and development	1,160,191	—		1,160,191
Impairment expense	429,402	—		429,402
Settlement expense	1,800,000	—		1,800,000
Total expenses	5,895,141	2,842,579	—	8,737,720

Operating profit / (loss)	(5,818,123)	(1,374,824)	—	(7,192,947)

Other income:
Interest income	51,824	49,833		101,657
Other Income	—	(751)		(751)
Total other income	51,824	49,082	—	100,906

Other expenses:
Interest expense	12,501	—		12,501
Loss on disposal of assets		13,684		13,684
Accrued expense - potential registration rights penalty	1,069,497	—		1,069,497
Total other (expenses)	1,081,998	13,684	—	1,081,998

Profit / (Loss) from operations before income taxes	(6,848,298)	(1,339,426)	—	(8,187,724)

Provision for income taxes	—	—	—	—

Net (loss)	(6,848,298)	(1,339,426)	—	(8,187,724)

Foreign Currency Adjustment	—	202,683	—	202,683

Comprehensive (Loss)	$(6,848,298)	$(1,136,743)	$—	$(7,985,041)

Weighted average number of common shares outstanding	108,376,419	*	—	108,376,419

Net (loss) per share	$(0.06)	$ *	$—	$(0.07)

* Edison Minit-Charger had no outstanding stock at September 30, 2007

The accompanying notes are an integral part of these financial statements.

Ecotality, Inc. and Subs

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Statement of Cash Flows

for the nine months ended September 30, 2007

		Edison Minit-	Pro Forma	Pro Forma
	Ecotality	Charger	Adjustments	Combined
Cash flows from operating activities:
Net (loss)	$(6,848,298)	$(1,339,426)	$—	$(8,187,724)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Shares issued for compensation	75,000	—		75,000
Shares issued for services	105,417	—		105,417
Shares issued for settlement	1,200,000	—		1,200,000
Shares accrued for registration penalty	1,069,497	—		1,069,497
Amortization and depreciation	144,982	59,120		204,102
Loss on disposal of assets	—	13,684		13,684
Changes in assets and liabilities:
Net assets and liabilities of discontinued operations
Accounts receivable	(13,087)	84,092		71,005
Prepaid expenses	(569,943)	12,122		(557,821)
Inventories	(13,575)	285,440		271,865
Taxes Receivable	—	11,699		11,699
Other Receivable	—	—		—
Accounts payable	248,388	(95,830)		152,558
Accrued wages payable /Payroll Liabilities	15,229	210,135		225,364
Net cash (used in) operating activities	(4,586,390)	(758,964)	—	(5,345,354)

Cash flows from investing activities:
Purchase of fixed assets	(647,908)	(51,357)		(699,265)
Impairment/Sale of assets	406,782	—		406,782
Investment in subsidiaries	(745,000)	—		(745,000)
Net cash (used in) investing activities	(986,126)	(51,357)	—	(1,037,483)

Cash flows from financing activities:
Proceeds from notes payable	287,500	—		287,500
Contributed capital	—	269,178		269,178
Net cash provided by financing activities	287,500	269,178	—	556,678

Net increase (decrease) in cash	(5,285,016)	(541,143)	—	(5,826,159)

Effect of exchange rate changes on cash and cash equivalents	—	202,683	—	202,683

Cash and cash equivalents - December 31, 2006	7,062,735	497,775	—	7,560,510

Cash and cash equivalents - September 30, 2007	$1,777,719	$159,315	$—	$1,937,034

Notes to Pro Forma Financial Statements

ECOtality and Subs

On December 6th, 2007 the company closed an agreement to purchase certain assets of Edison’s Minit Charger business from Edison Source, a division of Edison International and its wholly owned subsidiary, Edison Source Norvik of Mississauga, Canada.

1.1    Acquired Assets and liabilities .  The acquired Assets included all of Seller’s current assets excluding Cash and Cash equivalents. They included Accounts Receivable, tangible property, equipment, inventories, tenant improvements (regardless of whether they are accounted for as an asset on the books of Seller, or of a landlord or other third party), vendor and customer lists, goodwill, software, intellectual property, prepaid expenses and deposits, Assigned Contracts, Assigned Personal Property Leases, books and records, Minitcharger domain name, names, e-mail addresses, telephone and facsimile numbers, and all licenses and permits to the extent transferable to Buyer. The assumed liabilities up on closing included, trade accounts payable and some accrued liabilities. The company assumed no other liabilities.

1.2    Employees ..  The company offered employment to each employee of Seller who is principally employed in Seller’s Business. All transferred employees from the seller are employees at will, and are subject to the Registrant’s employment policies. Except for the Assumed Liabilities, the seller retained all liabilities with respect to any and all Seller Employees who are not Transferring Employees.

1.3    Pro-forma Financials : The pro-forma financials included in this filing, have been prepared from the financial statements finalized for the year 2006 and the nine months period ended 30th September, 2007 for both Ecotality and Edison’s Minitcharger business. The Pro Forma combined dollars are mere additions across the two individual Income Statements, Balance Sheets and Cash flows, without any adjustments.